UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.        )

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Avis Budget Group, Inc.

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April 4, 2007

Dear Fellow Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of Avis Budget Group, Inc. (the “Company”), which will be held at the Hilton Garden Inn Virginia Beach Town Center, 252 Town Center Drive, Virginia Beach, Virginia 23462 on Monday, May 21, 2007 at 1:00 p.m., Eastern Time.

With a long-time corporate presence in Virginia Beach, we are holding the Annual Meeting there to enable us to involve our numerous colleagues and associates from our Virginia Beach operations in this important corporate event and to recognize their contribution to our success.

This booklet includes the Notice of Annual Meeting and the Proxy Statement. The Proxy Statement describes the business to be conducted at the Annual Meeting and provides other information concerning the Company of which you should be aware when you vote your shares.

Admission to the Annual Meeting will be by ticket only. If you are a registered stockholder planning to attend the meeting, please check the appropriate box on the proxy card and retain the bottom portion of the card as your admission ticket. If your shares are held through an intermediary, such as a bank or broker, please follow the instructions under the Additional Information section of the Proxy Statement to obtain a ticket.

If you are unable to attend the Annual Meeting in person, you may listen to the proceedings through the Internet. To listen to the live webcast, please log on at www.avisbudgetgroup.com and select “Webcasts and Presentations” in the “Investor Relations” section of the website. The webcast will begin at 1:00 p.m, Eastern Time on the Annual Meeting date, and will remain on the Company’s website for one year. The webcast will permit stockholders to listen to the Annual Meeting but will not provide for the ability to vote.

Whether or not you attend the Annual Meeting, it is important that your shares be represented and voted at the meeting. As a stockholder of record, you can vote your shares by telephone, electronically via the Internet or by marking your votes on the enclosed proxy card. If you vote on the enclosed proxy card, you must sign, date and mail the proxy card in the enclosed envelope. If you decide to attend the Annual Meeting and vote in person, you may then withdraw your proxy.

On behalf of the Board of Directors and the employees of Avis Budget Group, Inc., I would like to express my appreciation for your continued interest in the affairs of the Company.

Sincerely,

Ronald L. Nelson

Chairman of the Board and

Chief Executive Officer

NOTICE OF 2007 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON

May 21, 2007

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Avis Budget Group, Inc. (the “Company”) will be held on May 21, 2007 at 1:00 p.m., Eastern Time, at the Hilton Garden Inn Virginia Beach Town Center, 252 Town Center Drive, Virginia Beach, Virginia 23462 (the “Meeting”), to consider and vote upon the following matters:

1. election of eight directors for a one-year term expiring in 2008 or until their successors are duly elected and qualified;

2. ratification of the appointment of Deloitte & Touche LLP as the auditors of the Company’s financial statements for fiscal year 2007;

3. consideration and approval of the Avis Budget Group, Inc. 2007 Equity and Incentive Plan; and

4. transaction of such other business as may properly come before the Meeting or any adjournment or postponement thereof.

The Board of Directors has fixed the close of business on April 3, 2007 as the record date for the Meeting. Only stockholders of record at that time are entitled to notice of, and to vote at, the Meeting and any adjournment or postponement thereof. A list of stockholders entitled to vote at the Meeting will be available for examination by any stockholder, for any purpose germane to the Meeting, at the Meeting and for ten days prior to the Meeting during ordinary business hours at Six Sylvan Way, Parsippany, New Jersey, 07054, the Company’s principal place of business.

By Order of the Board of Directors

JEAN M. SERA

Secretary

Dated: April 4, 2007

AVIS BUDGET GROUP, INC.

6 Sylvan Way

Parsippany, New Jersey 07054

PROXY STATEMENT

Annual Meeting of Stockholders to

be held on Monday, May 21, 2007

CENDANT SEPARATION

On August 23, 2006, Cendant Corporation, as we were formerly known, completed the separation (the “Cendant Separation”) into four separate companies, one for each of its former Real Estate Services businesses (Realogy Corporation), its former Hospitality Services (including Timeshare Resorts) businesses (Wyndham Worldwide Corporation), its former Travel Distribution Services businesses (Travelport) and its Vehicle Rental businesses (Cendant, now Avis Budget Group). The separation was effected through the pro rata distributions of all of the shares of common stock of Realogy Corporation and Wyndham Worldwide Corporation and the sale of Travelport. Following completion of the Cendant Separation, Cendant changed its name to Avis Budget Group, Inc. and our common stock began to trade on the New York Stock Exchange under the symbol “CAR.” With the completion of the Cendant Separation, Avis Budget Group’s operations consist of two of the most recognized brands in the global vehicle rental industry.

ABOUT THE ANNUAL MEETING

Who is soliciting my vote?

The Board of Directors of the Company is soliciting your vote at the 2007 Annual Meeting of Stockholders, and any adjournment or postponement thereof (the “Meeting”), to be held on the date, at the time and place, and for the purposes set forth in the foregoing notice. This Proxy Statement, the accompanying notice and the enclosed proxy card are first being mailed to stockholders on or about April 12, 2007.

What will I be voting on?

•	Election of Directors (see page 43);

•	Ratification of Deloitte & Touche LLP as the Company’s auditors for 2007 (see pages 44–45); and

•	Approval of the Avis Budget Group, Inc. 2007 Equity and Incentive Plan (see pages 46–49).

How many votes do I have?

You will have one vote for every share of the Company’s common stock, par value $0.01 per share (the “Common Stock”), you owned as of the close of business on April 3, 2007 (the “Record Date”).

How many votes can be cast by all stockholders?

101,917,949, consisting of one vote for each of the Company’s shares of Common Stock that were outstanding on the Record Date. There is no cumulative voting, and the holders of the Common Stock vote together as a single class.

How many votes must be present to hold the Meeting?

One-third of the outstanding shares of Common Stock entitled to vote at the Meeting, or 33,972,650 votes, must be present, in person or by proxy, to constitute a quorum at the Meeting. Stockholders of record who are present at the Meeting, in person or by proxy, and who abstain from voting, including brokers holding customers’ shares of record who do not vote on particular proposals because the brokers do not have discretion to vote and have not received instructions from their customers as to how to vote, will be included in the number of stockholders present at the Meeting for purposes of determining whether a quorum is present for the transaction of business at the Meeting.

How many votes are required to elect directors and adopt the other proposals?

•

Directors are elected by the affirmative vote of a plurality of the shares of Common Stock present at the Meeting, in person or by proxy, and entitled to vote in the election of Directors. Under applicable Delaware law, in determining whether such nominees have received the requisite number of affirmative votes, abstentions and broker non-votes will have no effect on the outcome of the vote.

•

Approval of the proposal relating to the ratification of the appointment of auditors of the Company’s financial statements requires the affirmative vote of a majority of the shares of Common Stock present, in person or by proxy, and entitled to vote on the proposal. Under the rules of the New York Stock Exchange, brokers who hold shares in street name will have discretion, on behalf of their clients that hold shares as of the record date, to vote on the proposal relating to the ratification of the appointment of auditors when the brokers do not receive instructions from beneficial owners. Under applicable Delaware law, in determining whether such proposal has received the requisite number of affirmative votes, abstentions will be counted and will have the same effect as a vote against such proposal and broker non-votes (if any) will have no effect on the vote on this proposal.

•

Approval of the proposal relating to the Avis Budget Group, Inc. 2007 Equity and Incentive Plan requires the affirmative vote of a majority of the shares of Common Stock present, in person or by proxy, and entitled to vote on the proposal; provided, that the total vote cast on this proposal represents a majority in interest of all securities entitled to vote on this proposal. Under the rules of the New York Stock Exchange, brokers who hold shares in street name will not have discretion to vote on the proposal to approve the Avis Budget Group, Inc. 2007 Equity and Incentive Plan when the brokers do not receive instructions from beneficial owners. Under applicable Delaware law, in determining whether such proposal has received the requisite number of affirmative votes, abstentions will be counted and will have the same effect as a vote against such proposal and broker non-votes (if any) will have no effect on the vote on this proposal.

A “broker non-vote” occurs when a broker does not have discretion to vote on a particular proposal (i.e., the proposal is not considered “routine”) and the broker has not received instructions from the beneficial owner of the shares as to how to vote on such proposal. Generally, brokers have discretion to vote on proposals relating to what are deemed to be “routine” matters, which include the ratification of auditors, and do not have discretion to vote on proposals relating to what are deemed to be “non-routine” matters, which include the proposal to approve the Avis Budget Group, Inc. 2007 Equity and Incentive Plan. A broker non-vote with respect to a particular proposal will not be considered as present and entitled to vote with respect to that proposal.

How do I vote?

You can vote by valid proxy received by telephone, via the Internet or by mail. If voting by mail, you must:

•	indicate your instructions on the proxy;

•	date and sign the proxy;

•	mail the proxy promptly in the enclosed envelope; and

•	allow sufficient time for the proxy to be received before the date of the Meeting.

Alternatively, in lieu of returning signed proxy cards, the Company’s stockholders of record can vote their shares by telephone or via the Internet. If you are a registered stockholder (that is, if you hold your stock in certificate form), you may vote by telephone or electronically through the Internet by following the instructions included with your proxy card. If your shares are held in “street name” such as in a stock brokerage account or by a bank or other nominee, please check your proxy card or contact your broker or nominee to determine whether you will be able to vote by telephone or electronically through the Internet. The deadline for voting by telephone or electronically through the Internet is 11:59 p.m., Eastern Time, on the day prior to the date of the Meeting.

Can I change my vote?

Yes. A proxy may be revoked at any time prior to the voting at the Meeting by submitting a later dated proxy (including a proxy by telephone or electronically through the Internet), by giving timely written notice of such revocation to the Secretary of the Company or by attending the Meeting and voting in person. However, if you hold shares in “street name,” you may not vote these shares in person at the Meeting unless you bring with you a legal proxy from the stockholder of record.

What if I do not vote for some of the matters listed on my proxy card?

Shares of Common Stock represented by proxies received by the Company (whether through the return of the enclosed proxy card, by telephone or through the Internet), where the stockholder has specified his or her choice with respect to the proposals described in this Proxy Statement (including the election of Directors), will be voted in accordance with the specification(s) so made.

If your proxy is properly executed but does not contain voting instructions, or if you vote by telephone or via the Internet without indicating how you want to vote, your shares will be voted:

•	“FOR” the election of all eight nominees for the Board of Directors;

•	“FOR” the ratification of the appointment of Deloitte & Touche LLP as auditors of the Company’s financial statements for the year ending December 31, 2007; and

•	“FOR” the approval of the Avis Budget Group, Inc. 2007 Equity and Incentive Plan.

How do participants in savings plans vote?

For participants in the Avis Budget Group Employee Savings Plan, the Avis Voluntary Investment Savings Plan, the Avis Voluntary Investment Savings Plan for Bargaining Hourly Employees, the AB Car Rental Services, Inc. Retirement Savings Plan and the AB Car Rental Services, Inc. Retirement Savings Plan for Collectively Bargained Employees (collectively, the “Savings Plans”), with shares of Common Stock credited to their accounts, voting instructions for the trustees of the Savings Plans are also being solicited through this Proxy Statement. In accordance with the provisions of the Savings Plans, the respective trustees will vote shares of Common Stock in accordance with instructions received from the participants to whose accounts such shares are credited. To the extent such instructions are not received prior to noon, Eastern Time, on May 17, 2007, the trustees of the Savings Plans will vote the shares with respect to which it has not received instructions proportionately in accordance with the shares for which it has received instructions. Instructions given with respect to shares in accounts of the Savings Plans may be changed or revoked only in writing, and no such instructions may be revoked after noon, Eastern Time, on May 17, 2007. Participants in the Savings Plans are not entitled to vote in person at the Meeting. If a participant in any of the Savings Plans has shares of Common Stock credited to his or her account and also owns other shares of Common Stock, he or she should receive separate proxy cards for shares credited to his or her account in the Savings Plans and any other shares that he or she owns. All such proxy cards should be completed, signed and returned to the transfer agent to register voting instructions for all shares owned by him or her or held for his or her benefit in the Savings Plans.

Could other matters be decided at the Meeting?

The Board of Directors does not intend to bring any matter before the Meeting other than those set forth above, and the Board is not aware of any matters that anyone else proposes to present for action at the Meeting.

However, if any other matters properly come before the Meeting, the persons named in the enclosed proxy, or their duly constituted substitutes acting at the Meeting, will be authorized to vote or otherwise act thereon in accordance with their judgment on such matters.

Do I need a ticket to attend the Meeting?

Yes. Attendance at the Meeting will be limited to stockholders as of the Record Date, their authorized representatives and guests of the Company. Admission will be by ticket only. For registered stockholders, the bottom portion of the proxy card enclosed with this Proxy Statement is the Meeting ticket. Beneficial owners with shares held through an intermediary, such as a bank or broker, should request tickets in writing from the Secretary at Avis Budget Group, Inc., 6 Sylvan Way, Parsippany, New Jersey 07054, and include proof of ownership, such as a bank or brokerage firm account statement or letter from the broker, trustee, bank or nominee holding their stock, confirming beneficial ownership. Stockholders who do not obtain tickets in advance may obtain them on the Meeting date at the registration desk upon verifying his or her stock ownership as of the Record Date. In accordance with the Company’s security procedures, all persons attending the Meeting must present picture identification along with their admission ticket or proof of beneficial ownership in order to gain admission. Admission to the Meeting will be expedited if tickets are obtained in advance. Tickets may be issued to others at the discretion of the Company.

How can I access the Company’s proxy materials and annual report electronically?

A copy of the Annual Report on Form 10-K filed by the Company with the Securities and Exchange Commission (“SEC”) for its latest fiscal year is available without charge to stockholders at the Company’s website at www.avisbudgetgroup.com or upon written request to Avis Budget Group, Inc., 6 Sylvan Way, Parsippany, New Jersey 07054, Attention: Investor Relations. You can elect to receive future annual reports and proxy statements electronically by marking the appropriate box on your proxy card or by following the instructions provided if you vote via the Internet or by telephone.

NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED IN THIS PROXY STATEMENT, AND, IF GIVEN OR MADE, SUCH INFORMATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED AND THE DELIVERY OF THIS PROXY STATEMENT SHALL, UNDER NO CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE OF THIS PROXY STATEMENT.

BOARD OF DIRECTORS

General

The Board of Directors presently consists of eight members. Directors serve for a term of one year expiring at the 2008 annual meeting of stockholders or until their successors are duly elected and qualified. The name and age of each present Director and his or her position with the Company are set forth below.

Name of Present Directors	Age	Present Position
Ronald L. Nelson	54	Chairman of the Board, Chief Executive Officer and Director
Mary C. Choksi	56	Director
Leonard S. Coleman	58	Presiding Director; Chairman of the Corporate Governance Committee
Martin L. Edelman	65	Director
Lynn Krominga	56	Director
Sheli Z. Rosenberg	65	Director; Chairman of the Compensation Committee
F. Robert Salerno	55	President, Chief Operating Officer and Director
Stender E. Sweeney	68	Director; Chairman of the Audit Committee

Biographical Information for Nominees

Mr. Nelson has been Chairman and Chief Executive Officer of the Company since August 2006 and Director since April 2003. Mr. Nelson was Chief Financial Officer from May 2003 until August 2006 and President from October 2004 to August 2006. Mr. Nelson was also Chairman and Chief Executive Officer of the Company’s Vehicle Rental business from January 2006 to August 2006. From December 2005 to April 2006, Mr. Nelson was Interim Chief Executive Officer of the Company’s Travel Distribution Division. From April 2003 to May 2003, Mr. Nelson was Senior Executive Vice President, Finance. From November 1994 until March 2003, Mr. Nelson was Co-Chief Operating Officer of DreamWorks SKG. Prior thereto, he was Executive Vice President, Chief Financial Officer and a Director at Paramount Communications, Inc., formerly Gulf & Western Industries, Inc.

Ms. Choksi has been a Director since March 2007. Ms. Choksi has been Managing Director of Strategic Investment Partners, Inc. and Emerging Markets Investors Corporation (investment management firms) since 1987.

Mr. Coleman has been a Director since December 1997, Presiding Director at executive sessions of the Board since February 2003 and Chairman of the Governance Committee since August 2006. Mr. Coleman was a Director of HFS Incorporated (“HFS”) from April 1997 until December 1997. From 1999 to December 2005, Mr. Coleman was a Senior Advisor to Major League Baseball. Mr. Coleman was President of The National League of Professional Baseball Clubs from 1994 to 1999, having previously served since 1992 as Executive Director, Market Development of Major League Baseball. Mr. Coleman is a Director of the following corporations which file reports pursuant to the Securities Exchange Act of 1934 (the “Exchange Act”): Omnicom Group Inc., H.J. Heinz Company, Churchill Downs Inc. and Electronic Arts Inc.

Mr. Edelman has been a Director since December 1997 and was a Director of HFS from November 1993 until December 1997. Mr. Edelman has been Of Counsel to Paul, Hastings, Janofsky & Walker, LLP, a New York City law firm, since June 2000. Mr. Edelman was a partner with Battle Fowler, which merged with Paul, Hastings, Janofsky & Walker, from 1972 through 1993 and was Of Counsel to Battle Fowler from 1994 until June 2000. Mr. Edelman also serves as a Director of the following corporations that file reports pursuant to the Exchange Act: Capital Trust, Ashford Hospitality Trust, Inc. and Realogy Corporation. See “Certain Relationships and Related Transactions.”

Ms. Krominga has been a Director since October 2006. Ms. Krominga is an attorney and business executive. Most recently, since 1999, Ms. Krominga has been a Consultant to private equity and venture capital firms and to start-up and early stage technology companies. From 1981 to 1999, Ms. Krominga held various senior executive and legal offices at Revlon, including President, Licensing Division from 1992 until 1998. Prior to that, Ms. Krominga was an attorney at American Express and at Cleary, Gottlieb, Steen & Hamilton.

Ms. Rosenberg has been a Director since April 2000 and Chairman of the Compensation Committee since August 2006. From January 2000 to September 2003, Ms. Rosenberg served as Vice Chairwoman of Equity Group Investments, Inc., a privately held investment company. From October 1994 to December 1999, Ms. Rosenberg was President and Chief Executive Officer of Equity Group Investments, Inc. Ms. Rosenberg serves as a Director of the following companies which file reports pursuant to the Exchange Act: CVS Corporation, Equity Life Style Properties, Inc., Equity Residential Properties Trust and Ventas, Inc.

Mr. Salerno has been President, Chief Operating Officer and a Director of the Company since August 2006. Mr. Salerno has been Chief Executive Officer of Avis Budget Car Rental, LLC since April 2004. He was previously President and Chief Operating Officer of Cendant Car Rental Group, Inc. from November 2002 until April 2004 and was President and Chief Operating Officer of Avis from 1996 through November 2002. In 1995, he was named Executive Vice President of Operations and in July 1990, Senior Vice President and General Manager of Avis.

Mr. Sweeney has been a Director and Chairman of the Audit Committee since August 2006. Mr. Sweeney has been a financial advisor and equity investor in several privately held enterprises since 1998. In 1997, Mr. Sweeney served in a senior financial and operating capacity for a joint venture between DreamWorks SKG and Pacific Data Images. From 1995 to 1996, Mr. Sweeney was the Chief Executive Officer and a Director of Vehicle Information Network, a database management and marketing company. From 1994 to 1995, Mr. Sweeney was the Chief Financial Officer and Principal of The Onyx Group, a shopping center development and management company. From 1968 to 1994, Mr. Sweeney served in various positions at The Times Mirror Company, the last eight years as Vice President, Finance. Mr. Sweeney serves on the board of the Payden & Rygel Investment Group, which files reports pursuant to the Exchange Act.

Functions and Meetings of the Board of Directors

The Company’s corporate governance guidelines, director independence criteria, committee charters, codes of conduct and other documents setting forth the Company’s corporate governance practices can be accessed in the “Investor Relations—Corporate Governance” section of the Company’s website at www.avisbudgetgroup.com or by writing to the Company at Avis Budget Group, Inc., 6 Sylvan Way, Parsippany, New Jersey 07054, Attention: Investor Relations.

Director Independence

Each year, our Board of Directors reviews all commercial and charitable relationships of each director to evaluate such director’s independence pursuant to Rule 303A.2 of the New York Stock Exchange (“NYSE”) Listed Company Manual and our own director independence criteria, which can be accessed on our website at www.avisbudgetgroup.com and is attached hereto as Annex A. In conducting its review, the Board of Directors considers a number of factors, including the director’s and his or her immediate family members’ relationships with the Company and its subsidiaries, affiliates, executive officers and auditors; his or her relationships with foundations, universities and other non-profit organizations to which the Company has made a certain level of contributions during the past three years; and whether such director or his or her immediate family members have, during the past three years, been part of an “interlocking directorate” in which an executive officer of the Company served on the compensation (or equivalent) committee of another company that employs such director or his or her immediate family member as an executive officer.

After evaluating the factors described above, the Board of Directors has affirmatively determined that five of our current directors are independent under the corporate governance listing standards of the NYSE and our own director independence criteria. Our independent directors are currently Leonard S. Coleman, Mary C. Choksi, Lynn Krominga, Sheli Z. Rosenberg and Stender E. Sweeney. In addition, prior to the Cendant Separation, the following former directors of Cendant Corporation who served as directors during the last fiscal year were independent during their respective tenures, based upon the corporate governance listing standards of the NYSE and our own director independence criteria: Myra Biblowit, George Herrera, Louise MacBain, Cheryl Mills, Brian Mulroney, Robert Nederlander, Robert Pittman, Pauline Richards and Robert Smith. In connection with its determination that Ms. Choksi is independent, the Board of Directors considered the relationship between Strategic Investment Partners, where Ms. Choksi is a Managing Director, and the clients of such firm that provide services to the Company. In connection with its determination that Mr. Mulroney was independent, the Board of Directors considered the fact that Mr. Mulroney was a Senior Partner of Ogilvy Renault, a Montreal-based law firm, and that Ogilvy Renault represented the Company in certain matters in 2006. Amounts paid by the Company to Ogilvy Renault in 2006 were less than $120,000 and constituted less than 1% of Ogilvy Renault’s gross revenues for such year.

We also maintain a Corporate Governance Committee, a Compensation Committee and an Audit Committee, and all of the directors serving on such committees are independent, based upon the corporate governance listing standards of the NYSE and our own director independence criteria.

Presiding Director

In February 2003, the Board of Directors created a new position of Presiding Director. The Presiding Director’s primary responsibilities include presiding over periodic executive sessions of the non-management members of the Board of Directors, advising the Chairman of the Board and committee chairs with respect to meeting agenda and information needs, providing advice with respect to the selection of committee chairs and performing other duties that the Board may from time to time delegate to assist it in the fulfillment of its responsibilities. The non-management members of the Board of Directors have designated Mr. Coleman to serve in this position until the Company’s 2008 annual meeting of stockholders.

Communicating with the Board of Directors

Stockholders and other interested parties may send communications to the Company’s Board of Directors by writing to the Board, c/o the Secretary, at Avis Budget Group, Inc., 6 Sylvan Way, Parsippany, New Jersey 07054. In addition, all parties interested in communicating directly with the Presiding Director or with any other non-management director may do so by writing to Avis Budget Group, Inc. at the same address, Attention: Presiding Director, c/o the Secretary or via e-mail at presidingdirector@avisbudget.com. The Presiding Director will review and distribute all interested parties communications received to the intended recipients and/or distribute to the full Board, as appropriate.

Codes of Conduct

The Board has adopted a code of conduct that applies to all officers and employees, including the Company’s principal executive officer, principal financial officer and principal accounting officer. The Board has also adopted a code of business conduct and ethics for directors. Both codes of conduct are available in the “Investor Relations—Corporate Governance” section of the Company’s website at www.avisbudgetgroup.com, or by writing the Company at Avis Budget Group, Inc., 6 Sylvan Way, Parsippany, New Jersey 07054, Attention: Investor Relations. The purpose of these codes of conduct is to promote honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships; to promote full, fair, accurate, timely and understandable disclosure in periodic reports required to be filed by the Company; and to promote compliance with all applicable rules and regulations that apply to the Company and its officers and directors.

Board Meetings

The Board of Directors held seven meetings and acted by unanimous written consent on six occasions during 2006. In 2006, all incumbent directors attended at least 75% of the aggregate number of meetings of the Board and committees of the Board on which they served. All directors are required to attend each regularly scheduled Board meeting. Attendance at each annual meeting of the Company’s stockholders is strongly encouraged. The 2006 annual meeting of stockholders was attended by three of our six then-current directors.

Committees of the Board

Audit Committee

The Audit Committee is presently comprised of Mr. Sweeney (Chairman), and Mses. Krominga and Choksi (the “Audit Committee”). The Audit Committee oversees the accounting and financial reporting processes of the Company, as well as the audits of the financial statements of the Company. See “Report of Audit Committee” below. The Board has determined that all members of the Audit Committee are independent directors under the rules of the NYSE, the Company’s Director Independence Criteria and within the meaning of applicable SEC rules, and that each member of the Audit Committee has the ability to read and understand fundamental financial statements. The Board has determined that Mr. Sweeney qualifies as an “audit committee financial expert” as defined by the rules of the SEC. The text of the Audit Committee charter can be found in the “Investor Relations—Corporate Governance” section of the Company’s website at www.avisbudgetgroup.com, or may be obtained by contacting the Company’s Secretary. The Audit Committee held eight meetings in 2006.

Compensation Committee

The Compensation Committee is presently comprised of Ms. Rosenberg (Chairman), Ms. Krominga and Mr. Coleman (the “Compensation Committee”). The Board of Directors has determined that each member of the Compensation Committee is an independent director under the rules of the NYSE and the Company’s Director Independence Criteria. The Compensation Committee administers the Company’s equity compensation plans, reviews and administers all compensation arrangements for executive officers and establishes and reviews general policies relating to the compensation and benefits of the Company’s officers and employees. The text of the Compensation Committee charter can be found in the “Investor Relations—Corporate Governance” section of the Company’s website at www.avisbudgetgroup.com, or may be obtained by contacting the Company’s Secretary. The Compensation Committee held nine meetings and acted by unanimous written consent on one occasion in 2006.

The role of the committee is to assure that our senior executives are compensated effectively in a manner consistent with our stated compensation strategy, internal equity considerations, and competitive practice. The primary responsibilities are as follows:

•	Review and approve our stated compensation strategy;

•	Review annually and determine the individual elements of total compensation for the Chief Executive Officer;

•	Review and approve the individual elements of total compensation for our senior executives;

•	Assure that our annual and long-term bonus and incentive compensation plans are administered in a manner consistent with our compensation strategy;

•

Make recommendations to the Board with respect to incentive compensation plans and equity-based plans and approve, subject, where appropriate, to submission to shareholders, all new equity-related incentive plans for senior executives; and

•	Review and approve stock option and other equity awards.

We refer you to “Executive Compensation” below for additional information regarding the Committee’s processes and procedures.

Corporate Governance Committee

The Corporate Governance Committee is presently comprised of Mr. Coleman (Chairman), Ms. Rosenberg and Mr. Sweeney (the “Corporate Governance Committee”). The Board of Directors has determined that each of the current members qualifies as an independent director under the rules of the NYSE and the Company’s Director Independence Criteria. The responsibilities of the Corporate Governance Committee include identifying and recommending to the Board appropriate director nominee candidates and providing oversight with respect to corporate governance matters. The text of the Corporate Governance Committee charter can be found in the

“Investor Relations—Corporate Governance” section of the Company’s website at www.avisbudgetgroup.com, or may be obtained by contacting the Company’s Secretary. The Corporate Governance Committee held two meetings in 2006.

Director Nomination Procedures

The Corporate Governance Committee considers the appropriate balance of experience, skills and characteristics required of the Board of Directors. It seeks to ensure that all members of the Company’s Audit Committee meet the Company’s Director Independence Criteria and the financial literacy requirements under the rules of the NYSE, and that at least one of them qualifies as an “Audit Committee financial expert” under the rules of the SEC; and that all members of the Compensation Committee and the Corporate Governance Committee meet the Company’s Director Independence Criteria. Nominees for director are selected on the basis of their depth and breadth of experience, wisdom, integrity, ability to make independent analytical inquiries, understanding of the Company’s business environment, and willingness to devote adequate time to Board duties.

The Corporate Governance Committee will consider written proposals from stockholders for nominees for director. In considering candidates submitted by stockholders, the Corporate Governance Committee will take into consideration the needs of the Board and the qualifications of the candidate. Any such nominations should be submitted to the Corporate Governance Committee, c/o the Secretary of the Company, and should include the following: (a) the name of the stockholder and evidence of the person’s ownership of the Company’s Common Stock, including the number of shares owned and the length of time of ownership; and (b) the name of the candidate, the candidate’s resume or a listing of his or her qualifications to be a director of the Company and the person’s consent to be named as a director if selected by the Corporate Governance Committee and nominated by the Board. The written proposal should be submitted in the time frame described in the by-laws of the Company and under the caption “Stockholder Proposals for 2008 Annual Meeting” below.

The process for identifying and evaluating nominees to the Board of Directors is initiated by identifying a candidate who meets the criteria for selection as a nominee and has the specific qualities or skills being sought based on input from members of the Board and, if the Corporate Governance Committee deems appropriate, a third-party search firm. These candidates are evaluated by the Corporate Governance Committee by reviewing the candidates’ biographical information and qualification and checking the candidates’ references. Qualified nominees are interviewed by at least one member of the Corporate Governance Committee. Using the input from such interview and other information obtained by them, the Corporate Governance Committee evaluates whether such prospective candidate is qualified to serve as a director and whether the committee should recommend to the Board that the Board nominate this prospective candidate or elect such candidate to fill a vacancy on the Board. Candidates recommended by the Corporate Governance Committee are presented to the Board for selection as nominees to be presented for the approval of the stockholders or for election to fill a vacancy.

The Corporate Governance Committee expects that a similar evaluation process will be used to evaluate nominees for director recommended by stockholders. However, to date, the Company has not received any stockholder proposal to nominate a director.

Executive Committee

The Executive Committee is presently comprised of Messrs. Nelson (Chairman), Salerno and Edelman (the “Executive Committee”). The Executive Committee has and may exercise all of the powers of the Board of Directors when the Board is not in session, including the power to authorize the issuance of stock, except that the Executive Committee has no power to (a) alter, amend or repeal the by-laws or any resolution or resolutions of the Board of Directors, (b) declare any dividend or make any other distribution to the stockholders of the Company, (c) appoint any member of the Executive Committee, or (d) take any other action which legally may be taken only by the full Board of Directors. The Executive Committee acted by unanimous written consent on fifteen occasions in 2006.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table sets forth information regarding beneficial ownership of Avis Budget Group, Inc. as of March 3, 2007 by (i) each person who is known by us to own beneficially more than 5% of Avis Budget Group’s Common Stock, (ii) each of Avis Budget Group’s directors and each of its executive officers named in the Summary Compensation Table below, and (iii) all of its directors and current executive officers as a group. The information set forth on the following table also includes those shares of Avis Budget Group’s Common Stock beneficially owned by each of its former executive officers named in the Summary Compensation Table below.

Name of Beneficial Owner	Total Amount of Shares Beneficially Owned (1)	Percent of Common Stock Owned (2)	Of the Total Number of Shares Beneficially Owned, Shares which May be Acquired within 60 days (3)
Principal Stockholders:
Hotchkis and Wiley Capital Management, LLC(4)	7,664,983	7.558	—
Neuberger Berman Inc.(5)	5,758,336	5.678	—
Barclays Global Investors, N.A.(6)	5,734,977	5.654	—

Directors and Current Named Executive Officers:
Ronald L. Nelson(7)	149,786	*	104,249
Leonard S. Coleman(8)	46,160	*	46,160
Martin L. Edelman(9)	38,817	*	38,517
Lynn Krominga(10)	5,024	*	5,024
Sheli Z. Rosenberg(11)	22,925	*	19,710
F. Robert Salerno(12)	91,947	*	85,468
Stender E. Sweeney(13)	7,376	*	7,276
Mary C. Choksi(14)	203	*	203
John T. McClain	41,283	*	38,542
Mark J. Servodidio	25,848	*	23,694
David B. Wyshner	70,687	*	67,251

All Directors and Current Executive Officers as a group (15 persons)	557,829	*	488,776

Former Executive Officers who are Named Executive Officers:
Henry R. Silverman	3,467,743	3.34	2,543,960
Stephen P. Holmes(15)	395,402	*	337,253
James E. Buckman(16)	329,912	*	307,037

*	Amount represents less than 1% of outstanding Common Stock.
(1)	Shares beneficially owned include direct and indirect ownership of shares, stock options and restricted stock units that are currently vested or will become vested within 60 days of March 3, 2007, including vested awards and deferred shares under a deferred compensation plan.
(2)	Based on 101,419,861 shares of Common Stock outstanding on March 3, 2007.
(3)	Includes vested awards and deferred shares under a deferred compensation plan.
(4)

Reflects beneficial ownership of 7,664,983 shares of Common Stock by Hotchkis and Wiley Capital Management, LLC (“Hotchkis and Wiley”), as derived solely from information reported in a Schedule 13G under the Exchange Act filed by Hotchkis and Wiley with the SEC on February 14, 2007. Such Schedule

13G indicates that Hotchkis and Wiley has sole voting power over 6,149,222 of the shares and no voting power over 1,515,761 of the shares. The principal business address for Hotchkis and Wiley Capital Management, LLC is 725 S. Figueroa Street, 39th Floor, Los Angeles, CA 90017. Information is based upon the assumption that Hotchkis and Wiley holds 7,664,983 shares of Common Stock as of March 3, 2007.

(5)	Reflects beneficial ownership of 5,758,336 shares of Common Stock by Neuberger Berman Inc. and Neuberger Berman, LLC (together, “Neuberger Berman”), as derived solely from information reported in a Schedule 13G under the Exchange Act filed by Neuberger Berman with the SEC on February 13, 2007. Such Schedule 13G indicates that Neuberger Berman has sole voting power over 4,683,856 of the shares, shared voting power over 17,930 and no voting power over 1,056,550 of the shares. The principal business address for Neuberger Berman Inc. is 605 Third Avenue, New York, NY 10158. Information is based upon the assumption that Neuberger Berman holds 5,758,336 shares of Common Stock as of March 3, 2007.
(6)	Reflects beneficial ownership of 5,734,977 shares of Common Stock by Barclays Global Investors, N.A. and its affiliated entities (“Barclays”), as derived solely from information reported in a Schedule 13G under the Exchange Act filed by Barclays with the SEC on January 23, 2007. Such Schedule 13G indicates that Barclays has sole voting power over 5,064,912 of the shares and no voting power over 670,065 of the shares. The principal business address for Barclays Global Investors, N.A. is 45 Fremont Street, San Francisco, CA 94015. Information is based upon the assumption that Barclays holds 5,734,977 shares of Common Stock as of March 3, 2007.
(7)	Includes 18,067 deferred shares.
(8)	Includes 8,614 deferred shares.
(9)	Includes 8,285 deferred shares.
(10)	Represents deferred shares.
(11)	Includes 9,457 deferred shares.
(12)	Includes 3,648 deferred shares.
(13)	Includes 7,276 deferred shares.
(14)	Represents deferred shares.
(15)	Includes 18,127 shares held in a non-qualified deferred compensation plan, 11,000 shares held by trust and 1,697 held by children.
(16)	Includes 13,536 shares held in a non-qualified deferred compensation plan and 1,610 shares held by the James E. Buckman IRA.

EXECUTIVE OFFICERS

The present executive officers of the Company are set forth in the table below. All executive officers are appointed at the annual meeting or interim meetings of the Board of Directors. Each executive officer is appointed by the Board to hold office at the pleasure of the Board and may be removed at any time by the Board with or without cause.

Name	Offices or Positions To be Held
Ronald L. Nelson	Chairman of the Board and Chief Executive Officer

F. Robert Salerno	President and Chief Operating Officer and Director

David B. Wyshner	Executive Vice President, Chief Financial Officer and Treasurer

W. Scott Deaver	Executive Vice President, Strategy

Larry De Shon	Executive Vice President, Operations

Karen C. Sclafani	Executive Vice President and General Counsel

Mark J. Servodidio	Executive Vice President, Chief Human Resource Officer

Patric T. Siniscalchi	Executive Vice President, International Operations

John T. McClain	Senior Vice President and Chief Accounting Officer

Biographical information concerning the executive officers of the Company who also presently serve as Directors, is set forth above under “Board of Directors—Biographical Information for Nominees.” Biographical information concerning all other present executive officers is set forth below.

Name	Biographical Information
David B. Wyshner	Mr. Wyshner, age 39, has been Executive Vice President, Chief Financial Officer and Treasurer since August 2006. Mr. Wyshner was Executive Vice President and Treasurer of the Company from January 2004 to August 2006. Mr. Wyshner was named Vice Chairman and Chief Financial Officer of the Company’s Travel Content Division, which included the Company’s vehicle rental business of Avis and Budget, in July 2005. From 1999 until January 2004, Mr. Wyshner was employed in various roles at the Company, including serving as Executive Vice President for Finance, Planning and Development. Prior to joining the Company, Mr. Wyshner was a Vice President in Merrill Lynch & Co.’s investment banking division, specializing in corporate finance and mergers and acquisitions.

W. Scott Deaver	Mr. Deaver, age 55, has been Executive Vice President, Strategy since September 2006. Over the past ten years, Mr. Deaver has served in a variety of roles with the Company and HFS. Mr. Deaver was Executive Vice President, Marketing for Avis Budget Car Rental, LLC from March 2001 to September 2006. He has also served as Chief Marketing Officer for move.com, an online real estate and home services portal launched by the Company, and as Senior Vice President of corporate marketing of the Company.

Larry De Shon	Mr. De Shon, age 47, has been Executive Vice President of Operations since October 2006. From November 2002 to June 2006, Mr. De Shon was Senior Vice President of airport operations at United Airlines. Mr. DeShon began his 28 year career with United Airlines as a customer service representative and advanced to hold a number of positions of increasing responsibility during his tenure.

Name	Biographical Information
Karen C. Sclafani	Ms. Sclafani, age 55, has been Executive Vice President and General Counsel since April 2006. Ms. Sclafani was Senior Vice President, General Counsel and Secretary of Avis Budget Car Rental, LLC from November 2002 to April 2006. Ms. Sclafani was previously Senior Vice President and General Counsel of Avis since August 1998. Prior to being appointed General Counsel, Ms. Sclafani served as Vice President and Deputy General Counsel and in various other capacities in Avis’ legal department. Before joining Avis, she was a corporate associate with the law firm Mudge, Rose, Guthrie and Alexander in New York City.

Mark J. Servodidio	Mr. Servodidio, age 41, has been Executive Vice President and Chief Human Resource Officer since April 2006. Mr. Servodidio was Executive Vice President, Human Resources for Avis Budget Car Rental, LLC from November 2002 to April 2006. He joined Avis in April 2001 as Senior Vice President, Human Resources. Prior to joining Avis, Mr. Servodidio was with Kraft Foods, Inc. (formerly Nabisco) from 1996 to 2001 where he was most recently head of Human Resources for Nabisco’s sales and supply chain unit. Prior thereto, he served in various leadership roles at PepsiCo, Inc.

John T. McClain	Mr. McClain, age 45, has been Senior Vice President and Chief Accounting Officer since July 2006. Mr. McClain was Senior Vice President, Finance and Corporate Controller of the Company from September 1999 to July 2006. From May 1998 to September 1999, Mr. McClain was Vice President and Chief Accounting Officer of Sirius Satellite Radio. Previously, Mr. McClain was Assistant Controller and Director of Accounting of ITT Corporation. Prior to joining ITT Corporation, McClain was an audit manager with Arthur Andersen & Co.

Patric T. Siniscalchi	Mr. Siniscalchi, age 57, has been Executive Vice President, International Operations since August 2006. Mr. Siniscalchi was Senior Vice President, International Operations for Avis Budget Car Rental, LLC from November 2002 to August 2006. Mr. Siniscalchi joined Avis in 1971 and advanced to hold a number of positions of increasing responsibility during his tenure.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Compensation Philosophy

We believe that attracting, retaining and incentivizing the best possible management are critical to the success of our business. Our compensation philosophy reflects this belief. We seek to populate our management ranks, and particularly our executive-level positions, with persons with outstanding capabilities, strong commitment to our business and a drive to add value. Our compensation policies and practices are intended to reward individuals for the application of their capabilities for the benefit of our Company. We do this with an intense focus on performance, an awareness of competitive practices and competing alternatives for management talent, an understanding that there can be trade-offs among various objectives and unintended consequences due to factors outside of management’s control, and a belief that discretion and judgment are required to address compensation issues appropriately.

Background—Cendant Separation

During the course of 2006, our company underwent a transformation that included the disposition of former businesses that together represented approximately 70% of our revenue for 2005, as then reported. As a result, on August 23, 2006, following the consummation of the separation, nearly all of our executive officers, including our former Chief Executive Officer, Henry R. Silverman, ceased to provide services to our company in any capacity and new executive officers were appointed. In addition, only four of our then current directors continued to serve on our Board of Directors following completion of the separation and hence the Compensation Committee, which was comprised of Mr. Smith (Chairman) and Mses. Biblowit and Rosenberg (the “Cendant Compensation Committee”), was reconstituted and now consists of Mses. Rosenberg (Chair) and Krominga, and Mr. Coleman (the “Avis Budget Compensation Committee” or the “Compensation Committee”).

Due to the number of complex transactions and arrangements which were required to complete the Cendant Separation, our senior corporate management was required to assume significant additional responsibilities. These transactions and arrangements included the spin-offs of two large companies (Realogy and Wyndham), the sale of another large company (Travelport), numerous new financing transactions, amendments to existing financing arrangements, agreements governing relationships among the separated entities following the separation, transition services and tax sharing arrangements, and internal reorganizations. In connection with the completion of the Cendant Separation, certain members of Cendant’s senior management became part of senior management of Avis Budget, Realogy, Wyndham and Travelport, while others did not. In recognition of the commitment and focus necessary to complete the Cendant Separation and to transform our company from a real estate and travel services company to a pure-play vehicle rental services company, severance or retention payments were made to certain members of senior management (including certain of our named executive officers) and certain previously granted equity awards were canceled while others vested on an accelerated basis.

Given its size and complexity, Cendant had a distinct and separate executive compensation policy compared to Avis Budget’s policy, although the material elements and many of the objectives of the two policies are similar. As is generally the case with Avis Budget, the objectives of Cendant’s program included aligning the interests of executive officers with long-term interests of stockholders; providing highly-competitive levels of compensation conditioned, in large part, on the attainment of specific performance targets and/or stock price appreciation; and attracting, motivating and retaining excellent executive talent for the benefit of stockholders. The Cendant Compensation Committee recognized that by attracting and retaining outstanding management talent and by promoting a culture of energy, entrepreneurialism, competitiveness and dedication to facilitate the attainment of annual growth and profitability targets, the interests of Cendant and its stockholders were best served. The material elements of Cendant’s executive compensation program included base salary, annual profit sharing bonus and long-term equity incentive awards. Cendant from time to time engaged the services of compensation consultant Frederick W. Cook & Company to advise on market rates of compensation for similarly situated executive officers and to gain a deeper understanding of competition in local and global labor markets to assure that Cendant’s compensation was competitive and provided appropriate incentive and retention value. Frederick W. Cook & Company provided advice regarding our current CEO’s 2006 compensation and employment agreement. Avis Budget has engaged PayCraft Consulting as its compensation consultant as further discussed below.

Differences between Cendant and Avis Budget

The most significant difference between the Cendant and Avis Budget executive compensation policies is that Avis Budget targets a lower amount of total compensation for named executive officers compared to Cendant. This difference is driven largely by the competitive compensation levels at comparable companies, which have been selected based on the revenue size of Avis Budget rather than Cendant. In recognition of the transformation of Cendant, now Avis Budget, to a smaller and less complex entity, the Avis Budget Compensation Committee has taken measures to substantially reduce the aggregate amount of compensation to be paid to the Avis Budget named executive officers and directors compared to Cendant’s named executive officers and directors. For example:

•

base salary and target bonus ($1 million and 150% of base salary) for Avis Budget’s current Chief Executive Officer are approximately 70% and 88% lower, respectively, versus base salary and bonus paid to Cendant’s Chief Executive Officer for 2005 ($3.3 million and $12.3 million);

•

average base salaries for the other current Avis Budget Group named executive officers ($472,500) are approximately 38% lower than base salaries paid to Cendant’s other named executive officers in 2005 ($762,500);

•

the Avis Budget Compensation Committee has approved fewer perquisites and benefits to be offered to the Avis Budget named executive officers compared to those offered to the Cendant named executive officers prior to the separation; and

•

the Avis Budget Governance Committee approved decreases to director compensation following completion of the Cendant Separation, including a decrease in the annual retainer of approximately 22% compared to Cendant’s annual retainer.

We estimate that, in 2007, compensation for our five named executive officers and directors in the aggregate will represent less than one-half of one percent of our expenses.

Executive Compensation Program Objectives

As stated above, the objectives of the Avis Budget compensation program remain relatively unchanged from Cendant’s compensation program. The primary objectives of our executive compensation programs are to:

•	facilitate the attraction and retention of key executive talent critical to our long-term success,

•	tie a significant portion of executives’ compensation to the performance of our company, including both short- and long-term performance, and

•	align compensation with stockholder interests.

Components of the Executive Compensation Program

The key components of our executive compensation program and their primary objectives are as follows:

Pay Component	Objectives
Base Salary

•       Primary reward for execution of job responsibilities:

•       Reflects the scope of job responsibilities

•       Reflects consistent, strong individual performance over time

•       Reflects competitive compensation compared to comparable companies

Annual Cash Incentives

•       Primary reward for annual results:

•       Company, department, and individual results

•       Measured against quantitative and qualitative goals; primarily tied to financial measures

•       Places a significant portion of named executive officers pay “at risk” based on annual results

Long-term Incentives (Equity)

•       Primary reward for long-term results:

•       Company stock price performance determines how much the executive can earn

•       Alignment with stockholder interests

•       Provides Avis Budget with a strong long-term retention strategy

Other Benefits/Perquisites	• Competitive and industry-specific rewards: • Attract and retain top talent through industry-specific and competitive benefits and perquisites

Process for Determining Level and Mix of Executive Compensation

To meet our executive compensation objectives as outlined above, the target amount of total direct compensation (which is comprised of base salary, target annual cash incentives and target long-term incentives) and the amount of total direct compensation actually earned should be both competitive and consistent with company performance.

To ensure competitive target total direct compensation, we conduct an annual review of total direct compensation provided at companies of comparable revenue size. Data are obtained from several published national surveys and compiled by PayCraft Consulting, our compensation consultant. These surveys present compensation data for over 1,000 companies sized according to revenue, assets and number of employees. Based upon advice of our compensation consultant, we believe generally that revenue is the most appropriate measure by which to select comparable companies for purposes of benchmarking our target total direct compensation although, for certain positions, we also consider the size and complexity of our balance sheet.

Data for total cash compensation (which is limited to base salary and target annual cash incentives) and total direct compensation for senior executive positions are collected to benchmark total cash compensation and total direct compensation paid to our executives. In each case we target the 50th and 75th percentile, respectively. These data are also considered to develop the weighting for the different components of compensation. After reviewing survey data, we also consider other factors such as individual performance, particularly if that performance exceeds expectations, increased responsibilities or expanded position scope and our ability to replace the individual, to determine the appropriate target total direct compensation for each individual executive position. In establishing our perquisites and benefits and stock ownership guidelines, we considered, based upon advice of our compensation consultant, relevant data of a peer group, which for 2006 was comprised of approximately ten public companies of comparable revenue size in the car rental, airline, hospitality and specialty retail industries, because survey data do not typically provide detailed information with respect to these items. We have chosen this peer group because we believe that these companies operate in a like manner to Avis Budget, in most cases operate in the travel industry and in general compete for talent with the same skill set. At targeted levels of performance, as much as 80% of total direct compensation at the senior executive level is represented by variable pay (which consists of target annual cash incentives and target long-term incentives) so as to align compensation with stockholder value. The proportion of variable pay versus base salary, and therefore the amount of target total direct compensation at risk, varies by level in the organization. Where executives have the most opportunity to impact financial and operational performance of Avis Budget, a greater portion of total direct compensation is represented by variable pay, especially long-term incentives.

Overall, our outside consultant has determined that:

•	target total direct compensation is competitive;

•	base salaries are generally at the median of comparable companies;

•	target annual cash incentives are slightly above the median of comparable companies; and

•	target long-term incentives are between the median and the 75th percentile of comparable companies.

The variation from our targeted benchmarks is due to our desire to manage the dilutive effect of our long-term incentives on our outstanding shares by shifting a portion of total direct compensation from long-term compensation to annual cash incentives. Over time, we expect that our target annual cash incentives will be closer to the median of comparable companies than is currently the case and that our target long-term incentives will be closer to the 75th percentile.

Process for Determining Compensation Delivered and the Impact of Performance

Base Salaries

The salaries of named executive officers currently employed by us are reviewed on an annual basis as well as at the time of a promotion or other change in responsibility. Increases in salary are based on an evaluation of the individual’s performance against pre-established objectives. Merit increases, if warranted, typically occur in late March each year.

2006 Base Salary Decisions

Each of the five Avis Budget named executive officers who are currently employed received merit increases to their base salaries in 2006 and all of these named executive officers, other than our Chief Accounting Officer, received an increase to reflect either a change in position as a result of the Cendant Separation or the assumption of public company responsibilities.

2007 Base Salary Decisions

No merit increases are expected to base salaries in 2007 for our Chief Executive Officer; President; and Chief Financial Officer. A merit increase of 3.5% was awarded in the first quarter of 2007 for the other two Avis Budget named executive officers.

Annual Incentive Awards

2006 Annual Incentive Decisions

Cendant Retention Program

In 2005, in connection with the Cendant Separation, the Cendant Compensation Committee approved implementation of certain retention programs in order to provide financial incentives for key employees to remain with Cendant through the separation and to assure Cendant’s continuing business operations during the separation process. These programs included both cash bonuses that would be paid to designated key employees so long as those employees remained employed until the completion of both of the Realogy and Wyndham distributions. Designated employees included those individuals who were expected to lose their jobs in connection with the Cendant Separation, but primarily included individuals whose position, duties and responsibilities were deemed critical to continuing business operations while at the same time incurring additional duties and responsibilities relating to separating the various companies.

Under this program, the Cendant Compensation Committee approved the payment of retention bonuses to certain of our named executive officers. In the case of our current Chief Executive Officer and our current Chief Financial Officer who were previously the President and Chief Financial Officer, and the Treasurer, respectively, of Cendant, in addition to ensuring their continued focus and attention during the separation process, these retention bonuses also represented compensation for assuming their additional Avis Budget responsibilities (in addition to their existing responsibilities) on or prior to January 1, 2006. In the case of our current Chief Executive Officer, the retention bonus also represented compensation for assuming additional responsibilities as interim chief executive officer of Cendant’s Travel Distribution business through May 2006 and entering into non-competition arrangements with the separated companies. As part of this retention program, the Cendant Compensation Committee approved revisions to the outstanding equity awards for all current employees as follows: (i) all outstanding equity awards that would vest subject to the attainment of “above-target” performance goals would terminate and (ii) all other outstanding equity awards would vest on August 15, 2006.

2006 Annual Incentive Awards

Cendant named executive officers were entitled to annual performance bonuses based upon the terms of their respective employment agreements, with bonus targets for each such officer, other than Cendant’s Chief Executive Officer, equal to 200% of earned base salary in the applicable fiscal year. Cendant’s Chief Executive Officer’s bonus target was based on a formula comprised of two components which were subject to Cendant’s attainment of performance goals relating to its average growth in adjusted diluted earnings per share and pre-tax income as defined in his employment agreement in effect prior to the separation.

Bonus payments for Cendant named executive officers, other than Cendant’s Chief Executive Officer, were subject to the approval of the Cendant Compensation Committee and based upon the performance of the Company and/or the applicable business units managed by the officer, as well as such other performance criteria determined by the Company in connection its overall strategic plans. Performance was measured against pre-established performance goals and the officer’s individual performance subjectively determined by Cendant’s Chief Executive Officer. Those officers who became executive officers solely following the Cendant Separation were generally entitled to annual performance bonuses on a similar basis, although the targets were lower.

In connection with this past practice and as a result of the Cendant Separation, the Avis Budget Compensation Committee discussed and approved in the first quarter of 2007 discretionary bonus payouts for the five Avis Budget named executive officers who are currently employed. These bonuses represent (i) approximately 25% of the 2006 annual incentive target for our current Chief Executive Officer (based on a 200% target prior to the separation and 150% following the separation) and (ii) 50% of the 2006 annual incentive target for each of our other Avis Budget named executive officers (calculated on a similar pro rated basis as for our Chief Executive Officer). In determining these discretionary bonus payouts, the Avis Budget Compensation Committee considered the 2006 performance of our vehicle rental business, the additional duties assumed by the Avis Budget named executive officers to establish Avis Budget as a stand-alone public vehicle rental company and the number of legacy issues that required attention following the completion of the separation, and for our Chief Executive Officer, compensation attributable to pre-separation services paid during 2006. For our President and Chief Operating Officer, this discretionary bonus represented the only bonus paid for his service in 2006.

2007 Annual Incentive Plan Decisions

Each of our currently active named executive officers is eligible to earn an annual performance incentive under the 2007 Management Incentive Plan (“2007 MIP”). In the first quarter of 2007, when the Board reviewed our business plan, the Compensation Committee reviewed and approved the financial criteria and targets required to achieve the targeted levels of incentive payout under the 2007 MIP. These financial criteria and targets are consistent with the criteria and targets used in setting the business plan for our domestic and international vehicle rental operations. At the same time, incentive targets were established by the Compensation Committee for each participant in the plan and expressed as a percentage of base salary earned.

Management provided the Compensation Committee with the financial criteria and targets used to determine the level of payouts under the 2007 MIP and management’s rationale as to why these targets are appropriate. The Compensation Committee reviewed the criteria and targets with our compensation consultant and management and approved the threshold, target and maximum levels of financial performance under the plan and the potential payouts at those levels of performance. The Compensation Committee and we believe these financial targets are rigorous but reasonably attainable. The threshold, target and maximum payout levels for each of our named executive officers are set forth below:

Executive	Incentive Thresholds (% of Base Salary Earned)	Incentive Targets (% of Base Salary Earned)	Incentive Maximums (% of Base Salary Earned)
Chief Executive Officer	75%	150%	225%
President and Chief Operating Officer	50%	100%	150%
Chief Financial Officer	50%	100%	150%
Chief Human Resource Officer	37.5%	75%	112.5%
Chief Accounting Officer	22.5%	45%	67.5%

Actual awards under the 2007 Management Incentive Plan are based on the following components, with the following weightings:

•	Pre-Tax Margin, which is defined as pre-tax income excluding any separation, restructuring or unusual items, divided by revenue (30%);

•

Return on Invested Capital (ROIC), which is defined as pretax income, excluding any separation, restructuring or unusual items, plus gross interest expense divided by average stockholders’ equity plus corporate debt (30%);

•	Total Revenue (15%); and

•	Discretionary (25%).

By combining these measures, we believe the 2007 MIP emphasizes the importance of balancing growth and profitability. Each component of the 2007 MIP (other than the discretionary component) provides for a threshold payout of 50% (assuming minimum financial performance is attained) and a maximum target payout of 150%. The discretionary component allows for a payout of 0% to 150% and is based on the individual achievement of departmental and organizational objectives set by the Chief Executive Officer or by the Board in the case of the Chief Executive Officer.

Long-term Incentive Plan

Introduction

The Long-term Incentive Plan is designed to link executive rewards with stockholder value over time as well as to promote long-term retention. Prior years’ grants have included stock-settled stock appreciation rights (“SSARs”), restricted stock units (“RSUs”) and, prior to the Cendant Separation, stock options.

Annually, the Compensation Committee approves the total dollar amount of long-term incentives to be granted, individual grants to employees, and the type of equity to be granted. The following factors are reviewed each year to determine the appropriate type of equity to be granted: desired risk/reward ratio, retention risk, potential dilution from equity plans, projected expense and, as described above, practices at comparable companies.

2006 Long-term Incentive Decisions

On May 2, 2006, the Cendant Compensation Committee approved the grant of incentive awards to Avis Budget employees at the director level and above (other than our current Chief Executive Officer). Time-vesting Restricted Stock Units were chosen as the primary equity compensation vehicle because of their higher retentive value, recognizing the greater retention risk due to the uncertainty created by the Cendant Separation, and to provide the management team with a significant stake in the long-term future of Avis Budget. On May 2, 2006, the Cendant Compensation Committee also approved grants of performance-based incentive awards to our current President and our current Chief Financial Officer to be split equally between SSARs and performance-based RSUs and on June 26, 2006 the same performance-based incentive awards were approved for our current Chief Executive Officer. The performance-based RSUs will vest subject to attainment of pre-established financial performance goals, which are based on the compound annual growth rate in earnings before income taxes (75% weighting) and growth in off-airport revenue (25% weighting). Earnings before income taxes is defined to be income before income taxes from continuing operations, excluding separation costs, accounting changes and the impact of significant corporate transactions.

Vesting of these awards is as follows:

Type of Award	Executives Receiving Award	Vesting
Time-Based RSUs	All named executive officers other than Chief Executive Officer	25% per year, subject to continued employment

Performance-Based RSUs	Chief Executive Officer	50% on July 31, 2008 and two equal installments on July 31, 2009 and 2010, subject to attainment of pre-established performance goals

Performance-Based RSUs	President Chief Financial Officer	July 31, 2009, subject to attainment of pre-established performance goals

SSARS	Chief Executive Officer	25% per year, subject to continued employment

SSARS	President Chief Financial Officer	July 31, 2009, subject to continued employment

The awards described above represent the total equity awards granted by Avis Budget to any named executive officer in 2006. Cendant named executive officers who would not be employed with us following the separation did not receive an Avis Budget equity award in 2006.

In connection with valuing the grants of equity awards, it is our policy to use, as the grant or strike price for any stock-based compensation vehicle, the closing price of our stock on the date the Compensation Committee approves the equity grant except in circumstances where, upon the advice of counsel, our Compensation Committee determines that a separate date should be used, in which case the Compensation Committee, upon advice of counsel, shall determine that date. The Compensation Committee approves awards solely at pre-established quarterly meetings.

2007 Long-term Incentive Decisions

On January 31, 2007, the Avis Budget Compensation Committee approved a grant of incentive awards to Avis Budget employees at the director level and above. For our Chief Executive Officer, the award consists entirely of performance-based RSUs; for our President and our Chief Financial Officer, the award consists of 65% performance-based RSUs and 35% time-based RSUs; for our Chief Human Resource Officer, the award consists of 50% performance-based RSUs and 50% time-based RSUs; and for our Chief Accounting Officer, the award consists of 30% performance-based RSUs and 70% time-based RSUs. The performance-based RSUs will vest, subject to attainment of pre-established financial performance goals based on earnings before income taxes per share, EBIT return on capital and EBITDA margin attainment. These financial measures were selected based on the Company’s long-term strategy for profitability and margin enhancement. The time-based RSUs will vest ratably over four years, subject to the holders’ continued employment with us. The following number of shares were granted to our Chief Executive Officer, our President, our Chief Financial Officer, our Chief Human Resource Officer and our Chief Accounting Officer, respectively: 77,399, 98,685, 65,790, 32,895 and 11,610. In determining the amount of each award, the Avis Budget Compensation Committee considered our compensation philosophy discussed above, the additional duties assumed by the Avis Budget named executive officers to establish Avis Budget as a stand-alone public vehicle rental company and the number of legacy issues that required attention following the completion of the separation, and for our Chief Executive Officer, compensation attributable to pre-separation services paid during 2006.

Executive Stock Ownership Guidelines

Executive stock ownership guidelines for Cendant required senior officers to acquire and hold designated levels of Cendant common stock. Under these guidelines the named executive officers were required to own Cendant common stock with a value equal to six times base salary for the Chief Executive Officer and three times base salary for the other named executive officers by October 2007. The Avis Budget Compensation Committee reviewed these guidelines and adopted revised executive stock ownership guidelines in the first quarter of 2007 to continue Cendant’s policy of encouraging executives to acquire a significant level of direct ownership. The revised ownership guidelines are intended to be consistent with competitive practice, and realistic given the level of cash and equity compensation.

Under these revised guidelines, the Chief Executive Officer is required to retain 100%, and other named executive officers who report to the Chief Executive Officer are required to retain a minimum of 50% of the net shares (net of exercise price and taxes) upon the exercise of stock options or stock appreciation rights or the vesting of restricted stock awards until reaching specified ownership thresholds of four times base salary for our Chief Executive Officer, two times base salary for our President and our Chief Financial Officer and one times base salary for all other named executive officers who directly report to our Chief Executive Officer. Given the mandatory hold provision until thresholds are obtained, we have removed the deadline for achieving those thresholds. Stock ownership is defined to include stock owned by the executive directly (due to personal purchases of stock in the open market), stock owned indirectly through the Company’s savings plan, unrestricted (i.e., vested) stock awards or units, and the “in-the-money” value of vested stock options and stock appreciation rights. Following attainment of ownership thresholds our named executive officers will be required to hold 50% of the net shares obtained upon the vesting of any equity award for one year.

Employment and Change of Control Agreements; Severance Arrangements

For many years, Cendant had followed the practice of entering into a written employment agreement with its Chief Executive Officer and those who reported to him directly, including Cendant’s President and Chief

Financial Officer. Consistent with this practice, we entered into an employment agreement with our current Chief Executive Officer; President; and Chief Financial Officer in 2006 in connection with the completion of the Cendant Separation. These agreements allow us, among other things, to obtain post-employment non-competition covenants from these executive officers. A detailed description of these employment agreements is set forth under the heading “Employment Agreements and Other Arrangements”.

We consider it essential to the best interests of our stockholders to foster the continued employment of key management personnel. Thus, we have also entered into severance agreements with the two Avis Budget named executive officers who do not have written employment agreements. In these agreements, the Company seeks to provide appropriate protections to members of management that are consistent with prevailing market practices.

The benefits that would be received by the Avis Budget named executive officers in the event of termination without cause or a change in control are set forth under the heading “Termination, Severance and Change of Control Arrangements”.

Perquisites and Benefits

Recognizing that Avis Budget Group is a smaller and less complex company than Cendant, the Avis Budget Compensation Committee has taken steps to ensure that the material elements of the Avis Budget compensation program are appropriate. In addition to lower target total direct compensation previously discussed, the Avis Budget Compensation Committee also made several changes to reduce the number of perquisites and benefits available to Avis Budget named executive officers compared to the Cendant named executive officers. Effective January 1, 2007, we have eliminated the executive life insurance benefit formerly provided to our Chief Executive Officer; the VIP medical expense reimbursement plan; and the medical expense reimbursement plan. In addition, we eliminated, effective upon completion of the Cendant Separation, the car and driver provided to our former Chief Executive Officer and reduced personal use of the company aircraft.

Therefore, as of January 1, 2007, our perquisites consist primarily of financial planning services, auto use and personal use of company aircraft services (limited to our Chief Executive Officer; our President; and our Chief Financial Officer). We will continue to review our compensation and benefit programs to ensure that we remain competitive with comparable companies and are able to attract and retain highly qualified senior executives.

Pre- and Post-Separation Compensation Tables

Named Executive Officers

Following this Compensation Discussion and Analysis, compensation information for 2006 is set forth for our named executive officers who are as follows:

•

Mr. Silverman, Cendant’s former Principal Executive Officer, who ceased to serve in any capacity with Avis Budget following the completion of the Cendant Separation. All amounts described below for Mr. Silverman represent compensation for his role as Chief Executive Officer of Cendant prior to the separation. For 2005, Cendant generated approximately $18 billion in revenue and until the separation operated significant real estate, hospitality and travel distribution businesses in addition to the vehicle rental business. All amounts described in the tables and disclosure that follow this Compensation Discussion and Analysis for Mr. Silverman also represent all of the obligations owing to Mr. Silverman under any arrangement with us.

•

Mr. Nelson, our Principal Executive Officer and Cendant’s former President and Principal Financial Officer. Mr. Nelson ceased to serve as Cendant’s Principal Financial Officer and became our Principal Executive Officer upon completion of the Separation.

•	Mr. Wyshner, our Principal Financial Officer, who prior to the Cendant Separation was Executive Vice President and Treasurer of Cendant.

•	Messrs. Salerno, McClain and Servodidio, our three most highly compensated Avis Budget Group executive officers as of December 31, 2006 other than Messrs. Nelson and Wyshner.

•

Messrs. Buckman and Holmes, two additional individuals who served as executive officers during 2006, and ceased to serve in any capacity with Avis Budget following completion of the Cendant Separation. Their total 2006 compensation would otherwise have made them one of the three most highly compensated executives (other than Messrs. Silverman, Nelson and Wyshner) for 2006.

Compensation Information

The compensation information included following this Compensation Discussion and Analysis is presented on a combined basis for service attributable to both the periods during 2006 that preceded and followed the Cendant Separation. The tables set forth immediately below divide into pre-separation (i.e. Cendant) named executive officers and post-separation (i.e. Avis Budget) named executive officers. The tables also present compensation information for each named executive officer for service attributable to pre- and post-separation periods, as applicable. All of this compensation is further described below in the compensation tables following this Compensation Discussion and Analysis and is presented on a combined basis.

We believe it is important to provide this supplemental information to illustrate the portion of compensation presented that is attributable to services provided by each named executive officer (in such capacity) to Cendant, a real estate and travel services company with reported revenue of over $18 billion in 2005 and Avis Budget, a pure-play vehicle rental services company with reported revenue in 2006 of approximately $5.6 billion. We also believe it is important to provide this supplemental information given the different policies and Compensation Committee membership for Avis Budget and Cendant as described above at the beginning of this Compensation Discussion and Analysis.

Pre-Separation Compensation

Name and Principal Position	Period*	Salary ($)	Bonus ($)	Stock Awards	Option Awards	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Comp ($)	Total ($)
Silverman, Henry R. Former Chairman and Chief Executive Officer, Cendant	Pre- Separation 2006	1,916,539	0	0	0	0	62,711,338	64,627,877

Nelson, Ronald L. Chairman & Chief Executive Officer, Avis Budget/Former President and Chief Financial Officer, Cendant	Pre- Separation 2006	439,904	4,096,233	5,936,728	0	0	3,095,459	13,568,324

Buckman, James E. Former Vice Chairman and General Counsel, Cendant	Pre- Separation 2006	442,837	135,328	2,366,985	0	0	7,730,852	10,676,002

Holmes, Stephen P. Former Chairman & Chief Executive Officer, Travel Content Division, Cendant	Pre- Separation 2006	439,904	80,128	3,579,431	0	0	1,599,108	5,698,571

*	January 1, 2006–August 23, 2006

Post Separation Compensation

Name and Principal Position	Period*	Salary ($)	Bonus ($)	Stock Awards	Option Awards	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Comp ($)	Total ($)
Mr. Nelson	Post- Separation 2006	423,077	395,434	444,444	400,000	0	69,959	1,732,914

Wyshner, David B. Executive Vice President, Chief Financial Officer & Treasurer	Post- Separation 2006	222,115	245,673	435,897	102,564	0	46,861	1,053,110

Salerno, F. Robert President & Chief Operating Officer	Post- Separation 2006	296,154	330,435	705,128	205,128	4,314	56,762	1,597,921

McClain, John T. Senior Vice President and Chief Accounting Officer	Post- Separation 2006	133,269	115,977	100,000	0	0	22,535	371,781

Servodidio, Mark Executive Vice President & Chief Human Resource Officer	Post- Separation 2006	148,077	172,341	166,667	0	0	20,954	508,039

*	August 23, 2006–December 31, 2006

COMPENSATION COMMITTEE REPORT

The Avis Budget Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

THE COMPENSATION COMMITTEE

Sheli Z. Rosenberg, Chairman

Leonard S. Coleman

Lynn Krominga

Summary Compensation Table

The following table summarizes the total compensation of all of our named executive officers for 2006.

Name and Principal Position(a)	Year	Salary ($)(b)	Bonus ($)(c)	Stock Awards ($)(d)	Option Awards ($)(e)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(f)	All Other Comp ($)(g)	Total ($)
Silverman, Henry R. Former Chairman and Chief Executive Officer, Cendant	2006	1,916,539	0	0	0	0	0	62,711,338	64,627,877

Nelson, Ronald L. Chairman & Chief Executive Officer, Avis Budget/Former President and Chief Financial Officer, Cendant	2006	862,981	4,491,667	6,381,172	400,000	0	0	3,165,418	15,301,238

Wyshner, David B. Executive Vice President, Chief Financial Officer & Treasurer	2006	491,346	793,681	1,364,874	102,564	0	0	89,728	2,842,193

Salerno, F. Robert President & Chief Operating Officer	2006	660,871	330,435	1,961,443	205,128	0	10,353	90,778	3,259,008

McClain, John T. Senior Vice President and Chief Accounting Officer	2006	313,154	315,977	574,246	0	0	0	48,539	1,251,916

Servodidio, Mark Executive Vice President & Chief Human Resource Officer	2006	333,167	172,341	667,562	0	0	0	35,814	1,208,884

Buckman, James E. Former Vice Chairman and General Counsel, Cendant	2006	442,837	135,328	2,366,985	0	0	0	7,730,852	10,676,002

Holmes, Stephen P. Former Chairman & Chief Executive Officer, Travel Content Division, Cendant	2006	439,904	80,128	3,579,431	0	0	0	1,599,108	5,698,571

(a)	As discussed in the Compensation Discussion and Analysis, prior to the completion of the Cendant Separation, Mr. Nelson served as the President and Chief Financial Officer and a Director of Cendant and the other Avis Budget named executive officers served in various other capacities at Cendant and/or its vehicle rental business.
(b)	Base salaries for 2007 were approved by the Avis Budget Compensation Committee in first quarter 2007 as follows: $1,000,000, $525,000, $700,000, $315,000 and $350,000 for Messrs. Nelson, Wyshner, Salerno, McClain and Servodidio, respectively, which represent no increase over salaries for such persons as of the date of the completion of the Cendant Separation, other than an increase of 3.5% for Messrs. McClain and Servodidio. Salary includes amounts deferred under the Cendant Corporation 2006 Deferred Compensation Plan as follows: Mr. Nelson, $51,779; Mr. Wyshner, $29,481; Mr. Salerno, $39,652; and Mr. McClain, $18,789. This plan was replaced with the Avis Budget Group, Inc. 2006 Deferred Compensation Plan following the Cendant Separation.
(c)

Bonus amounts include discretionary payouts as discussed in the Compensation Discussion and Analysis. Bonus amounts for Mr. Nelson, Mr. Wyshner, Mr. Servodidio and Mr. McClain also include special bonuses for their roles in the execution of the transactions necessary to complete the Cendant Separation and the assumption of additional duties related to the vehicle rental business while continuing their Cendant responsibilities and, in Mr. Nelson’s case, acting as Chief Executive Officer of Travelport until May 2006. These bonuses totaled $4,000,000 for Mr. Nelson, $500,000 for Mr. Wyshner, $200,000 for Mr. McClain and $60,000 for Mr. Servodidio. Bonus amounts also include deferrals under the Cendant Corporation Deferred Compensation Plan as follows: Mr. Nelson, $197,717; Mr. Salerno, $19,826; Mr. Wyshner, $14,740; Mr. McClain, $3,959; and Mr. Servodidio, $10,340. The bonus amount also includes a special bonus of $96,233 for Mr. Nelson and $135,328 for Mr. Buckman and $80,128 for Mr. Holmes paid in the first quarter of 2006 under the Executive Officer Supplemental Life Insurance Program. This program has been eliminated, effective January 1, 2007. Bonus amounts also include a discretionary cash payment of $48,008 for Mr. Wyshner and $50,000 for Mr. McClain.

(d)	Represents the amount expensed in 2006 in connection with stock awards under SFAS No. 123R. Assumptions used in the calculation of these amounts are included in Note 18 to our audited financial statements for the fiscal year ended December 31, 2006, included in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 1, 2007 (“2006 Form 10-K”).
(e)	Represents the amount expensed in 2006 in connection with option awards under SFAS No. 123R. Assumptions used in the calculation of these amounts are included in Note 18 to our audited financial statements for the fiscal year ended December 31, 2006, included in our 2006 Form 10-K.
(f)	For Mr. Salerno, the reported change in pension value during the year represents the sum of the increased value accumulated in the Avis Rent A Car System Pension Plan and the Avis Rent A Car System Retirement Equalization Benefit Plan.
(g)	All Other Compensation includes the personal benefits and perquisites presented in the tables below.

2006 All Other Compensation Table

Name	Year	Tax Reimbursements ($)(a)	Deferred Compensation Plan Contributions ($)(b)	Medical Expense Reimbursement Plan ($)(c)	Severance and Other Benefits ($)(d)	Perquisites ($)(e)	Total All Other Compensation ($)
Mr. Silverman	2006	95	83,769	2,800	62,534,206	90,468	62,711,338
Mr. Nelson	2006	13,074	75,505	4,800	3,000,000	72,039	3,165,418
Mr. Wyshner	2006	12,762	44,221	720	N/A	32,025	89,728
Mr. Salerno	2006	1,999	59,478	720	N/A	28,581	90,778
Mr. McClain	2006	5,690	22,748	720	N/A	19,381	48,539
Mr. Servodidio	2006	755	21,340	720	N/A	12,999	35,814
Mr. Buckman	2006	12,941	26,394	4,800	7,635,195	51,522	7,730,852
Mr. Holmes	2006	11,351	22,875	2,800	1,502,495	59,587	1,599,108

(a)	Represents tax payments made on behalf of each named executive officer relating to the provision of financial services disclosed in footnote (b) to the 2006 Perquisites Table below for Mr. Nelson, $7,384; Mr. Salerno, $1,900; Mr. Wyshner, $1,619; Mr. McClain $644; Mr. Servodidio, $674; and Mr. Holmes, $3,663. Also includes tax payments relating to the car leases disclosed in footnote (e) to the 2006 Perquisites Table below for Mr. Nelson, $5,615; Mr. Wyshner, $11,076; Mr. McClain, $4,965; Mr. Buckman, $12,829 and Mr. Holmes $7,583. The total tax reimbursements for each of the named executive officers also include tax payments for nominal company gifts.
(b)	Represents Company matching contributions to a non-qualified deferred compensation plan maintained by the Company for the benefit of certain of our officers selected by our Compensation Committee. Under this plan, participants are permitted to defer compensation under the terms of the plan as approved by the Compensation Committee. Amounts deferred by participants, as well as any matching contributions made by the Company, are contributed to a rabbi trust established for the purpose of holding plan assets. Participants may allocate deferrals to one or more deemed investments under the plan, which may include a deemed investment in the Company’s common stock. Matching contributions may be subject to such vesting provisions as determined from time to time; however, all of a participant’s accounts under this plan will become fully vested in the event of a change in control (as defined in the officer deferred compensation plan) or in the event that the participant’s service with us terminates as a result of death or disability. A participant in this plan may elect a single lump-sum payment of his or her account, or may elect payments over time; however, the participant’s entire account balance will be paid in a single lump sum following a change in control. For Mr. Servodidio, the defined contribution Plan match contributions include $11,000 of match under the qualified company-sponsored 401(K) saving plan.
(c)	The Medical Expenses Reimbursement Plan (MERP) is an employer plan that reimburses a select group of executives for medical expenses related to an annual physical examination, up to a $750 annual maximum, directly from employer funds. For the 2006 plan year, Mr. Salerno, Mr. Wyshner, Mr. McClain and Mr. Servodidio were the named executive officers eligible for the MERP. Under the plan, premiums paid on behalf of Mr. Salerno ($720), Mr. Wyshner ($720), Mr. McClain ($720) and Mr. Servodidio ($720) totaled $2,880. The plan has been eliminated, effective January 1, 2007. The VIP Medical Expense Reimbursement Plan (“VIP MERP”) is an employer plan that reimburses a select group of senior executives (and their dependents) for previously unreimbursed medical expenses, up to a $7,500 annual maximum, through a policy of health or accident insurance. For the 2006 plan year, Mr. Silverman, Mr. Nelson, Mr. Buckman and Mr. Holmes were the named executive officers eligible for the VIP MERP. Under the plan, premiums paid on behalf of Mr. Silverman ($2,800), Mr. Nelson ($4,800), Mr. Buckman ($4,800) and Mr. Holmes ($2,800) totaled $15,200. The plan has been eliminated effective January 1, 2007.
(d)

For Mr. Silverman, amount represents payments under his June 2006 Employment Agreement in connection with his termination with Cendant upon completion of the Cendant Separation as follows: a lump sum cash payment of $21,661,254, which is an amount equal to the net present value of the product of (x) the sum of (1) his base salary plus (2) his annual bonus for 2005 multiplied by (y) the number of full and partial years remaining in the employment term under Mr. Silverman’s Cendant Employment Agreement through December 31, 2007; and a pro rata annual bonus for 2006 (based upon his bonus for the preceding fiscal year) in an amount of $6,600,000. In connection with a settlement with respect to split-dollar insurance policies maintained by Cendant on Mr. Silverman’s life, a payment of $14,570,158 was made to the insurance companies which was necessary to fund the policies. The settlement was designed to maintain the same overall cost to Cendant, on a present value basis, as compared to its costs under the existing split-dollar arrangements. In connection with this settlement, pursuant to the existing split-dollar arrangement, in January 2007, we made a payment to Mr. Silverman of $15,122,409, which is excluded from the amount as such payment represents the amount necessary for Mr. Silverman or his assignee to purchase the policies from us at that time and such amount was immediately returned to us as the purchase price of the policy. In settlement of our on-going obligation to make annual bonus payments to Mr. Silverman under the split-dollar insurance policies, such amount also includes a cash payment to Mr. Silverman in January 2007 of $19,202,794. We also paid $500,000 to reimburse Mr. Silverman for all legal fees incurred by him in connection with the settlement and the negotiation of an employment agreement with Realogy.

For Mr. Nelson, amount includes $3,000,000 paid pursuant to agreements between Mr. Nelson and Realogy, Wyndham Worldwide and Travelport which contained non-competition covenants.

For Mr. Buckman, amount represents $7,625,000 in severance benefits under his employment agreement in effect prior to the Cendant Separation in connection with the termination of Mr. Buckman’s employment upon completion of the Cendant Separation and $10,195 in connection with a premium on a $5 million insurance policy.

For Mr. Holmes amount represents $2,495 in connection with a premium for a term life insurance policy and a bonus of $1,500,000 for his role in the execution of the transactions necessary to complete the Cendant Separation.

(e)	Represents the 2006 perquisites presented in the table below.

2006 Perquisites Table

Name	Year	Personal Use of Company Aircraft ($)(a)	Financial Services ($)(b)	Car and/or Car and Driver ($)(c)	Charitable Contributions ($)(d)	Total 2006 Perquisites ($)(e)
Mr. Silverman	2006	47,742	0	42,604	0	90,468
Mr. Nelson	2006	32,137	10,000	19,780	10,000	72,039
Mr. Wyshner	2006	0	9,250	22,603	N/A	32,025
Mr. Salerno	2006	12,637	9,750	6,000	N/A	28,581
Mr. McClain	2006	N/A	6,513	12,659	N/A	19,381
Mr. Servodidio	2006	N/A	6,790	6,000	N/A	12,999
Mr. Buckman	2006	32,789	0	18,611	N/A	51,522
Mr. Holmes	2006	22,634	5,833	10,948	20,000	59,587

(a)	Represents personal use of the Cendant company aircraft in the amount of $47,742 for Mr. Silverman, $32,137 for Mr. Nelson, $32,789 for Mr. Buckman and $22,634 for Mr. Holmes, calculated based on the incremental cost to the Company for fuel, trip-related maintenance, crew travel expenses, on-board catering, landing fees, trip-related hangar/parking costs and smaller variables costs. Since the aircraft was used primarily for business travel, fixed costs that do not change based on usage, such as pilots’ salaries, the purchase costs for the company aircraft, and the cost of maintenance not related to trips were not included.

After the Cendant Separation, Avis Budget replaced the company aircraft with leased jet services through NetJet. Under the revised Company Aircraft Policy, Mr. Nelson may use the NetJet services for personal use for a maximum of 16 hours per year. Our President and Chief Operating Officer and our Executive Vice President, Chief Financial Officer and Treasurer may also use the NetJet services for personal use, at the discretion of Mr. Nelson, for a maximum of 10 hours per year. The incremental cost of personal use of the NetJet services will be calculated based on the flight specific direct operating costs, including standard fuel, maintenance, catering, and landing fees, and miscellaneous fees such as variable fuel surcharge as applicable, international fees for travel outside the U.S., and a 7.5% Federal Excise Tax. Since the aircraft is used primarily for business travel, fixed costs that do not change based on usage, such as pilot salaries, training, hangaring, insurance, and services support will not be included. Only Mr. Salerno used the NetJet services in 2006.

(b)	For Mr. Nelson and Mr. Holmes, represents reimbursement for financial services provided by an approved vendor up to a maximum annual reimbursement of $10,000. For the other named executive officers, represents the actual costs we incurred for financial services provided under the AYCO Financial Services program. These services include tax return preparation, financial planning and estate planning.
(c)	Represents the cost of a company-provided car under a car lease program with our former PHH subsidiary, including the car lease, insurance, and standard maintenance or incremental cost to the Company for demonstration automobiles provided by our automobile vendors which may be used for business and personal use and are part of a vehicle evaluation program. For our former chief executive officer, also represents car and driver provided, however, such perquisite is no longer provided.
(d)	Represents discretionary matching contribution made by The Avis Budget Charitable Foundation.
(e)	Also includes cost to the company for a nominal company gift.

2006 Grants of Plan-Based Awards Table

Name*	Grant Date	Approval Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards Number of Shares of Stock or Units (#)(c)	All Other Option Awards Number of Securities Underlying Options (#)(d)	Exercise or Base Price of Options Awards ($/SH)	Grant Date Fair Value of Stock and Option Awards ($)
			Threshold ($)(a)	Target ($)(a)	Maximum ($)(a)	Threshold (#)(b)	Target (#)(b)	Maximum (#)(b)
Mr. Nelson	8/1/2006	6/26/06								337,079	24.40	3,000,000
	8/1/2006	6/26/06	N/A	N/A	N/A	0	122,951	N/A				3,000,000

Mr. Wyshner	8/1/2006	5/2/06								54,348	24.40	500,000
	8/1/2006	5/2/06							81,967			2,000,000
	8/1/2006	5/2/06	N/A	N/A	N/A	0	20,492	N/A				500,000

Mr. Salerno	8/1/2006	5/2/06								108,696	24.40	1,000,000
	8/1/2006	5/2/06							122,951			3,000,000
	8/1/2006	5/2/06	N/A	N/A	N/A	0	40,984	N/A				1,000,000

Mr. McClain	8/1/2006	5/2/06	N/A	N/A	N/A	N/A	N/A	N/A	24,590	N/A	N/A	600,000

Mr. Servodidio	8/1/2006	5/2/06	N/A	N/A	N/A	N/A	N/A	N/A	40,984	N/A	N/A	1,000,000

*	Messrs. Silverman, Buckman and Holmes did not receive any equity awards from us in 2006.
(a)	A discussion of 2006 annual performance bonuses is included in the Compensation Discussion and Analysis.
(b)	For Mr. Nelson vest one-half on July 31, 2008 and the other half in two equal installments on July 31, 2009 and 2010 and for Messrs. Salerno and Wyshner vest on July 31, 2009, subject to attainment of performance goals. For more information regarding these awards, including the applicable performance goals, please see “Compensation Discussion and Analysis — Long Term Incentive Plan — 2006 Long-Term Incentive Decisions.” The number of RSUs granted to each eligible employee was determined by dividing the award amount by the closing price of our stock on the date of grant, which was the first day of trading following the distributions of Realogy and Wyndham.
(c)	Represents awards of time-vested RSUs which will vest in equal installments on each of the first four anniversaries of May 2, 2006, subject to continued employment. The number of RSUs granted to each eligible employee was determined by dividing the award amount by the closing price of our stock on the date of grant, which was the first day of trading following the distributions of Realogy and Wyndham.
(d)	Represents SSARs which for Mr. Nelson will vest in equal installments on each of the first four anniversaries of July 31, 2006 subject to continued employment. The SSARs for Mr. Salerno and Mr. Wyshner will vest on July 31, 2009, subject to continued employment. Upon vesting each executive will have the right, until the seventh anniversary of the grant date, to receive an amount, in common stock, equal to the excess of the fair market value of a share of common stock on the date of exercise over the exercise price of the SSAR. Per the terms of the individual grant awards, the exercise price of the stock-settled stock appreciation rights was based on the closing price of the stock on the date of grant, which was the first day of trading following the distributions of Realogy and Wyndham.

2006 Outstanding Equity Awards at Fiscal Year-End Table

NAME	OPTION AWARDS					STOCK AWARDS
	Number of Securities Underlying Unexercised Options (#) Exercisable(a)	Number of Securities Underlying Unexercised Options (#) Unexercisable(b)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercisable Unearned Options (#)	Options Exercise Price ($)(c)	Options Expiration Date(d)	Number of Shares Or Units of Stock that Have Not Vested (#)(e)	Market Value of Shares Or Units of Stock that Have Not Vested ($)(f)	Equity Incentive Plan Awards: Number of Unearned Shares, Units Or Other Rights That Have Not Vested (#)(g)	Equity Incentive Plan Awards: Market Or Payout Value of Unearned Shares, Units Or Other Rights That Have Not Vested ($)(g)
Mr. Silverman(h)	105,077			28.771	4/30/2007
Mr. Silverman	395,965			14.1158	4/30/2007
Mr. Silverman	791,930			28.771	12/17/2007
Mr. Silverman	312,747			25.7141	4/21/2009
Mr. Silverman	312,747			31.792	1/13/2010
Mr. Silverman	625,494			13.5404	1/3/2011
Mr. Nelson								122,951	2,666,807
Mr. Nelson(i)	104,249			18.8163	4/14/2013
Mr. Nelson		337,079		24.40	8/1/2013
Mr. Wyshner						81,967	1,777,864	20,492	444,471
Mr. Wyshner(j)	15,637			26.2536	2/10/2009
Mr. Wyshner	11,467			31.792	1/13/2010
Mr. Wyshner	170			13.5404	1/3/2011
Mr. Wyshner	13,511			27.4044	1/22/2012
Mr. Wyshner	2,871			33.2593	6/3/2014
Mr. Wyshner	3,104			30.0385	4/26/2015
Mr. Wyshner		54,348		24.40	8/1/2013
Mr. Salerno						122,951	2,666,807	40,984	888,943
Mr. Salerno(k)	18,244			18.845	3/1/2011
Mr. Salerno	36,487			27.4044	1/22/2012
Mr. Salerno		108,696		24.40	8/1/2013
Mr. McClain(l)	15,637			25.8040	9/27/2009
Mr. McClain	7,819			31.792	1/13/2010
Mr. McClain	1,433			13.5404	1/3/2011
Mr. McClain	7,506			27.4044	1/22/2012
Mr. McClain						24,590	533,357
Mr. Servodidio						40,984	888,943
Mr. Servodidio(m)	8,444			22.9938	4/19/2011
Mr. Servodidio	5,004			27.4044	1/22/2012
Mr. Buckman(n)	5,149			14.1158	4/30/2007
Mr. Buckman	37,742			14.1158	12/17/2007
Mr. Buckman	24,286			28.771	12/17/2007
Mr. Buckman	32,163			28.771	10/14/2008
Mr. Buckman	62,549			25.7141	4/21/2009
Mr. Buckman	52,515			31.792	1/13/2010
Mr. Buckman	104,249			13.5405	1/3/2011
Mr. Buckman	31,275			27.4044	1/22/2012
Mr. Holmes(o)	9,415			14.1158	4/30/2007
Mr. Holmes	35,136			14.1158	12/17/2007
Mr. Holmes	21,680			28.771	12/17/2007
Mr. Holmes	33,466			28.771	10/14/2008
Mr. Holmes	62,549			25.7141	4/21/2009
Mr. Holmes	52,515			31.792	1/13/2010
Mr. Holmes	104,249			13.5404	1/3/2011
Mr. Holmes	18,243			27.4044	1/22/2012

(a)	Represents fully vested currently exercisable stock options. As a result of the Cendant Separation, the Cendant Compensation Committee approved the accelerated vesting of all outstanding stock options following the spin-off of Wyndham and Realogy.
(b)	Represents SSARS which for Mr. Nelson will vest in equal installments on each of the first four anniversaries of July 31, 2006, subject to continued employment. The SSARS for Messrs. Salerno and Wyshner will vest on July 31, 2009, subject to continued employment. For additional information, please see footnote (d) of the 2006 Grants of Plan-Based Awards Table for terms of these awards.
(c)	Represents the fair-market value on the date of the grant as approved by the Cendant Compensation Committee. The original price was adjusted on July 31, 2006, the date of the Realogy and Wyndham spin-offs. The price was then subsequently adjusted in connection with the 1-for-10 reverse stock split of Avis Budget common stock.
(d)	Represents the expiration date of the stock option grant, subject to continued employment with Avis Budget, Realogy or Wyndham, as applicable.
(e)	Represents awards of time-vested RSUs. Terms of these awards are disclosed in footnote (c) to the 2006 Grants of Plan-Based Awards Table.
(f)	Values are based on the closing price of our common stock on December 29, 2006 of $21.69.
(g)	Represents performance-based RSUs. For additional information, see footnote (b) to 2006 Grants of Plan-Based Awards Table. Values are based on the closing price of our common stock on December 29, 2006 of $21.69.
(h)	In connection with the Cendant Separation, Mr. Silverman received Realogy and Wyndham stock options as follows, all of which are currently exercisable. The number of securities underlying unexercised Realogy options are: 262,691, 989,912, 1,979,824, 781,866, 781,867 and 1,563,734, with exercise prices of $31.61, $15.51, $31.61, $25.25, $34.93, $14.88, respectively, and expiration dates of April 30, 2007, April 30, 2007, December 17, 2007, April 21, 2009, January 13, 2010 and January 3, 2011, respectively. The number of securities underlying unexercised Wyndham options are: 210,153, 791,929, 1,583,859, 625,493, 625,494 and 1,250,986, with exercise prices of $42.03, $20.62, $42.03, $37.56, $46.44, $19.78, respectively, and expiration dates of April 30, 2007, April 30, 2007, December 17, 2007, April 21, 2009, January 13, 2010 and January 3, 2011, respectively.
(i)	In connection with the Cendant Separation, Mr. Nelson received Realogy and Wyndham stock options as follows, all of which are currently exercisable. The number of securities underlying unexercised Realogy options are 260,622, with an exercise price of $20.67, and an expiration date of April 14, 2013. The number of securities underlying unexercised Wyndham options are 208,497, with an exercise price of $27.48, and an expiration date of April 14, 2013.
(j)	In connection with the Cendant Separation, Mr. Wyshner received Realogy and Wyndham stock options as follows, all of which are currently exercisable. The number of securities underlying unexercised Realogy options are: 39,093, 28,668, 424, 33,776, 7,176, and 7,758, with exercise prices of $28.84, $34.93, $14.88, $30.11, $36.54, $33.00, respectively, and expiration dates of February 10, 2009, January 13, 2010, January 3, 2011, January 22, 2012, June 3, 2014 and April 26, 2015, respectively. The number of securities underlying unexercised Wyndham options are: 31,274, 22,934, 339, 27,021, 5,741, and 6,207, with exercise prices of $38.35, $46.44, $19.78, $40.03, $48.58, $43.88, respectively, and expiration dates of February 10, 2009, January 13, 2010, January 3, 2011, January 22, 2012, June 3, 2014 and April 26, 2015, respectively.
(k)	In connection with the Cendant Separation, Mr. Salerno received Realogy and Wyndham stock options as follows, all of which are currently exercisable. The number of securities underlying unexercised Realogy options are: 45,608 and 91,217, with exercise prices of $20.70 and 30.11, respectively, and expiration dates of March 1, 2011 and January 22, 2012, respectively. The number of securities underlying unexercised Wyndham options are: 36,487 and 72,974, with exercise prices of $27.53 and $40.03, respectively, and expiration dates of March 1, 2011 and January 22, 2012, respectively.
(l)	In connection with the Cendant Separation, Mr. McClain received Realogy and Wyndham stock options as follows, all of which are currently exercisable. The number of securities underlying unexercised Realogy options are: 39,093, 19,546, 3,583 and 18,764, with exercise prices of $28.35, $34.93, $14.88 and $30.11, respectively, and expiration dates of September 27, 2009, January 13, 2010, January 3, 2011 and January 22, 2012, respectively. The number of securities underlying unexercised Wyndham options are: 31,274, 15,637, 2,866 and 15,011, with exercise prices of $37.69, $46.44, $19.78 and $40.03, respectively, and expiration dates of September 27, 2009, January 13, 2010, January 3, 2011 and January 22, 2012, respectively.
(m)	In connection with the Cendant Separation, Mr. Servodidio received Realogy and Wyndham stock options as follows, all of which are currently exercisable. The number of securities underlying unexercised Realogy options are: 21,110 and 12,509, with exercise prices of $25.26 and $30.11, respectively, and expiration dates of April 19, 2011 and January 22, 2012, respectively. The number of securities underlying unexercised Wyndham options are: 16,888 and 10,007, with exercise prices of $33.59 and 40.03, respectively, and expiration dates of April 19, 2011 and January 22, 2012, respectively.
(n)	In connection with the Cendant Separation, Mr. Buckman received Realogy and Wyndham stock options as follows, all of which are currently exercisable. The number of securities underlying unexercised Realogy options are: 12,871, 60,715, 94,354, 80,406, 156,373, 131,288, 260,622 and 78,186, with exercise prices of $15.51, $31.61, $15.51, $31.61,$28.25, $34.93, $14.88, $30.11, respectively, and expiration dates of April 30, 2007, December 17, 2007, December 17, 2007, October 14, 2008, April 21, 2009, January 13, 2010, January 3, 2011, and January 22, 2012, respectively. The number of securities underlying unexercised Wyndham options are: 10,297, 48,572, 75,483, 64,325, 125,098, 105,030, 208,498 and 62,549, with exercise prices of $20.62, $42.03, $20.62, $42.03, $37.56, $46.44, $19.78, and $40.03, respectively, and expiration dates of April 30, 2007, December 17, 2007, December 17, 2007, October 14, 2008, April 21, 2009, January 13, 2010, January 3, 2011, and January 22, 2012, respectively.
(o)

In connection with the Cendant Separation, Mr. Holmes received Realogy and Wyndham stock options as follows, all of which are currently exercisable. The number of securities underlying unexercised Realogy options are: 54,200, 83,664, 87,839, 23,536, 156,373, 131,288, 260,622 and 45,608, with exercise prices of $31.61, $31.61, $15.51, $15.51, $28.25, $34.93, $14.88, $30.11, respectively, and expiration dates of December 17, 2007, October 14, 2008, December 17, 2007, April 30, 2007, April 21, 2009, January 13, 2010, January 3, 2011, and January 22, 2012, respectively. The number of securities underlying unexercised Wyndham options are: 43,360, 66,931, 70,271, 18,829, 125,098, 105,030, 208,498, and 36,486, with exercise prices of $42.03, $42.03, $20.62, $20.62, $37.56, $46.44, $19.78, and $40.03, respectively, and expiration dates of December 17, 2007, October 14, 2008, December 17, 2007, April 30, 2007, April 21, 2009, January 13, 2010, January 3, 2011, and January 22, 2012, respectively.

2006 Option Exercises and Stock Vested Table

	Option Awards			Stock Awards
Name*	Number of Shares Acquired on Exercise (#)		Value Realized on Exercise ($)	Number of Avis Budget Shares Acquired on Vesting (#)(a)	Number of Realogy Shares Acquired on Vesting (#)(b)	Number of Wyndham Shares Acquired on Vesting (#)(c)	Value Realized on Vesting ($)(d)
Mr. Nelson	—		—	26,767	66,918	53,534	3,465,006
Mr. Wyshner	—		—	4,794	9,823	7,858	654,232
Mr. Salerno	—		—	8,847	19,237	15,390	1,190,241
Mr. McClain	—		—	3,336	7,260	5,808	448,722
Mr. Servodidio	—		—	3,520	7,671	6,136	473,213
Mr. Buckman	—		—	16,043	35,787	28,629	2,144,243
Mr. Holmes	250,520	(e)	$2,003,516	24,080	54,197	43,357	3,210,747

*	Mr. Silverman did not exercise any options or have any restricted stock units outstanding during 2006.
(a)

In April 2003, each named executive officer (“NEO”) was granted time-vested restricted stock units relating to shares of Cendant Common Stock. Up to one-quarter of the units were to vest in each of the four successive years following the grant date. In addition, in April 2005 and April 2004, each NEO was granted performance-vesting restricted stock units relating to shares of Cendant Common Stock. Upon the vesting of a unit, the NEO was to become entitled to receive a share of Cendant Common Stock. Up to one-eighth of the units were to vest in each of the four successive years following the grant date as long as Cendant attained specific pre-established performance goals for each fiscal year. The performance goals for these units were to be based upon the “total unit growth” of the Cendant Common stock in relation to the average historic “total stockholder return” of the S&P 500 (“total unit growth” is comprised of earnings before interest, taxes, depreciation and amortization plus cash flow generation). In addition, the other  4/8ths (or one-half) of the units could have vested at the end of the fourth year based upon the extent to which Cendant attained cumulative four year pre- established performance goals that were set based on the top-quartile average historic “total shareholder return” of the S&P 500. This half of the grant was considered “above target” and the first half of each grant considered “at target”. Upon the vesting of a unit the NEO was to become entitled to receive a share of Cendant Common Stock.

As a result of the Cendant Separation, the Cendant Compensation Committee approved the accelerated vesting of all “at target” grants for the 2004 and 2005 grants and the final tranche of the 2003 grant following the second spin-off. The Realogy and Wyndham distributions occurred on July 31, 2006 and the accelerated vesting occurred on August 15, 2006. All “above target” awards were canceled prior to the completion of the Cendant Separation. In addition, all accrued cash dividends accrued from the date of grant were paid in connection with such vesting.

As a result, Mr. Nelson received 19,970 units relating to his “at target” 2005 award and gave up the remaining 19,970 units related to the “above target” RSUs. Similarly he received 6,797 units relating to his “at target” 2004 award and gave up the remaining 9,063 units related to the “above target” RSUs. Mr. Salerno received 3,994 units relating to his “at target” 2005 award and gave up the remaining 3,994 units related to the “above target” RSUs. Similarly he received 2,549 units relating to his “at target” 2004 award and gave up the remaining 3,399 units related to the “above target” RSUs. Mr. Wyshner received 2,097 units relating to his “at target” 2005 award and gave up the remaining 2,097 units related to the “above target” RSUs. Similarly he received 969 units relating to his “at target” 2004 award and gave up the remaining 1,291 units related to the “above target” RSUs. Mr. Servodidio received 1,598 units relating to his “at target” 2005 award and gave up the remaining 1,598 units related to the “above target” RSUs. Similarly he received 1,020 units relating to his “at target” 2004 award and gave up the remaining 1,359 units related to the “above target” RSUs. Mr. McClain received 1,623 units relating to his “at target” 2005 award and gave up the remaining 1,623 units related to the “above target” RSUs. Similarly he received 850 units relating to his “at target” 2004 award and gave up the remaining 1,133 units related to the “above target” RSUs. Mr. Buckman received 7,489 units relating to his “at target” 2005 award and gave up the remaining 7,489 units related to the “above target” RSUs. Similarly he received 5,098 units relating to his “at target” 2004 award and gave up the remaining 6,797 units related to the “above target” RSUs. Mr. Holmes received 12,481 units relating to his “at target” 2005 award and gave up the remaining 12,481 units related to the “above target” RSUs. Similarly he received 6,797 units related to his “at target” 2004 award and gave up the remaining 9,063 shares related to the “above-target” RSUs.

(b)	Represents the number of shares of Realogy common stock acquired upon the vesting described in footnote (a) above.
(c)	Represents the number of shares of Wyndham common stock acquired upon the vesting described in footnote (a) above,
(d)	Represents the aggregate value of the shares of Avis Budget Group, Realogy and Wyndham described in footnotes (a), (b) and (c) above upon vesting.
(e)	Represents shares vested without giving effect to the one-for-ten reverse stock split.

2006 Pension Benefits Table

Name	Plan Name(a)	Number of Years of Credited Service (#)(a)	Present Value of Accumulated Benefit ($)(a)	Payments During Last Fiscal Year ($)
Mr. Salerno	Avis Rent A Car System, Inc. Pension Plan	24 years, 7 months as of 12/31/06	285,850	—
Mr. Salerno	Avis Rent A Car System, Inc. Retirement Equalization Benefit Plan	24 years, 7 months as of 12/31/06	368,639	—

(a)	Avis froze its qualified and non-qualified defined benefit pension plans to new participation and future benefit accruals as of December 31, 1998. Mr. Salerno is the only Named Executive Office who participated in these plans. Prior to December 31, 1998 Mr. Salerno earned the right to receive certain benefits upon retirement at the retirement age of 65 or upon early retirement on or after age 55. For a discussion of the calculation of retirement benefits, please see Note 19 to our audited financial statements for the fiscal year ended December 31, 2006 included in our 2006 Form 10-K.

2006 Nonqualified Deferred Compensation Table

Name	Executive Contributions in Last FY ($)(a)	Registrant Contributions in Last FY ($)(b)	Aggregate Earnings in Last FY ($)(c)	Aggregate Withdrawals / Distributions ($)(d)	Aggregate Balance at Last FYE ($)(e)
Mr. Silverman	83,769	83,769	207,215	—	—
Mr. Nelson	249,496	75,505	177,215	—	5,851,837
Mr. Salerno	59,478	59,478	(3,896)	—	536,628
Mr. Wyshner	44,221	44,221	5,710	19,371	484,797
Mr. McClain	22,748	22,748	5,234	—	414,336
Mr. Servodidio	6,740	6,740	(93)	—	81,896
Mr. Buckman	26,394	26,394	(25,356)	—	2,377,668
Mr. Holmes	22,875	22,875	22,510	—	—

(a)	Amounts shown are included in the Salary and Bonus columns in the Summary Compensation Table as individually identified in footnotes (b) and (c) to the table. Under the deferred compensation plan, participants can elect to defer a maximum of 80% of base salary and 98% of annual bonus. The agreements between participants and the Company must provide that the deferrals under the plan are (1) irrevocable; (2) agreed to before the compensation is earned; and (3) for a specified length of time.
(b)	Participant deferrals are matched dollar-for-dollar by the Company up to 6% of base salary and 6% of annual bonus.
(c)	All participant deferrals and matching contributions are immediately vested and are held in a grantor trust. Under this arrangement, the Company takes no tax deduction, and the beneficiaries pay no tax on contributions to the trust until they start receiving their money. Although funds are potentially subject to the employer’s creditors, they are inaccessible to present and future management. Participants may allocate deferrals to one or more of a variety of investment options including Company stock.
(d)	A participant in this plan may elect to receive payment in the form of a single lump sum or in annual installments over a period of up to 10 years; all account balances will be paid in a single lump sum upon change of control of the Company. In December 2002, Mr. Wyshner elected to have his 2003 plan year amounts distributed to him in five equal annual installments, beginning in January 2005.
(e)	Total trust assets accumulated for all periods of plan participation through the end of 2006. The aggregate balance is the sum of all participant and registrant contributions and investment in earnings less any withdrawals or distributions. Amounts for Mr. Silverman and Mr. Holmes have been assumed by Realogy and Wyndham, respectively.

Employment Agreements and Other Arrangements

In connection with the Cendant Separation, we entered into agreements with Messrs. Silverman and Buckman. Mr. Silverman’s agreement sets forth the terms with respect to the severance payments described above in the Summary Compensation Table. We have no obligation to provide Mr. Silverman with post-separation benefits under his original employment agreement as such benefits were assumed by Realogy, and we believe we have satisfied all of our payment obligations to Mr. Silverman under his agreement. Mr. Buckman’s agreement provided for the payment of severance as described above in the Summary Compensation Table and in accordance with Mr. Buckman’s employment agreement with us. We are required to provide Mr. Buckman with post-separation benefits under his employment agreement. Mr. Holmes’s employment agreement with us was terminated and he entered into an agreement with Wyndham in connection with his role as Chief Executive Officer of Wyndham.

Each Avis Budget named executive officer is employed by us pursuant to a written agreement of employment or has a severance agreement.

Ronald L. Nelson

Mr. Nelson’s employment agreement has a term ending on the third anniversary of the effective date; provided, that such term will automatically extend for one additional year unless we or Mr. Nelson provides notice to the other party of non-renewal at least six months prior to such third anniversary. Pursuant to our by-laws, our Board of Directors may terminate Mr. Nelson’s employment at any time. Upon expiration of the employment agreement, Mr. Nelson will be an employee at will unless the agreement is renewed or a new agreement is executed.

In addition to providing for a minimum base salary of $1 million and employee benefit plans generally available to our executive officers, Mr. Nelson’s agreement provides for an annual incentive award with a target amount equal to 150% of his base salary, subject to attainment of performance goals, and grants of long-term incentive awards, upon such terms and conditions as determined by our Board of Directors or Compensation Committee. Mr. Nelson’s agreement provides that if his employment with us is terminated by us without “cause” or due to a “constructive discharge” (each term as defined in Mr. Nelson’s agreement), he will be entitled to a lump sum payment equal to 299% of the sum of his then-current base salary plus his then-current target annual bonus. In addition, in this event, all of Mr. Nelson’s then-outstanding equity awards will become fully vested (and any stock options and stock appreciation rights granted on or after the distribution date will remain exercisable until the earlier of three years following his termination of employment and the original expiration date of such awards).

Options granted prior to the separation remain exercisable in accordance with Mr. Nelson’s prior agreement with us. Mr. Nelson’s employment agreement also provides him and his dependents with medical benefits through his age 75. The employment agreement provides Mr. Nelson with the right to claim a constructive discharge if, among other things, he is not the Chief Executive Officer and our most senior executive officer, or does not report directly to the Board of Directors; we notify Mr. Nelson that we will not extend the term of the employment agreement for an additional fourth year or, following the expiration of the employment agreement, we do not offer to extend the agreement for a period of at least two but no more than four years on substantially similar terms; there occurs a “corporate transaction” (as defined in Mr. Nelson’s agreement); or we fail to nominate Mr. Nelson to be a member of our Board of Directors. Mr. Nelson’s agreement provides for post-termination non-competition and non-solicitation covenants which will last for two years following Mr. Nelson’s employment with us. Mr. Nelson has a right pursuant to his employment agreement to be reimbursed from the company for any “golden parachute” excise tax, including taxes on any reimbursement, subject to limitations described in his employment agreement.

F. Robert Salerno

Mr. Salerno’s employment agreement has a term ending on the third anniversary of the effective date; provided that such term will automatically extend for one additional year unless we or Mr. Salerno provides notice to the other party of non-renewal at least six months prior to such third anniversary.

In addition to providing for a minimum base salary of $700,000 and employee benefit plans generally available to our executive officers, Mr. Salerno’s agreement provides for an annual incentive award with a target amount equal to 100% of his base salary, subject to attainment of performance goals, and grants of long-term incentive awards, upon such terms and conditions as determined by our Board of Directors or Compensation Committee. Mr. Salerno’s agreement provides that if his employment with us is terminated by us without “cause” or due to a “constructive discharge” (each term as defined in Mr. Salerno’s agreement), he will be entitled to a lump sum payment equal to 299% of the sum of his then-current base salary plus his then-current target annual bonus. In addition, in this event, all of Mr. Salerno’s then-outstanding equity awards will become fully vested (and any stock options and stock appreciation rights granted on or after July 28, 2006 will remain exercisable until the earlier of three years following his termination of employment and the original expiration date of such awards).

The employment agreement provides Mr. Salerno with the right to claim a constructive discharge if, among other things, he is not the Chief Executive Officer following a “corporate transaction” (as such term is defined in Mr. Salerno’s employment agreement). Mr. Salerno’s agreement will provide for post-termination non-competition and non-solicitation covenants which will last for two years following Mr. Salerno’s employment with us. Mr. Salerno has a right pursuant to his employment agreement to be reimbursed from the company for any “golden parachute” excise tax, including taxes on any reimbursement, subject to limitations described in his employment agreement.

David B. Wyshner

Mr. Wyshner’s employment agreement has a term ending on the third anniversary of the effective date; provided that such term will automatically extend for one additional year unless we or Mr. Wyshner provides notice to the other party of non-renewal at least six months prior to such third anniversary.

In addition to providing for a minimum base salary of $525,000 and employee benefit plans generally available to our executive officers, Mr. Wyshner’s agreement provides for an annual incentive award with a target amount equal to 100% of his base salary, subject to attainment of performance goals, and grants of long-term incentive awards, upon such terms and conditions as determined by our Board of Directors or Compensation Committee. Mr. Wyshner’s agreement provides that if his employment with us is terminated by us without “cause” or due to a “constructive discharge” (each term as defined in Mr. Wyshner’s agreement), he will be entitled to a lump sum payment equal to 299% of the sum of his then-current base salary plus his then-current target annual bonus. In addition, in this event, all of Mr. Wyshner’s then-outstanding equity awards will become fully vested (and any stock options and stock appreciation rights granted on or after July 28, 2006 will remain exercisable until the earlier of three years following his termination of employment and the original expiration date of such awards).

The employment agreement provides Mr. Wyshner with the right to claim a constructive discharge if, among other things, he is not the most senior financial officer of the Company or there occurs a “corporate transaction” (as such term is defined in Mr. Wyshner’s employment agreement). Mr. Wyshner’s agreement will provide for post-termination non-competition and non-solicitation covenants which will last for two years following Mr. Wyshner’s employment with us. Mr. Wyshner has a right pursuant to his employment agreement to be reimbursed from the company for any “golden parachute” excise tax, including taxes on any reimbursement, subject to limitations described in his employment agreement.

Mark Servodidio

Mr. Servodidio’s severance agreement provides that if his employment is terminated by us other than “for cause” (as defined in Mr. Servodidio’s severance agreement), disability or death, he will receive a lump-sum severance payout equal to 200% of his base salary plus target incentive bonus and perquisites to include car usage, financial planning and health coverage for a period of 24 months. Severance is subject to and contingent upon execution of a separation agreement containing a release of claims against the Company and non-competition covenants. The agreement also provides for a lump sum cash payment for the ratable portion of stock-based awards which would have been expensed in accordance with their original vesting schedule by the one-year anniversary of termination of employment.

John T. McClain

Pursuant to an agreement with us, Mr. McClain is our Senior Vice President and Chief Accounting Officer and has additional responsibility for overseeing several functions associated with our legacy as the former parent company of Realogy, Wyndham and Travelport. Over time, it is likely that the scope of this position will diminish as legacy activities subside. In the event that the Company and Mr. McClain do not, between September 1, 2007 and December 31, 2007, identify mutually acceptable opportunities for Mr. McClain to take on new or additional responsibilities and/or continue handling existing responsibilities, or in the event that Mr. McClain is terminated without cause prior to December 31, 2007, Mr. McClain will be eligible to initiate severance with 30 days notice provided Mr. McClain executes an agreement and general release in a form acceptable to us.

Mr. McClain’s severance is comprised of (a) a lump-sum payment of two times current base salary plus the pro-rated portion of the annual target incentive award, (b) post-termination exercisability of stock options for three years, (c) a lump sum in cash for the ratable portion of Mr. McClain’s 2006 stock-based award, which would have been expensed in accordance with its original vesting schedule by the first anniversary of Mr. McClain’s termination of employment and (d) a lump sum in cash for the ratable portion of any subsequent stock-based award, which would have been expensed in accordance with its original vesting schedule by the date of Mr. McClain’s termination of employment. From and after the date of Mr. McClain’s termination of employment, we will provide Mr. McClain and his family continued coverage under our group health plans for a period of 12 months. This severance is not applicable if Mr. McClain is terminated for cause.

Termination, Severance and Change of Control Arrangements

The table below shows the potential severance payments for each named executive officer. All payments are contingent on the executive’s termination of employment and the identified triggering events.

Name and Triggering Event(a)	Lump Sum Severance Payment ($)(b)	Accelerated Vesting of Stock-based Awards ($)(c)	Continuation of Benefits and Perquisites ($)(d)	Excise Tax and Gross- Up ($)(e)
Mr. Nelson
Resignation or Termination by Company for Cause	0	0	222,703
Termination due to Death or Disability	0	2,666,807	222,703
Termination by Company without Cause or due to Constructive Discharge	7,475,000	2,666,807	222,703
Change of Control Transaction and Termination by Company without Cause or due to Constructive Discharge	7,475,000	2,666,807	222,703	2,992,216

Mr. Wyshner
Resignation or Termination by Company for Cause	0	0	0
Termination due to Death or Disability	0	1,926,021	70,512
Termination by Company without Cause or due to Constructive Discharge	3,139,000	1,926,021	70,512
Change of Control Transaction and Termination by Company without Cause or due to Constructive Discharge	3,139,000	2,222,336	70,512	0

Mr. Salerno
Resignation or Termination by Company for Cause	0	0	0
Termination due to Death or Disability	0	2,963,122	59,908
Termination by Company without Cause or due to Constructive Discharge	4,186,000	2,963,122	59,908
Change of Control Transaction and Termination by Company without Cause or due to Constructive Discharge	4,186,000	3,555,750	59,908	0

Mr. Servodidio
Resignation or Termination by Company for Cause	0	0	0
Termination by Company without Cause	1,225,000	222,236	36,791
Change of Control Transaction and Termination by Company without Cause	1,225,000	888,943	36,791	N/A

Mr. McClain
Resignation or Termination by Company for Cause	0	0	0
Termination by Company without Cause	913,500	133,339	16,993
Change of Control Transaction and Termination by Company without Cause	913,500	533,357	16,993	N/A

(a)	Messrs. Silverman, Buckman and Holmes are not entitled to any additional severance payments. “Without Cause Termination” and “Constructive Discharge” are defined in each individual agreement. Mr. Nelson’s agreement was filed as an exhibit to our 8-K filing on June 30, 2006. Agreements for Mr. Salerno and Mr. Wyshner were filed as exhibits to our 8-K filing on November 11, 2006. Agreements for Mr. McClain and Mr. Servodidio were filed as exhibits to our 2006 Form 10-K.
(b)	The lump sum severance benefits were calculated based on each executive’s base salary and target annual incentive as of December 31, 2006 and a multiplier of 299% or 200% as per the terms of each agreement.
(c)	The value of accelerated vesting of stock-based awards was calculated assuming vesting was accelerated as of December 31, 2006 and based on the closing price of our stock ($21.69) on December 29, 2006.
(d)	For Mr. Nelson, reflects the continuation of benefit and perquisite plans he participates in as of December 31, 2006 until age 75. For the other named executive officers, other than Mr. McClain, reflects 24 months of continued health, dental and car benefits. For Mr. McClain reflects 12 months of continued health and dental benefits.
(e)	Estimated assuming change of control transaction and termination of employment occurred on December 31, 2006 at a stock price of $21.69 and reflecting an assigned value attributable to Mr. Nelson’s future noncompetition obligation. We estimate that the amount would be reduced to zero if the same transaction were analyzed as occurring on January 1, 2007 rather than December 31, 2006.

Director Compensation Table

The first table below shows the compensation provided to our current non-employee directors for 2006. The second table below shows the compensation provided during the first eight months of 2006 to our former non-employee directors who served as directors of Cendant during 2006 solely until completion of the separation.

Current Directors

Name*	Fees Earned or Paid In Cash for Service Prior to Cendant Separation ($)(a)	Fees Earned or Paid In Cash for Service Following Cendant Separation ($)(a)	Stock Awards for Service Prior to Cendant Separation ($)(b)	Stock Awards for Service Following Cendant Separation ($)(b)	All Other Comp ($)		Total ($)
Coleman, Leonard S.	79,184	27,083	47,492	102,083	7,330	(c)(d)	263,172
Edelman, Martin L.	72,858	24,250	44,485	99,250	42,430	(c)	283,273
Rosenberg, Sheli Z.	84,530	—	51,481	126,667	12,484	(c)(d)	275,162
Sweeney, Stender E.	—	—	—	128,629	5,000	(d)	133,629
Krominga, Lynn	—	12,157	—	87,157	—		99,314

*	Mary Choksi did not serve as a director in 2006.

Former Directors

Name	Fees Earned or Paid In Cash ($)(a)	Stock Awards ($)(b)	All Other Comp ($)		Total ($)
Biblowit, Myra J.	72,932	43,742	1,208	(c)	117,882
Herrera, George	68,764	41,247	—		110,011
MacBain, Louise T. Blouin	66,688	39,991	—		106,679
Mills, Cheryl D.	78,345	46,989	10,000	(d)	135,334
Mulroney, Brian	28,000	84,000	30,007	(c)(d)	142,007
Nederlander, Robert E.	72,943	43,738	146,735	(c)	263,416
Pittman, Robert W.	26,667	84,000	12,947	(c)	123,614
Richards, Pauline D.E.	79,192	47,485	—		126,677
Smith, Robert F.	85,439	51,241	170,276	(c)(d)	306,956

(a)	A full description of all fees paid to Avis Budget Group directors is provided below. The cash portion of fees paid represents: 50% of the annual retainer and 50% of committee chair and membership stipends together with the deferred cash payment described at the end of footnote (b) below.
(b)

The stock awards represent: 50% of the retainer and 50% of committee chair and membership stipends, which are paid quarterly in deferred Common Stock, and a new director grant awarded to the current directors upon completion of the Cendant Separation, in the case of Messrs. Coleman and Edelman and Ms. Rosenberg and on the first day of service for Mr. Sweeney and Ms. Krominga. Amounts set forth represent the amount expensed in 2006 under SFAS No. 123R. Assumptions used in the calculation of these amounts are included in Note 18 to our audited financial statements for the fiscal year ended December 31, 2006 included in our 2006 Form 10-K. The number of shares of Common Stock to be received pursuant to the common stock portion of the retainer or any other compensation to be paid in the form of Common Stock is equal to the value of the compensation being paid in the form of Common Stock, divided by the fair market value of the Common Stock on the date of grant. Each share of deferred Common Stock entitles the Non-Employee Director to receive one share of Common Stock immediately following such director’s retirement or termination of service from the Board for any reason. The Non-Employee Directors may not sell or receive value from any shares of deferred Common Stock prior to such termination of service. Directors may elect to receive more than 50% of their retainer and stipends in deferred Common

Stock. Ms. Rosenberg and Mr. Sweeney have elected as of August 23, 2006 to receive all of their compensation in deferred Common Stock. Messrs. Mulroney and Pittman made such election for all of 2006. Directors may be permitted to receive value from shares deferred in excess of 50% of their retainer and stipends. The stock portion of the final payment of fees to Cendant directors immediately prior to the Cendant Separation was made in the form of deferred cash for administrative purposes.

(c)	Represents premiums for term life insurance coverage. Following completion of the Cendant Separation, the Company no longer provides this program.
(d)	Represents discretionary matching contributions available through The Avis Budget Charitable Foundation (formerly known as The Cendant Charitable Foundation). For the former directors who received such contribution and Ms. Rosenberg, represents $10,000, and for Messrs. Sweeney and Coleman represents $5,000.

The table below shows the Director Compensation provided to non-employee directors prior to completion of the Cendant Separation as members of the Cendant Board and Director Compensation provided for the members of the Avis Budget Board after completion of the Cendant Separation. While the Cendant Board reduced director compensation effective upon completion of the separation, after completing a competitive review of director compensation provided at companies of comparable size to Avis Budget in the vehicle rental and other industries, the Avis Budget Board further reduced such compensation and adopted the Director Compensation shown in the table below for 2007, retroactive to the completion of the separation (other than with respect to the vesting terms of the one-time new director grant).

	Annual Compensation Prior to the Cendant Separation($)(a)(b)		Annual Compensation Following the Cendant Separation($)(a)(b)
Annual Director Retainer(c)	160,000		125,000
One-Time New Director Equity Grant(d)	75,000		75,000
Audit Committee Chair	30,000		20,000
Audit Committee Member	20,000		10,000
Compensation Committee Chair	25,000		15,000
Compensation Committee Member	10,000		7,500
Corporate Governance Committee Chair	15,000		10,000
Corporate Governance Committee Member	8,000		5,000
Executive Committee Member	10,000		8,000
Presiding Director Stipend	20,000		20,000
	Life Insurance	(e)
Other Benefits	10,000	(f)	5,000	(f)

(a)	Members of the Board of Directors who are also officers or employees of the Company or any of its subsidiaries do not receive compensation for serving as directors (other than travel-related expenses for meetings held outside of the Company’s headquarters).
(b)	The committee chair stipends and all committee membership stipends are paid 50% in cash and 50% in deferred Common Stock. Directors may elect to receive more than 50% of such stipends in deferred Common Stock.
(c)	The annual retainer is paid on a quarterly basis. The retainer is paid equally 50% in cash and 50% in shares of deferred Common Stock. A director may elect to receive the entire retainer in the form of deferred Common Stock. The number of shares of Common Stock to be received pursuant to the common stock portion of the retainer or any other compensation to be paid in the form of Common Stock is equal to the value of the compensation being paid in the form of Common Stock, divided by the fair market value of the Common Stock on the date of grant. Each share of deferred Common Stock entitles the Non-Employee Director to receive one share of Common Stock immediately following such Director’s retirement or termination of service from the Board for any reason. The Non-Employee Directors may not sell or receive value from any shares of deferred Common Stock prior to such termination of service.

(d)	The grant is to be made in the form of deferred Common Stock. The number of shares granted is equal to $75,000 divided by the fair market value of a share of Common Stock as of the close of business on the date of the grant. Persons serving as Non-Employee Directors at the time of the completion of the Cendant Separation received their grant as of the first trading day following completion of the Cendant Separation. Future grants will be provided to directors newly appointed to the Board. Effective as of January 1, 2007, grants awarded after January 1, 2007 will vest ratably over three years, or in the event of a change in control, but Directors may not sell or receive value from the shares until termination from the Board.
(e)	The Company provided $100,000 of term life insurance coverage for each Non-Employee Director. In addition, the Company provided each director with the ability to obtain life insurance in the amount of $1 million on his or her life. Certain, but not all, directors participated in this program. Upon the death of such director while still in office, the Company would donate an aggregate of $1 million to one or more charitable organizations that such director served or supported. Following completion of the Cendant Separation, the Company no longer provides this program.
(f)	Represents discretionary matching contributions available through The Avis Budget Charitable Foundation.

Compensation Committee Interlocks and Insider Participation

Our Compensation Committee is composed entirely of independent directors and administers the Company’s executive compensation policies and programs. Sheli Z. Rosenberg (Chairman) and Leonard Coleman have served as members of our Compensation Committee since August 23, 2006. Lynn Krominga has served as a member of our Compensation Committee since January 30, 2007. From August 23, 2006 through January 30, 2007, Martin Edelman was also a member of the Compensation Committee. From January 1, 2006 through August 23, 2006, the Compensation Committee was comprised of Robert Smith (Chairman), Myra Biblowit and Ms. Rosenberg. None of such Directors were officers or employees of the Company or any of the Company’s subsidiaries or had any relationship requiring disclosure by the Company under Item 404 of the SEC’s Regulation S-K during 2006 or before, except for Mr. Edelman. Mr. Edelman is Of Counsel to Paul, Hastings, Janofsky & Walker, LLP, a New York City law firm (successor to Battle Fowler). Paul, Hastings represented the Company in certain matters in 2006. It is expected that Paul, Hastings will continue to represent the Company in connection with certain matters from time to time in the future. Amounts paid by the Company to Paul, Hastings in 2006 constituted less than 1% of Paul, Hastings’ gross revenue for such year.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table provides information about shares of Common Stock that may be issued upon the exercise of options and restricted stock units under all of our existing equity compensation plans as of December 31, 2006. The table excludes 850,000 shares of Common Stock approved by stockholders issued or available for issuance pursuant to the 1998 Employee Stock Purchase Plan.

No securities will remain available for future issuance under any equity compensation plan other than the securities reflected in the first column below upon approval of the proposal to approve the Avis Budget Group, Inc. 2007 Equity and Incentive Plan.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants, Rights and Restricted Stock Units (d)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (Excludes Restricted Stock Units) ($) (d)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in First Column)
Equity compensation plans approved by Company stockholders(a)	6,740,762	$28.98	4,911,657
Equity compensation plans not approved by Company stockholders(b)(e)	5,243,079	$24.34	5,899,598
Equity compensation plans assumed in mergers, acquisitions and corporate transactions(c)	99,611	$17.81	1,345,331
Total	12,083,452	$27.04	12,156,586

(a)	Includes options and other awards granted under the following plans: 1997 Stock Incentive Plan; 1997 Stock Option Plan; and 1987 Stock Option Plan. Each plan was approved by stockholders with respect to an initial allocation of shares. Subsequent to such approvals and prior to the Cendant Separation, the Board of Directors approved the allocation of additional treasury shares for issuance under the plans (which are included in the table) without further stockholder approval as follows: 1997 Stock Incentive Plan (2,000,000); 1997 Stock Option Plan (6,997,079); 1987 Stock Option Plan (1,000,000).
(b)	Includes options and other awards granted under the following plans: 1999 Broad-Based Employee Stock Option Plan; 1997 Employee Stock Plan; 1992 Employee Stock Option Plan; 1992 Bonus and Salary Replacement Stock Option Plan; and stand-alone option grants to former officers. Substantially all options remaining available for future grants are under the 1999 Broad-Based Employee Stock Option Plan. The material terms of these plans are set forth under footnote (e) below. Notwithstanding the terms of these plans to the contrary, no option granted under any of these plans provides for a term in excess of 10 years or an exercise price below fair market value as of the date of grant (other than options assumed or replaced in connection with acquisitions). All options granted under these plans have been approved by the Board of Directors or the Compensation Committee of the Board of Directors.
(c)	Includes options granted under the following plans: Galileo International, Inc. 1999 Equity and Performance Incentive Plan; and Trendwest Resorts, Inc. 1997 Employee Stock Option Plan. We have assumed additional option plans in connection with mergers, acquisitions and corporate transactions pursuant to which no shares remain available for future grants. There were 1,227,853 outstanding options under such plans as of December 31, 2006. The weighted-average exercise price for these options is $27.63.
(d)	Reflects an equitable adjustment of stock options and restricted stock units in connection with the spin-off of PHH Corporation to our stockholders during 2005 and the distributions of Realogy and Wyndham in 2006. Also reflects the one-for-ten reverse stock split completed in September 2006. As of December 31, 2006, we had outstanding 11,037,021 stock options and 500,123 SSARs, or an aggregate of 11,537,144 stock options and SSARs. As of December 31, 2006, the weighted average remaining life for the stock options and SSARs was 3.4 and 6.6 years, respectively, and the aggregate weighted average remaining life was 3.5 years. The weighted average exercise price of the stock options and SSARs was $27.22 and $24.40, respectively, and $27.10 in the aggregate.
(e)	Following are the material terms of plans not submitted for stockholder approval:

1999 Broad-Based Employee Stock Option Plan. This plan provides for the grant of stock options, shares of Common Stock and other awards valued by reference to Common Stock to our employees who are not executive officers. Shares issued pursuant to the exercise of options granted under this plan may be authorized and unissued shares or treasury shares. In the event of any change in corporate capitalization, any reorganization of our company or a similar event, shares subject to outstanding options, the exercise price of outstanding options and the number and type of shares remaining to be made subject to options under this plan may be adjusted or substituted for, as the Compensation Committee or Board may determine. The terms and conditions of options granted under this plan are to be determined by the Compensation Committee, provided, that the exercise price of an option may not be less than the fair market value of the shares covered thereby on the date of grant. Each option granted under this plan will become immediately exercisable upon a “change-of-control transaction” (as defined in the plan). Unless otherwise determined by the Compensation Committee, following termination of employment, options granted under this plan generally will remain exercisable, to the extent exercisable at the time of termination, for one year (two years, in the case of retirement, death or disability).

1997 Employee Stock Plan. This plan provides for the grant of awards of stock options, stock appreciation rights (payable in cash or shares or a combination thereof) and restricted stock to our employees and affiliates. Shares issued pursuant to awards granted under this plan may be authorized and unissued shares or treasury shares. In the event of any change in corporate capitalization, any reorganization of our company or a similar event, shares subject to outstanding awards, the exercise price of outstanding options and the number and type of shares remaining to be made subject to awards under this plan may be adjusted or substituted for, as the Compensation Committee or Board may determine. The terms and conditions of awards granted under this plan are to be determined by the Compensation Committee, provided, that the exercise price of an option may not be less than the fair market value of the shares covered thereby on the date of grant. Under this plan, stock appreciation rights may be granted only in tandem with an option, and will be cancelled to the extent the related option is exercised or cancelled. The vesting of restricted stock awards granted under this plan may be subject to the attainment of predetermined performance goals. Unless otherwise determined by the Compensation Committee, following termination of employment, options and stock appreciation rights granted under this plan generally will remain exercisable, to the extent exercisable at the time of termination, for one year (two years, in the case of retirement, death or disability). Unless otherwise determined by the Compensation Committee, following termination of employment for any reason, shares that are subject to restrictions under a restricted stock award will be immediately forfeited.

REPORT OF AUDIT COMMITTEE

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls. The independent auditors are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted accounting principles and issuing a report thereon. The Committee reviews and oversees these processes, including oversight of (i) the integrity of the Company’s financial statements, (ii) the Company’s independent auditors’ qualifications and independence, (iii) the performance of the Company’s independent auditors and the Company’s internal audit function and (iv) the Company’s compliance with legal and regulatory requirements.

In this context, the Committee met and held discussions with management and the independent auditors. Management represented to the Committee that the Company’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States, and the Committee reviewed and discussed the consolidated financial statements with management and the independent auditors. The Committee also discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards, AU 380), as amended.

In addition, the Committee discussed with the independent auditors the auditors’ independence from the Company and its management, and the independent auditors provided to the Committee the written disclosures and letter required from the independent auditors by the Independence Standards Board Standard No. 1 (Independence Discussions With Audit Committees).

The Committee discussed with the Company’s internal and independent auditors the overall scope and plans for their respective audits. The Committee met with the internal and independent auditors, with and without management present, to discuss the results of their examinations, the evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

Based on the reviews and discussions referred to above, the Committee recommended to the Board of Directors, and the Board has approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006 for filing with the SEC. The Committee and the Board also have recommended, subject to stockholder ratification, the selection of the Company’s independent auditors for fiscal year 2007.

AUDIT COMMITTEE

Stender E. Sweeney, Chairman

Lynn Krominga

Sheli Z. Rosenberg*

* At the time this report was approved, Ms. Rosenberg was a member of the Audit Committee. Her role was subsequently assumed by Ms. Choksi.

PROPOSALS TO BE VOTED ON AT MEETING

ELECTION OF DIRECTORS

PROPOSAL NO. 1

The Board of Directors has nominated Messrs. Coleman, Edelman, Nelson, Salerno and Sweeney and Mses. Choski, Krominga and Rosenberg to be elected at the Meeting to serve as directors for a one-year term ending at the 2008 annual meeting of stockholders or until their successors are duly elected and qualified. All nominees are currently directors of the Company. For certain information regarding each nominee and continuing directors, see “Board of Directors—Biographical Information for Nominees” above.

Each nominee has consented to being named in this Proxy Statement and to serve if elected. If, prior to the Meeting, any nominee should become unavailable to serve, the shares of Common Stock represented by a properly executed and returned proxy (whether through the return of the enclosed proxy card, by telephone or electronically through the Internet) will be voted for such additional person as shall be designated by the Board of Directors, unless the Board of Directors determines to reduce the number of directors in accordance with the Company’s Amended and Restated Certificate of Incorporation and By-Laws.

Directors shall be elected by the affirmative vote of a plurality of the shares of Common Stock present at the Meeting, in person or by proxy, and entitled to vote in the election of directors. Under the rules of the New York Stock Exchange, brokers who hold shares in street name will have discretion, on behalf of their clients that hold shares as of the record date, to vote on this proposal when the brokers do not receive instructions from beneficial owners. Pursuant to applicable Delaware law, in determining whether such nominees have received the requisite number of affirmative votes, abstentions and broker non-votes will have no effect on the outcome of the vote.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH NOMINEE AS A DIRECTOR. UNLESS MARKED TO THE CONTRARY, PROXIES RECEIVED BY THE COMPANY WILL BE VOTED “FOR” THE ELECTION OF THE NOMINEES LISTED ABOVE.

RATIFICATION OF APPOINTMENT OF AUDITORS

PROPOSAL NO. 2

Deloitte & Touche LLP has been appointed by the Board of Directors as the auditors for the Company’s financial statements for 2007. A representative of Deloitte & Touche LLP is expected to be present at the Meeting and will have the opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions of stockholders.

Principal Accounting Firm Fees. Fees billed to the Company by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, the “Deloitte Entities”) for the years ended December 31, 2006 and 2005 were as follows:

Audit Fees. The aggregate fees billed for the audit of the Company’s annual financial statements for the fiscal years ended December 31, 2006 and 2005 and for the reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-Q and for other attest services primarily related to financial accounting consultations, comfort letters and consents related to SEC and other registration statements, regulatory and statutory audits and agreed-upon procedures were $19.6 million and $20.3 million, respectively.

Audit-Related Fees. The aggregate fees billed for audit-related services for the fiscal years ended December 31, 2006 and 2005 were $9.5 million and $11.2 million, respectively. These fees relate primarily to due diligence pertaining to acquisitions, audits for dispositions of subsidiaries and related registration statements, audits of employee benefit plans and accounting consultation for contemplated transactions for the fiscal years ended December 31, 2006 and December 31, 2005.

Tax Fees. The aggregate fees billed for tax services for the fiscal years ended December 31, 2006 and 2005 were $15.4 million and $10.6 million, respectively. These fees relate to tax compliance, tax advice and tax planning for the fiscal years ended December 31, 2006 and December 31, 2005.

All Other Fees. There were no other fees for the fiscal year ended December 31, 2006 and 2005.

The Audit Committee considered the non-audit services provided by the Deloitte Entities and determined that the provision of such services was compatible with maintaining the Deloitte Entities’ independence. The Audit Committee also adopted a policy prohibiting the Company from hiring the Deloitte Entities’ personnel at the manager or partner level, who have been directly involved in performing auditing procedures or providing accounting advice to the Company, in any role in which such person would be in a position to influence the contents of the Company’s financial statements.

The Company’s Audit Committee is responsible for appointing the Company’s independent auditor and approving the terms of the independent auditor’s services. The Audit Committee has established a policy for the pre-approval of all audit and permissible non-audit services to be provided by the independent auditor, as described below.

All services performed by the independent auditor in 2006 were pre-approved in accordance with the pre-approval policy and procedures adopted by the Audit Committee at its October 26, 2006 meeting. This policy describes the permitted audit, audit-related, tax and other services (collectively, the “Disclosure Categories”) that the independent auditor may perform. The policy requires that prior to the beginning of each fiscal year, a description of the services (the “Service List”) anticipated to be performed by the independent auditor in each of the Disclosure Categories in the ensuing fiscal year be presented to the Audit Committee for approval.

Any requests for audit, audit-related, tax and other services not contemplated by the Service List must be submitted to the Audit Committee for specific pre-approval, except for de minimis amounts under certain circumstances as described below, and cannot commence until such approval has been granted. Normally, pre-approval is provided at regularly scheduled meetings of the Audit Committee. However, the authority to grant specific pre-approval between meetings, as necessary, has been delegated to the Chairman of the Audit Committee. The Chairman will update the full Audit Committee at the next regularly scheduled meeting for any interim approvals granted.

On a quarterly basis, the Audit Committee reviews the status of services and fees incurred year-to-date as compared to the original Service List and the forecast of remaining services and fees for the fiscal year.

The policy contains a de minimis provision that operates to provide retroactive approval for permissible non-audit services under certain circumstances. No services were provided by the Deloitte Entities during 2006 and 2005 under such provision.

Although not required by the Company’s By-laws or otherwise, the Board is submitting for stockholder ratification the selection of Deloitte & Touche LLP as the Company’s independent registered public accountants. Pursuant to applicable Delaware law, the ratification of the appointment of auditors of the Company requires the affirmative vote of a majority of the shares of Common Stock present, in person or by proxy, and entitled to vote on the proposal. Under the rules of the New York Stock Exchange, brokers who hold shares in street name will have discretion, on behalf of their clients that hold shares as of the record date, to vote on this proposal when the brokers do not receive instructions from beneficial owners. Abstentions will be counted and will have the same effect as a vote against this proposal and broker non-votes (if any) will have no effect on the vote on this proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS

THAT YOU VOTE “FOR” THIS PROPOSAL.

PROPOSAL TO APPROVE AVIS BUDGET GROUP, INC. 2007 EQUITY AND INCENTIVE PLAN

PROPOSAL NO. 3

General

The Avis Budget Group, Inc. 2007 Equity and Incentive Plan (the “Plan”) was adopted by the Board on March 23, 2007, subject to approval by stockholders. The purpose of the Plan is to facilitate the attraction and retention of key executive talent critical to our long-term success, to tie a significant portion of executives’ compensation to the performance of our company, including long-term performance, to align compensation with shareholder interests and to provide Avis Budget with a strong long-term retention strategy. Upon stockholder approval of the Plan, no further awards will be granted under any of our currently existing plans. The text of the Plan is set forth in Annex B to this Proxy Statement, and the description of the Plan set forth herein is qualified in its entirely by reference to the text of the Plan.

The Plan will provide for the grant of equity-based awards, including restricted stock, restricted stock units, stock options, stock appreciation rights and other equity-based awards to our non-employee directors, executive officers and other key employees, consultants, independent contractors, and other individuals who perform services for the Company who are selected by our Compensation Committee for participation in the Plan. Currently, there are eight non-employee directors, nine executive officers, approximately 850 other key employees and no consultants, independent contractors or other individuals who perform services for the Company who are eligible to receive equity-based awards. The value of the Company’s common stock as of April 3, 2007 was $28.37.

In order to address potential shareholder concerns regarding the number of options, stock appreciation rights or stock awards we intend to grant in a given year, the Board of Directors commits to our stockholders that for the next three fiscal years (commencing on January 1, 2007) it will not grant a number of shares subject to options, stock appreciation rights or stock awards to employees or non-employee directors greater than an average of 2.31% of the number of shares of our common stock that we believe will be outstanding over such three year period. For purposes of calculating the number of shares granted in a year, stock awards will count as equivalent to (1) 1.5 option shares, if our annual stock price volatility is 53% or higher, (2) two option shares if our annual stock price volatility is between 25% and 52%, and (3) four option shares if our annual stock price volatility is less than 25%.

Administration

The Plan will be administered by our Compensation Committee, which will have the authority, among other things, to determine who will be granted awards and all of the terms and conditions of the awards. The Compensation Committee will also be authorized to determine to what extent an award may be settled, cancelled, forfeited or surrendered, to interpret the Plan and any awards granted thereunder and to make all other determinations necessary or advisable for the administration of the Plan. Where the vesting or payment of an award under the Plan is subject to the attainment of performance goals, the Compensation Committee will be responsible for certifying that the performance goals have been attained. Neither the Compensation Committee nor our Board has the authority under the Plan to reprice, or to cancel and re-grant, any stock option granted under the Plan, or to take any action that would lower the exercise, base or purchase price of any award granted under the Plan without first obtaining the approval of our stockholders.

Equity Incentive Programs

The maximum number of shares of common stock reserved for the grants of awards under the Plan shall be 8 million, subject to adjustment as provided in the Plan. The Plan places limits on the maximum amount of awards that may be granted to any participant in any plan year. Under the Plan, no participant may receive awards of stock options and stock appreciation rights that cover in the aggregate more than 1 million shares in any plan year. No more than 4 million shares of our common stock may be awarded under the Plan in the aggregate underlying awards other than options and stock appreciation rights. Shares issued under the Plan may be authorized but unissued shares or treasury shares.

If any shares subject to an award granted under the Plan are forfeited, cancelled, or surrendered or if an award terminates or expires without a distribution of shares, those shares of common stock will again be available for awards under the Plan. Shares of stock that are surrendered or withheld as payment of either the exercise price of an award or withholding taxes in respect of an award (including shares underlying a stock appreciation right that are retained by the Company to account for the grant price of the stock appreciation right) are no longer available for awards under the Plan. In the event that the Compensation Committee determines that any corporate event, such as a stock split, reorganization, merger, consolidation, repurchase or share exchange, affects our common stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of Plan participants, then the Compensation Committee will make those adjustments as it deems necessary or appropriate to any or all of:

•	the number and kind of shares or other property that may thereafter be issued in connection with future awards;

•	the exercise price or purchase price of any outstanding award;

•	the performance goals applicable to outstanding awards; and

•	the maximum number of shares that can be issued to any one participant in any one year.

The Compensation Committee will determine all of the terms and conditions of equity-based awards under the Plan, including whether the vesting or payment of an award will be subject to the attainment of performance goals. The performance goals that may be applicable to the equity incentive program under the Plan are as follows:

•	Return on total stockholder equity;

•	Earnings per share;

•	Net income (before or after taxes);

•	Earnings before any or all of interest, taxes, minority interest, depreciation and amortization;

•	Sales or revenues;

•	Return on assets, capital or investment;

•	Market share;

•	Cost reduction goals;

•	Implementation or completion of critical projects or processes;

•	Cash flow; and

•	Gross or net profit margin.

Stock Options and Stock Appreciation Rights

The terms and conditions of stock options and stock appreciation rights granted under the Plan will be determined by our Compensation Committee and set forth in an award agreement. Stock options granted under the Plan may be “incentive stock options,” or non-qualified stock options. A stock appreciation right confers on the participant the right to receive an amount, in cash or shares of our common stock, equal to the excess of the fair market value of a share of our common stock on the date of exercise over the exercise price of the stock appreciation right, and may be granted alone or in tandem with another award. The exercise price of a stock option or stock appreciation right granted under the Plan will not be less than the fair market value of our common stock on the date of grant. The exercise price of a stock appreciation right granted in tandem with a stock option will be the same as the stock option to which the stock appreciation right relates.

The vesting of a stock option or stock appreciation right will be subject to such conditions as the Compensation Committee may determine, which may include the attainment of performance goals but such vesting shall generally not occur prior to the first anniversary of the date of grant.

Restricted Stock

The terms and conditions of awards of restricted stock granted under the Plan will be determined by our Compensation Committee and set forth in an award agreement. A restricted stock award granted under the Plan will consist of shares of our common stock that may not be sold, assigned, transferred, pledged or otherwise encumbered, except as provided in the applicable award agreement or until such time as the restrictions applicable to the award lapse. Under the Plan, the Compensation Committee will have the authority to determine the participants to whom restricted stock will be granted and the terms and conditions of restricted stock awards, including whether the lapse of restrictions applicable to the award will be subject to the attainment of one or more performance goals but such lapse of restrictions shall generally not occur prior to the first anniversary of the date of grant.

Restricted Stock Units

A restricted stock unit is an award of a right to receive a share of our common stock. These awards will be subject to such restrictions on transferability and other restrictions, if any, as the Compensation Committee may impose at the date of grant or thereafter, which restrictions may lapse separately or in combination at such times, under such circumstances (including without limitation a specified period of employment or the satisfaction of preestablished performance goals), in such installments, or otherwise, as the Compensation Committee may determine but such lapse of restrictions shall generally not occur prior to the first anniversary of the date of grant.

Dividends

The Compensation Committee may determine that the holder of restricted stock or restricted stock units may receive dividends (or dividend equivalents, in the case of restricted stock units) that may be deferred during the restricted period applicable to these awards.

Other Cash and Equity-Based Awards

The Plan will provide for other cash and equity-based awards, the form and terms of which will be as determined by the Compensation Committee, consistent with the purposes of the Plan. The vesting or payment of one of these awards may be made subject to the attainment of performance goals. The maximum amount that any participant may receive under a cash award for any annual performance period is three times base salary as of the beginning of the performance period.

Change in Control

The Plan will provide that, unless otherwise determined by the Compensation Committee at the time of grant, in the event of a change in control (as defined in the Plan), all awards granted under the Plan will become fully vested and/or exercisable, and any performance conditions will be deemed to be fully achieved.

Term; Amendment

No awards will be made under the Plan following the tenth anniversary of the date that the Plan becomes effective. Our Board may amend or terminate the Plan at any time, provided that the amendment or termination does not adversely affect any award that is then outstanding without the award holder’s consent. We must obtain stockholder approval of an amendment to the Plan if stockholder approval is required to comply with any applicable law, regulation or stock exchange rule.

New Plan Benefits

Future grants under the Plan will be made at the discretion of the Compensation Committee and, accordingly, are not yet determinable. In addition, the value of the awards granted under the Plan will depend on a number of factors, including the fair market value of our common stock on future dates and the exercise decisions made by the participants. Consequently, it is not possible to determine the benefits that might be received by participants receiving discretionary grants under the Plan.

Tax Consequences

The following summary is intended as a general guide to the United States federal income tax consequences relating to the issuance and exercise of stock options granted under the Plan. This summary does not attempt to describe all possible federal or other tax consequences of such grants or tax consequences based on particular circumstances.

Incentive Stock Options. An optionee recognizes no taxable income for regular income tax purposes as the result of the grant or exercise of an incentive stock option qualifying under Section 422 of the Internal Revenue Code (unless the optionee is subject to the alternative minimum tax). Optionees who neither dispose of their shares acquired upon the exercise of an incentive stock option (“ISO shares”) within two years after the stock option grant date nor within one year after the exercise date normally will recognize a long-term capital gain or loss equal to the difference, if any, between the sale price and the amount paid for the ISO shares. If an optionee disposes of the ISO shares within two years after the stock option grant date or within one year after the exercise date (each a “disqualifying disposition”), the optionee will realize ordinary income at the time of the disposition in an amount equal to the excess, if any, of the fair market value of the ISO shares at the time of exercise (or, if less, the amount realized on such disqualifying disposition) over the exercise price of the ISO shares being purchased. Any additional gain will be capital gain, taxed at a rate that depends upon the amount of time the ISO shares were held by the optionee. A capital gain will be long-term if the optionee’s holding period is more than 12 months. The Company will be entitled to a deduction in connection with the disposition of the ISO shares only to the extent that the optionee recognizes ordinary income on a disqualifying disposition of the ISO shares.

Nonstatutory Stock Options. An optionee generally recognizes no taxable income as the result of the grant of a nonstatutory stock option. Upon the exercise of a nonstatutory stock option, the optionee normally recognizes ordinary income equal to the difference between the stock option exercise price and the fair market value of the shares on the exercise date. If the optionee is a Company employee, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of stock acquired by the exercise of a nonstatutory stock option, any subsequent gain or loss, generally based on the difference between the sale price and the fair market value on the exercise date, will be taxed as capital gain or loss. A capital gain or loss will be long-term if the optionee’s holding period is more than 12 months. The Company generally should be entitled to a deduction equal to the amount of ordinary income recognized by the optionee as a result of the exercise of a nonstatutory stock option, except to the extent such deduction is limited by applicable provisions of the Internal Revenue Code.

The approval of this proposal requires the affirmative vote of a majority of the shares of Common Stock present, in person or by proxy, and entitled to vote on the proposal; provided, that the total vote cast on this proposal represents a majority in interest of all securities entitled to vote on this proposal. Under the rules of the New York Stock Exchange, brokers who hold shares in street name will not have discretion, on behalf of their clients that hold shares as of the record date, to vote on this proposal when the brokers do not receive instructions from beneficial owners. Abstentions will be counted and will have the same effect as a vote against this proposal and broker non-votes will have no effect on the vote on this proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS

THAT YOU VOTE “FOR” THIS PROPOSAL.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Mr. Edelman is Of Counsel to Paul, Hastings, Janofsky & Walker, LLP, a New York City law firm (successor to Battle Fowler). Paul, Hastings represented us in certain matters in 2006. It is expected that Paul, Hastings will continue to represent us in connection with certain Cendant contingent liability matters that are currently being handled by Paul, Hastings and certain other matters from time to time in the future related to our vehicle rental operations, however, we do not expect Paul, Hastings to be paid more than $120,000 per year for vehicle rental-related matters in the future. Amounts paid by us to Paul, Hastings in 2006 constituted less than 1% of Paul, Hastings’ gross revenue for such year.

Certain affiliates of Barclays Global Investors, N.A. (collectively, “Barclays”), a 5.7% stockholder of Avis Budget Group based on a Schedule 13G filed by Barclays in January 2007 and 101,419,861 shares of Avis Budget Group common stock outstanding on March 3, 2007, have performed, and may in the future perform, various commercial banking, investment banking and other financial advisory services for us for which they have received, and will receive, customary fees and expenses. Fees paid to Barclays by us in 2006 were approximately $4.7 million, including interest and letter of credit fees paid to Barclays under our credit facilities.

Policy and Procedures with Respect to Related Person Transactions

The Company recognizes that transactions with related persons can present potential or actual conflicts of interest and create the appearance that Company decisions are based on considerations other than the best interests of the Company and its stockholders. Accordingly, as a general matter, it is the Company’s preference to avoid such transactions. Nevertheless, the Company recognizes that there are situations in which transactions with related persons may be in, or may not be inconsistent with, the best interests of the Company and its stockholders. Therefore, the Company has adopted written procedures for the review, approval or ratification of transactions with related persons. The Company’s policy has been approved by the Audit Committee of the Board of Directors, and the Audit Committee will review and may amend this policy from time to time. For the purposes of this policy, a "Related Person Transaction" is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which the Company (including any of its subsidiaries) was, is or will be a participant, and in which any related person had, has or will have a direct or indirect interest.

Under our policy, Related Person Transactions that are identified as such prior to the consummation thereof or amendment thereto shall be consummated or amended only if proper notice of the facts and circumstances of such transaction has been given to the General Counsel and Corporate Compliance Officer and the Secretary of the Company. If such notice has been given, the Secretary will then assess whether the proposed transaction is a Related Person Transaction for purposes of the policy. If it is determined that the proposed transaction is a Related Person Transaction and the amount involved exceeds $120,000, the proposed Related Person Transaction will be submitted to the Audit Committee or, under certain circumstances, to the Chair of the Audit Committee (the "Chair"). The Audit Committee or the Chair will then consider all of the relevant facts and circumstances available to the Audit Committee or the Chair, provided that no member of the Audit Committee will participate in any review, consideration or approval of any Related Person Transaction with respect to which such member or any of his or her immediate family members is the related person. The Audit Committee or the Chair will approve only those Related Person Transactions that are in, or are not inconsistent with, the best interests of the Company and its stockholders, as the Committee or the Chair determines in good faith, and the Committee or the Chair, as applicable, will convey its decision to the General Counsel and Corporate Compliance Officer, who shall then convey the decision to the appropriate persons within the Company.

In the event the Company’s Chief Executive Officer, Chief Financial Officer or General Counsel and Corporate Compliance Officer becomes aware of a Related Person Transaction for which the amount involved exceeds $120,000 that has not been previously approved or previously ratified under this policy, the transaction will be submitted to the Audit Committee or Chair. If the transaction is pending or ongoing, the Audit Committee or the Chair will consider all the relevant facts and circumstances available to the Audit Committee of the Chair and shall evaluate all options, including but not limited to ratification, amendment or termination of the Related Person Transaction. If the transaction is completed, the Audit Committee or the Chair will evaluate the transaction to determine if rescission of the transaction and/or any other action is appropriate, and shall request that the General Counsel evaluate the Company’s controls and procedures to ascertain the reason the transaction was not submitted to the Committee or the Chair for prior approval and whether any changes to these procedures are recommended.

At the Audit Committee’s first meeting of each fiscal year, the Audit Committee will review any previously approved or ratified Related Person Transactions that remain ongoing and have a remaining term of more than six months or remaining amounts payable to or receivable from the Company of more than $60,000 and will determine if it is in the best interests of the Company and its stockholders to continue, modify or terminate the Related Person Transaction.

Other than non-discretionary contributions made pursuant to the Company’s matching contribution program for employees and directors, proposed charitable contributions, or pledges of charitable contributions, in excess of $1,000, in the aggregate, by the Company to a charitable or non-profit organization identified by any related person as one in which such person is actively involved in fund-raising or otherwise serves as a director, trustee or in a similar capacity (a “Related Charity”) shall be subject to prior review and approval by the Audit Committee or, under certain circumstances, by the Chair. In addition, each “named executive officer” (as defined by SEC rules) shall report to the Secretary, and the Secretary shall consolidate the information and report to the Audit Committee, on a quarterly basis, charitable contributions in excess of $1,000, in the aggregate, by the Company’s named executive officers and their spouses to charitable or non-profit organizations identified as a Related Charity.

No immediate family member of a director or executive officer shall be hired as an employee (other than as a temporary intern, if approved by the General Counsel and Corporate Compliance Officer) of the Company unless the employment arrangement is approved by the Audit Committee or, under certain circumstances, by the Chair. In the event a person becomes a director or executive officer of the Company and an immediate family member of such person is already an employee of the Company, no material change in the terms of employment, including compensation, may be made without the prior approval of the Audit Committee (except, if the immediate family member is himself or herself an executive officer of the Company, any proposed change in the terms of employment shall be reviewed and approved in the same manner as other executive officer compensatory arrangements).

CENDANT SEPARATION AGREEMENTS

As of the close of business on July 31, 2006, Cendant completed the distribution to its stockholders of all of its shares of common stock of Realogy Corporation, then a wholly owned subsidiary of Cendant that holds directly or indirectly the assets and liabilities of Cendant’s former Real Estate Services businesses, and of Wyndham Worldwide Corporation, then a wholly owned subsidiary of Cendant that holds directly or indirectly the assets and liabilities of Cendant’s Hospitality Services (including Timeshare Resorts) businesses.

On August 23, 2006, Cendant completed the sale of its Travelport business that represented Cendant’s former Travel Distribution Services businesses for net proceeds of approximately $4.1 billion, of which approximately $1.8 billion was used to repay indebtedness of Travelport. Pursuant to the Separation and Distribution Agreement among the Separating Businesses (as defined below), during third quarter 2006, Cendant distributed approximately $1.4 billion and $760 million of such proceeds to Realogy and Wyndham, respectively.

Following the completion of the Cendant Separation, on August 29, 2006, our stockholders approved a change in our name from Cendant Corporation to Avis Budget Group, Inc. and a 1-for-10 reverse stock split of our common stock, each of which became effective on the New York Stock Exchange at the opening of the market on September 5, 2006 and, at that time, our ticker symbol changed to “CAR”.

Separation Related Transactions

In connection with the Cendant Separation, on July 27, 2006, we entered into a series of agreements to formalize our business arrangements with Realogy, Wyndham Worldwide and Travelport (the “Separated Businesses”).

Separation and Distribution Agreement

The Separation and Distribution Agreement sets forth agreements among the Company and the Separated Businesses regarding the principal transactions necessary to separate those businesses from the Company. It also sets forth other agreements that govern certain aspects of the ongoing relationships among the Company and the Separated Businesses after the completion of the Cendant Separation.

The Separation and Distribution Agreement identifies assets to be transferred, liabilities to be assumed and contracts to be assigned to each of the Separated Businesses and the Company as part of the separation of the Company into four companies, and describes when and how these transfers, assumptions and assignments will occur, although many of the transfers, assumptions and assignments may have occurred prior to the parties’ entering into the Separation and Distribution Agreement. In particular, the Separation and Distribution Agreement provides that, subject to the terms and conditions contained in the Separation and Distribution Agreement:

•

All of the assets and liabilities (including whether accrued, contingent or otherwise) primarily related to the businesses and operations of the Company’s Real Estate Services segment will be retained by or transferred to Realogy or one of its subsidiaries;

•

All of the assets and liabilities (including whether accrued, contingent or otherwise) primarily related to the businesses and operations of the Company’s Hospitality Services (including Timeshare Resorts) segments will be retained by or transferred to Wyndham Worldwide or one of its subsidiaries;

•

All of the assets and liabilities (including whether accrued, contingent or otherwise) primarily related to the businesses and operations of the Company’s Travel Distribution Services segment will be retained by or transferred to Travelport or one of its subsidiaries;

•

All of the assets and liabilities (including whether accrued, contingent or otherwise) primarily related to the businesses and operations of the Company’s Vehicle Rental segment will be retained by or transferred to the Company or one of its subsidiaries;

•

Liabilities (including whether accrued, contingent or otherwise) related to, arising out of or resulting from businesses of the Company that were previously terminated or divested will be allocated amongst the parties to the extent formerly owned or managed by or associated with such parties or their respective businesses;

•

Realogy will assume 62.5% and Wyndham Worldwide will assume 37.5% of certain contingent and other corporate liabilities of the Company or its subsidiaries, which we refer to as assumed Cendant contingent and other liabilities, which are not primarily related to any of the respective businesses of a Separated Business and/or the Company’s vehicle rental business, in each case incurred on or prior to the date of the separation of Travelport from the Company; and

•

Realogy will be entitled to receive 62.5% and Wyndham Worldwide will be entitled to receive 37.5% of the proceeds (or, in certain cases, a portion thereof) from certain contingent corporate assets of Cendant, which we refer to as Cendant contingent assets, which are not primarily related to any of the respective businesses of the Separated Businesses and/or the Company’s vehicle rental business, arising or accrued on or prior to the date of the separation of Travelport from the Company.

The Separation and Distribution Agreement provides that Realogy, Wyndham Worldwide and Travelport will incur indebtedness, establish and draw upon credit facilities, and transfer funds to the Company in amounts sufficient, in aggregate, to permit the Company to repay its corporate debt and, in the case of indebtedness incurred by Travelport, fund the actual and estimated cash costs and expenses of the Cendant Separation borne by the Company relating to the separation (other than those primarily related to its vehicle rental business). Realogy distributed to the Company approximately $2.225 billion at the time of its separation and Wyndham Worldwide transferred to the Company approximately $1.360 billion at the time of its separation.

The Separation and Distribution Agreement required the Company to contribute a significant portion of the gross cash proceeds from the sale of Travelport to the Separated Businesses for such companies to repay the initial indebtedness that they incurred in connection with the separation. A portion of the gross cash proceeds (prior to the transfer of any such proceeds to the Separated Businesses) were retained by the Company in an amount equal to the Company’s costs and taxes in connection with the sale and in an amount equal to the projected lost tax attributes as a result of such sale.

Except as otherwise provided in the Separation and Distribution Agreement or any ancillary agreement, each party released and forever discharged each other party and its respective subsidiaries and affiliates from all liabilities existing or arising from any acts or events occurring or failing to occur or alleged to have occurred or to have failed to occur or any conditions existing or alleged to have existed on or before the separation from the Company of any such parties. The releases do not extend to obligations or liabilities under any agreements between the parties that remain in effect following the separation pursuant to the Separation and Distribution Agreement or any ancillary agreement.

In addition, the Separation and Distribution Agreement provides for cross-indemnities principally designed to place financial responsibility for the obligations and liabilities of the Company’s vehicle rental business, Realogy’s business, Wyndham Worldwide’s business and Travelport’s business with the Company, Realogy, Wyndham Worldwide and Travelport, respectively.

The Separation and Distribution Agreement provides that:

•

Each party to the Separation and Distribution Agreement assumes the liability for, and control of, all pending and threatened legal matters related to its own business or assumed or retained liabilities and will indemnify the other parties for any liability arising out of or resulting from such assumed legal matters.

•

Except with respect to actions brought against the Company by a governmental entity (in which case the Company will act as managing party and will manage and assume control of such legal matters), Realogy will act as managing party and manage and assume control of all legal matters related to any assumed Cendant contingent and other liability or Cendant contingent asset. The party responsible for managing an assumed Cendant contingent and other liability or Cendant contingent asset shall be reimbursed for all out-of-pocket costs and expenses related thereto by Wyndham Worldwide, and, if the Company is acting as managing party, Realogy, in proportion to the applicable percentage that each such party is responsible for in respect of such liability or right to such asset. If either Realogy or Wyndham Worldwide defaults in payment of its portion of any assumed Cendant contingent and other liability or the cost of managing any Cendant contingent asset, the non-defaulting parties (including the Company and excluding Travelport) will be responsible for an equal portion of the amount in default (although any such payments will not release the obligation of the defaulting party). Additionally, the Separation and Distribution Agreement provides that if, as a result of a change of control or other extraordinary corporate transaction, either Realogy or Wyndham Worldwide were to suffer certain downgrades to its respective senior credit rating, then upon the demand of Realogy, Wyndham Worldwide or the Company, as applicable, any such party suffering such credit downgrade would be required to post a letter of credit or similar security obligation generally in respect of its portion of the remaining assumed Cendant contingent and other liabilities based on an appraisal prepared by a third party expert.

The Separation and Distribution Agreement allocates liabilities and responsibilities relating to employee compensation and benefit plans and programs and other related matters in connection with the separation of the Company, including the treatment of certain outstanding and long-term incentive awards, existing deferred compensation obligations and certain retirement and welfare benefit obligations. The Separation and Distribution Agreement provides that Realogy and Wyndham Worldwide will guarantee each other’s (as well as the Company’s) obligations under our respective deferred compensation plans for amounts deferred in respect of 2005 and earlier years. The Separation and Distribution Agreement provides that outstanding Company stock options and restricted stock unit awards will be equitably adjusted in connection with the spin-offs of each of Realogy and Wyndham Worldwide.

Tax Sharing Agreement

The Company entered into the Tax Sharing Agreement with the Separated Businesses that generally governs the parties’ respective rights, responsibilities and obligations after the completion of the Cendant Separation with respect to taxes, including ordinary course of business taxes and taxes, if any, incurred as a result of any failure of the distributions of all of the stock of Realogy or Wyndham Worldwide to qualify as a tax-free distribution for U.S. federal income tax purposes within the meaning of Section 355 of the Internal Revenue Code of 1986, as amended. The Tax Sharing Agreement, with certain exceptions, provides that:

•

for taxable years ending on or before December 31, 2006, (a) the Company generally will be responsible for the payment of income and non-income taxes attributable to our operations that we currently are obligated to pay on a separate return basis (i.e., not as part of a group of which the Company is the common parent); (b) each of the Separated Businesses generally will be responsible for the payment of income and non-income taxes attributable to its (or its subsidiaries) operations that it (or its subsidiaries) currently is obligated to pay on a separate return basis (i.e., not as part of a group of which the Company is the common parent); (c) Realogy generally will be responsible for the payment of 62.5% of all income and non-income taxes imposed on the Company and certain other subsidiaries the operations (or former operations) of which were determined by the Company not to relate specifically to its vehicle rental business or the businesses of Realogy, Wyndham Worldwide or Travelport or their respective subsidiaries; and (d) Wyndham Worldwide generally will be responsible for the payment of 37.5% of all income and non-income taxes imposed on the Company and certain other subsidiaries, the operations (or former operations) of which were determined by the Company not to relate specifically to its vehicle rental business or the businesses of Realogy, Wyndham Worldwide or Travelport or their respective subsidiaries; and

•

subject to certain exceptions, audits relating to the Company and certain other subsidiaries the operations (or former operations) of which were determined by the Company not to relate specifically to the businesses of Realogy, Wyndham Worldwide, Travelport, the vehicle rental business or their respective subsidiaries for taxable years ending on or before December 31, 2006, will be settled by the Company in the sole discretion of Realogy. The Tax Sharing Agreement also requires Realogy and Wyndham Worldwide to indemnify the Company in the event that the settlement of any such audits results in adverse tax consequences to the Company relating to periods beginning after December 31, 2006 (such indemnity to be shared between Realogy and Wyndham Worldwide on a 62.5% and 37.5% basis, respectively); and

•

for taxable years beginning on or after January 1, 2007, the Company generally will be responsible for the payment of income and non-income taxes imposed on the Company and its direct or indirect subsidiaries.

Notwithstanding the foregoing, under the Tax Sharing Agreement, the Company also will be generally responsible for the payment of taxes, if any, that arise from (a) actions of or transactions undertaken by the Company or one of its subsidiaries or any of its direct or indirect subsidiaries after the distribution of all of the stock of Realogy and Wyndham Worldwide which actions or transactions are not in the ordinary course of business and are not contemplated in connection with the Cendant Separation or (b) the failure of the distribution of the stock of each of the corporations owning the Separated Businesses to qualify as a tax-free distribution for U.S. federal income tax purposes within the meaning of Section 355 of the Internal Revenue Code of 1986, as amended, if such failure to qualify is attributable to the actions of or transactions undertaken by the Company or its direct or indirect subsidiaries after the distribution of the stock of Realogy and Wyndham Worldwide. The Tax Sharing Agreement imposes restrictions on the Company’s ability to engage (or the Company’s ability to cause its subsidiaries to engage) in certain actions following the completion of the Cendant Separation and sets forth the Separated Businesses’ and the Company’s respective obligations with respect to the filing of tax returns, the administration of tax contests, assistance and cooperation and other matters.

Transition Services Agreement

The Company entered into the Transition Services Agreement with the Separated Businesses to provide the Separated Businesses with an orderly transition to being independent from the Company. Under the Transition Services Agreement, the Company will provide the Separated Businesses with various services, including services relating to payroll, accounts receivable, telecommunications services and information technology services. Under the Transition Services Agreement, the Company will receive services from the Separated Businesses. The cost of each transition service will be calculated using the same cost allocation methodologies for the particular service as those historically associated with such costs. The cost of each transition service will be based on either a flat fee or an allocation of the cost incurred by the company providing the service.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s officers and directors, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the SEC and the NYSE. Officers, directors and greater than ten percent beneficial owners are required to furnish the Company with copies of all Forms 3, 4 and 5 they file.

Due to administrative error, a Form 4 for Mr. Holmes was filed on August 21, 2006 two business days following the August 17, 2006 deadline. We also discovered that 97 shares of common stock, acquired from 2004 to 2006 by Ms. Rosenberg in connection with a dividend reinvestment program administered by the Company’s transfer agent, had been inadvertently omitted from Ms. Rosenberg’s reports of changes in ownership. Such shares were reflected in Ms. Rosenberg’s most recent Form 4.

STOCKHOLDER PROPOSALS FOR 2008 ANNUAL MEETING

Proposals received from stockholders are given careful consideration by the Company in accordance with Rule 14a-8 under the Exchange Act. Stockholder proposals are eligible for consideration for inclusion in the proxy statement for the 2008 annual meeting of stockholders if they are received by the Company on or before December 6, 2007. Any proposal should be directed to the attention of the Secretary, Avis Budget Group, Inc., 6 Sylvan Way, Parsippany, New Jersey 07054. In order for a stockholder proposal submitted outside of Rule 14a-8 to be considered “timely” within the meaning of Rule 14a-4(c), such proposal must be received by the Company not later than the last date for submission of stockholder proposals under the Company’s by-laws. In order for a proposal to be “timely” under the Company’s by-laws, it must be received not less than sixty (60) days nor more than ninety (90) days before the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, in the event that the annual meeting of stockholders is called for a date that is not within twenty-five (25) days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the annual meeting of stockholders was mailed or such public disclosure of the date of the annual meeting of stockholders was made, whichever occurs first.

ADDITIONAL INFORMATION

Shareholders with Multiple Accounts. The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies. The Company and some brokers household proxy materials, delivering a single proxy statement to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker or from the Company that they or we will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent.

If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, please notify your broker if your shares are held in a brokerage account or the Company if you hold registered shares. You can notify the Company by sending a written request to Avis Budget Group, Inc., 6 Sylvan Way, Parsippany, New Jersey 07054 Attention: Secretary or by calling (973) 496-4700 and selecting the “Investor Relations” option.

Solicitation of Proxies. The accompanying form of proxy is being solicited on behalf of the Board of Directors of the Company. The expenses of solicitation of proxies for the Meeting will be paid by the Company. In addition to the mailing of the proxy material, such solicitation may be made in person or by telephone by directors, officers and employees of the Company, who will receive no additional compensation therefore. Upon request, the Company will reimburse brokers, dealers, banks and trustees, or their nominees, for reasonable expenses incurred by them in forwarding material to beneficial owners of shares of Common Stock. The Company has hired Mellon Investor Services LLC to aid in the solicitation of proxies. It is estimated that the fee for Mellon Investor Services will be approximately $13,500 plus reasonable out-of-pocket costs and expenses. Such fee will be paid by the Company.

Electronic Access to Proxy Statement and Annual Report. This Proxy Statement and the Company’s 2006 annual report may be viewed online at www.avisbudgetgroup.com. If you are a stockholder of record, you can elect to receive future annual reports and proxy statements electronically by marking the appropriate box on your proxy card, by following the instructions provided if you vote via the Internet or by telephone or by enrolling through the transfer agent’s website at www.melloninvestor.com. If you choose this option, you will receive a proxy form in early March listing the web site locations and your choice will remain in effect until you notify us by mail that you wish to resume mail delivery of these documents. If you hold your Avis Budget Group, Inc. stock through a bank, broker or another holder of record, refer to the information provided by that entity for instructions on how to elect this option.

By Order of the Board of Directors

JEAN M. SERA

Secretary

Dated: April 4, 2007

ANNEX A

AVIS BUDGET GROUP, INC.

DIRECTOR INDEPENDENCE CRITERIA

A director who satisfies all of the following criteria shall be presumed to be independent.

•

The Company does not currently employ, and has not within the last three years employed, the director or any of his or her immediate family members (except, in the case of immediate family members, in a non-executive officer capacity).

•

The director is not currently, and has not within the last three years been, employed by the Company’s present auditors, nor has any of his or her immediate family members been so employed (except in non-professional capacity not involving the Company’s business).

•

Neither the director, nor any of his or her immediate family members, is, or has been within the last three years, part of an “interlocking directorate” in which an executive officer of the Company serves on the compensation (or equivalent) committee of another company that employs the director or his or her immediate family member as an executive officer.

•

The director is not a current employee, nor is an immediate family member a current executive officer, of a company that has made payments to, or received payments from, the Company for property or services in an amount in any of the last three fiscal years, exceeding the greater of $750,000 or 1% of such other company’s consolidated gross revenues.

•	The director currently does not have, or had within the past three years, a personal services contract with the Company, its Chairman and Chief Executive Officer or other executive officer.

•

The director has not received, and such director’s immediate family member has not received, during any twelve-month period within the last three years, more than $100,000 in direct compensation from the Company (other than Board of Director fees).

•

The director is not currently an officer or director of a foundation, university or other non-profit organization to which the Company within the last three years gave directly, or indirectly through the provision of services, more than the greater of (i) 1% of the consolidated gross revenues of such organization during any single fiscal year or (ii) $100,000.

For purposes of establishing director independence:

(i) a director is an “affiliate” of the Company or its subsidiaries if such director serves as a director, executive officer, partner, member, principal or designee of an entity that, directly or indirectly, controls, or is controlled by, or is under common control with, the Company or its subsidiaries;

(ii) an “immediate family member” includes a person’s spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-law and anyone (other than domestic employees) who shares such person’s home;

(iii) “executive officer” means the Company’s president, principal financial officer, principal accounting officer, any vice president of the Company in charge of a principal business unit, division or function, any other officer who performs a policy-making function or any other person who performs similar policy-making functions for the Company; and

(iv) references to “the Company” in the foregoing criteria shall be deemed to include Avis Budget Group, Inc. and any subsidiary in a consolidated group with Avis Budget Group, Inc.

The Avis Budget Group Board will annually review all commercial and charitable relationships of directors. Whether directors meet these categorical independence criteria will be reviewed and will be made public annually prior to their standing for re-election to the Avis Budget Group Board.

A-1

ANNEX B

AVIS BUDGET GROUP, INC.

2007 EQUITY AND INCENTIVE PLAN

AVIS BUDGET GROUP, INC.

2007 EQUITY AND INCENTIVE PLAN

1.	Purpose; Types of Awards; Construction.

The purpose of the AVIS BUDGET GROUP, INC. 2007 Equity and Incentive Plan (the “Plan”) is to promote the interests of the Company and its Subsidiaries and the stockholders of the Company by providing officers, employees, consultants and independent contractors (including non-employee directors) of the Company and its Subsidiaries with appropriate incentives and rewards to encourage them to enter into and continue in the employ or service of the Company or its Subsidiaries, to acquire a proprietary interest in the long-term success of the Company and to reward the performance of individuals in fulfilling their personal responsibilities for long-range and annual achievements. The Plan provides for the grant, in the sole discretion of the Committee, of options (including “incentive stock options” and “nonqualified stock options”), stock appreciation rights, restricted stock, restricted stock units and other stock- or cash-based awards. The Plan is designed so that Awards granted hereunder intended to comply with the requirements for “performance-based compensation” under Section 162(m) of the Code may comply with such requirements, and the Plan and Awards shall be interpreted in a manner consistent with such requirements. Notwithstanding any provision of the Plan, to the extent that any Award would be subject to Section 409A of the Code, no such Award may be granted if it would fail to comply with the requirements set forth in Section 409A of the Code and any regulations or guidance promulgated thereunder.

2.	Definitions.

For purposes of the Plan, the following terms shall be defined as set forth below:

(a) “Award” means any Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit or Other Stock-Based Award or Other Cash-Based Award granted under the Plan.

(b) “Award Agreement” means any written agreement, contract, or other instrument or document evidencing an Award.

(c) “Board” means the Board of Directors of the Company.

(d) A “Change in Control” shall be deemed to have occurred if the event set forth in any one of the following paragraphs shall have occurred:

(1) any Person is or becomes the “Beneficial Owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company (not including in the securities Beneficially Owned by such Person any securities acquired directly from the Company) representing 50% or more of the Company’s then outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in clause (i) of paragraph (3) below; or

(2) the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on the Effective Date, constitute the Board of Directors and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board of Directors or nomination for election by the Company’s stockholders was approved or recommended by a vote of at least a majority of the directors then still in office who either were directors on the Effective Date or whose appointment, election or nomination for election was previously so approved or recommended; or

(3) there is consummated a merger or consolidation of the Company with any other corporation other than (i) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) at least 50% of the combined voting power of the voting securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities Beneficially Owned by such Person any securities acquired directly from the Company) representing 50% or more of the combined voting power of the Company’s then outstanding securities; or

(4) the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets, other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, at least 75% of the combined voting power of the voting securities of which are owned by Persons in substantially the same proportions as their ownership of the Company immediately prior to such sale.

Notwithstanding the foregoing, a “Change in Control” shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the holders of the common stock of the Company immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions.

(e) “Code” means the Internal Revenue Code of 1986, as amended from time to time.

(f) “Committee” shall mean the Board, or a committee designated by the Board to administer the Plan. With respect to Awards granted to Covered Employees, such committee shall consist of two or more persons, each of whom, unless otherwise determined by the Board, is an “outside director” within the meaning of Section 162(m) of the Code and a “nonemployee director” within the meaning of Rule 16b-3.

(g) “Company” means Avis Budget Group, Inc., a corporation organized under the laws of the State of Delaware, or any successor corporation.

(h) “Covered Employee” shall have the meaning set forth in Section 162(m)(3) of the Code.

(i) “Effective Date” shall have the meaning set forth in Section 8(d) of the Plan.

(j) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and as now or hereafter construed, interpreted and applied by regulations, rulings and cases.

(k) “Fair Market Value” means, with respect to Stock or other property, the fair market value of such Stock or other property determined by such methods or procedures as shall be established from time to time by the Committee. Unless otherwise determined by the Committee in good faith, the per share Fair Market Value of Stock as of a particular date shall mean (i) the closing price per share of Stock on the national securities exchange on which the Stock is principally traded, for the last preceding date on which there was a sale of such Stock on such exchange, or (ii) if the shares of Stock are then traded in an over-the-counter market, the average of the closing bid and asked prices for the shares of Stock in such over-the-counter market for the last preceding date on which there was a sale of such Stock in such market, or (iii) if the shares of Stock are not then listed on a national securities exchange or traded in an over-the-counter market, such value as the Committee, in its sole discretion, shall determine.

(l) “Grantee” means an employee, consultants, or independent contractor (including non-employee director) of the Company or any Subsidiary of the Company or such other individual that performs services for or provides services to the Company or any Subsidiary of the Company that has been granted an Award under the Plan.

(m) “ISO” means any Option intended to be and designated as an incentive stock option within the meaning of Section 422 of the Code.

(n) “NQSO” means any Option that is not designated as an ISO.

(o) “Option” means a right, granted to a Grantee under Section 6(b)(i), to purchase shares of Stock. An Option may be either an ISO or an NQSO.

(p) “Other Cash-Based Award” means cash awarded under Section 6(b)(v) of the Plan, including cash awarded as a bonus or upon the attainment of Performance Goals or otherwise as permitted under the Plan.

(q) “Other Stock-Based Award” means a right or other interest granted to a Grantee under Section 6(b)(v) of the Plan that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Stock, including but not limited to (i) unrestricted Stock awarded as a bonus or upon the attainment of Performance Goals or otherwise as permitted under the Plan, and (ii) a right granted to a Grantee to acquire Stock from the Company containing terms and conditions prescribed by the Committee.

(r) “Performance Goals” means performance goals based on the attainment by the Company or any Subsidiary of the Company (or any division or business unit of such entity) of performance goals pre-established by the Committee in its sole discretion, based on one or more of the following criteria (as determined in accordance with generally accepted accounting principles): (1) return on total stockholder equity; (2) earnings per share of Company Stock; (3) net income (before or after taxes); (4) earnings before any or all of interest, taxes, minority interest, depreciation and amortization; (5) sales or revenues; (6) return on assets, capital or investment; (7) market share; (8) cost reduction goals; (9) implementation or completion of critical projects or processes; (10) cash flow; (11) gross or net profit margin; and (12) any combination of, or a specified increase in, any of the foregoing. The performance goals may be based upon the attainment of specified levels of performance under one or more of the measures described above relative to the performance of other entities. To the extent permitted under Section 162(m) of the Code (including, without limitation, compliance with any requirements for stockholder approval) or to the extent that an Award is not intended to qualify as performance-based compensation under Section 162(m) of the Code, the Committee in its sole discretion may designate additional business criteria on which the performance goals may be based or adjust, modify or amend the aforementioned business criteria. Performance Goals may include a threshold level of performance below which no Award will be earned, a level of performance at which the target amount of an Award will be earned and a level of performance at which the maximum amount of the Award will be earned. The Committee in its sole discretion shall have the authority to make equitable adjustments to the Performance Goals in recognition of unusual or non-recurring events affecting the Company or any Subsidiary of the Company or the financial statements of the Company or any Subsidiary of the Company, in response to changes in applicable laws or regulations, including changes in generally accepted accounting principles or practices, or to account for items of gain, loss or expense determined to be extraordinary or unusual in nature or infrequent in occurrence or related to the disposal of a segment of a business or related to a change in accounting principles, as applicable.

(s) “Person” shall have the meaning set forth in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (1) the Company or any Subsidiary Corporation, (2) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary Corporation, (3) an underwriter temporarily holding securities pursuant to an offering of such securities, or (4) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.

(t) “Plan” means this Avis Budget Group, Inc. 2007 Equity and Incentive Plan, as amended from time to time.

(u) “Restricted Stock” means an Award of shares of Stock to a Grantee under Section 6(b)(iii) that may be subject to certain restrictions and to a risk of forfeiture.

(v) “Restricted Stock Unit” means a right granted to a Grantee under Section 6(b)(iv) to receive Stock or cash at the end of a specified deferral period, which right may be conditioned on the satisfaction of specified performance or other criteria.

(w) “Rule 16b-3” means Rule 16b-3, as from time to time in effect promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act, including any successor to such Rule.

(x) “Stock” means shares of the common stock, par value $0.01 per share, of the Company.

(y) “Stock Appreciation Right” or “SAR” means the right, granted to a Grantee under Section 6(b)(ii), to be paid an amount measured by the appreciation in the Fair Market Value of Stock from the date of grant to the date of exercise of the right.

(z) “Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.

(aa) “Substitute Awards” means Awards granted or shares of Stock issued by the Company in assumption of, or in substitution or exchange for, awards previously granted by a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines.

(bb) “Total Authorized Shares” shall have the meaning set forth in Section 5 of the Plan.

3.	Administration.

The Plan shall be administered by the Committee. The Committee shall have the authority in its sole discretion, subject to and not inconsistent with the express provisions of the Plan, to administer the Plan and to exercise all the powers and authorities either specifically granted to it under the Plan or necessary or advisable in the administration of the Plan, including, without limitation, the authority to grant Awards; to determine the persons to whom and the time or times at which Awards shall be granted; to determine the type and number of Awards to be granted, the number of shares of Stock to which an Award may relate and the terms, conditions, restrictions and performance criteria relating to any Award; to determine Performance Goals no later than such time as required to ensure that an underlying Award which is intended to comply with the requirements of Section 162(m) of the Code so complies; and to determine whether, to what extent, and under what circumstances an Award may be settled, cancelled, forfeited, exchanged, or surrendered; to make adjustments in the terms and conditions of, and the Performance Goals (if any) included in, Awards; to construe and interpret the Plan and any Award; to prescribe, amend and rescind rules and regulations relating to the Plan; to determine the terms and provisions of the Award Agreements (which need not be identical for each Grantee); and to make all other determinations deemed necessary or advisable for the administration of the Plan. Notwithstanding the foregoing, neither the Board, the Committee nor their respective delegates shall have the authority to reprice (or cancel and regrant) any Option or, if applicable, other Award at a lower exercise, base or purchase price without first obtaining the approval of the Company’s stockholders.

All determinations of the Committee shall be made by a majority of its members either present in person or participating by conference telephone at a meeting or by written consent. The Committee may delegate to one or more of its members or to one or more agents such administrative duties as it may deem advisable, and the Committee or any person to whom it has delegated duties as aforesaid may employ one or more persons to render advice with respect to any responsibility the Committee or such person may have under the Plan. All decisions, determinations and interpretations of the Committee shall be final and binding on all persons, including but not limited to the Company, any Subsidiary of the Company, or Grantee (or any person claiming any rights under the Plan from or through any Grantee) and any stockholder.

No member of the Board or Committee shall be liable for any action taken or determination made in good faith with respect to the Plan or any Award granted hereunder.

4.	Eligibility.

Awards may be granted to executive officers and other key employees, consultants and independent contractors (including non-employee directors) of the Company or its Subsidiaries, including officers and directors who are employees, to key consultants to the Company or its Subsidiaries, and to other individuals who perform services for or provide services to the Company or its Subsidiaries. In determining the persons to whom Awards shall be granted and the number of shares to be covered by each Award, the Committee shall take into account the duties of the respective persons, their present and potential contributions to the success of the Company or its Subsidiaries and such other factors as the Committee shall deem relevant in connection with accomplishing the purposes of the Plan.

5.	Stock Subject to the Plan.

The maximum number of shares of Stock reserved for the grant of Awards under the Plan shall be 8,000,000 shares of Stock (all of which such shares of Stock may be granted as ISOs), subject to adjustment as provided herein (“Total Authorized Shares”). Subject to adjustment as provided herein, no more than (1) 4,000,000 shares of Stock may be awarded under the Plan in the aggregate in respect of Awards other than Options and SARs, and (2) 1,000,000 shares of Stock may be made subject to Awards granted to an individual in a single calendar year. Determinations made in respect of the limitations set forth in the immediately preceding sentence shall be made in a manner consistent with Section 162(m) of the Code. Such shares of Stock may, in whole or in part, be authorized but unissued shares or shares of Stock that shall have been or may be reacquired by the Company in the open market, in private transactions or otherwise. If any shares of Stock subject to an Award are forfeited, or cancelled or if an Award terminates or expires without a distribution of shares to the Grantee, the shares of Stock with respect to such Award shall, to the extent of any such forfeiture, cancellation, termination or expiration, again be available for Awards under the Plan. Upon the exercise of any Award granted in tandem with any Awards such related Awards shall be cancelled to the extent of the number of shares of Stock as to which the Award is exercised and, notwithstanding the foregoing, such number of shares shall no longer be available for Awards under the Plan. In addition, shares of Stock surrendered or withheld as payment of either the exercise price of an Award (including shares of Stock otherwise underlying an Award of a SAR that are retained by the Company to account for the grant price of such SAR) and/or withholding taxes in respect of an Award shall no longer be available for Awards under the Plan.

In the event that the Committee shall determine that any dividend or other distribution (whether in the form of cash, Stock, or other property), recapitalization, Stock split, reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, or share exchange, or other similar corporate transaction or event, affects the Stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of Grantees under the Plan, then the Committee shall make such equitable changes or adjustments as it deems necessary or appropriate to any or all of (i) the number and kind of shares of Stock or other property (including cash) that may thereafter be issued in connection with Awards, (ii) the number and kind of shares of Stock or other property (including cash) issued or issuable in respect of outstanding Awards, (iii) the exercise price, grant price, or purchase price relating to any Award; provided, that, with respect to ISOs, such adjustment shall be made in accordance with Section 424(h) of the Code; and (iv) the Performance Goals applicable to outstanding Awards.

6.	Specific Terms of Awards.

(a) General. The term of each Award shall be for such period as may be determined by the Committee. Subject to the terms of the Plan and any applicable Award Agreement, payments to be made by the Company or any Subsidiary of the Company upon the grant, maturation, or exercise of an Award may be made in such forms as the Committee shall determine at the date of grant or thereafter, including, without limitation, cash, Stock, or other property, and may be made in a single payment or transfer, in installments, or on a deferred basis. The Committee may make rules relating to installment or deferred payments with respect to Awards, including the rate of interest to be credited with respect to such payments. In addition to the foregoing, the Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter, such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine.

(b) Types of Awards. The Committee is authorized to grant the Awards described in this Section 6(b), under such terms and conditions as deemed by the Committee to be consistent with the purposes of the Plan. Such Awards may be granted with value and payment contingent upon Performance Goals. Each Award shall be evidenced by an Award Agreement containing such terms and conditions applicable to such Award as the Committee shall determine at the date of grant or thereafter.

(i) Options. The Committee is authorized to grant Options to Grantees on the following terms and conditions:

(A) Type of Award. The Award Agreement evidencing the grant of an Option under the Plan shall designate the Option as an ISO or an NQSO.

(B) Exercise Price. The exercise price per share of Stock purchasable under an Option shall be determined by the Committee, but in no event shall the exercise price of any Option be less than the Fair Market Value of a share of Stock on the date of grant of such Option. The exercise price for Stock subject to an Option may be paid in cash or by an exchange of Stock previously owned by the Grantee, through a “broker cashless exercise” procedure approved by the Committee, a combination of the above, or any other method approved the Committee, in any case in an amount having a combined value equal to such exercise price.

(C) Term and Exercisability of Options. The date on which the Committee adopts a resolution expressly granting an Option shall be considered the day on which such Option is granted unless the Committee determines that a future date is advisable. Options shall be exercisable over the exercise period (which shall not exceed ten years from the date of grant), at such times and upon such conditions as the Committee may determine, as reflected in the Award Agreement; provided, that (i) subject to clause (ii) below, no Option granted to an employee of the Company or a Subsidiary (other than Substitute Awards) shall vest prior to the first anniversary of the date on which the Option is granted and (ii) the Committee shall have the authority to accelerate the exercisability of any outstanding Option at such time and under such circumstances as it, in its sole discretion, deems appropriate. An Option may be exercised to the extent of any or all full shares of Stock as to which the Option has become exercisable, by giving written notice of such exercise to the Committee or its designated agent.

(D) Other Provisions. Options may be subject to such other conditions including, but not limited to, restrictions on transferability of the shares of Stock acquired upon exercise of such Options, as the Committee may prescribe in its discretion or as may be required by applicable law.

(ii) SARs. The Committee is authorized to grant SARs to Grantees on the following terms and conditions:

(A) In General. SARs may be granted independently or in tandem with an Option at the time of grant of the related Option. An SAR granted in tandem with an Option shall be exercisable only to the extent the underlying Option is exercisable. Unless otherwise specified in the Award Agreement, payment of an SAR shall be made in Stock.

(B) Term and Exercisability of SARs. The date on which the Committee adopts a resolution expressly granting an SAR shall be considered the day on which such SAR is granted unless the Committee determines that a future date is advisable. SARs shall be exercisable over the exercise period (which shall not exceed ten years from the date of grant), at such times and upon such conditions as the Committee may determine, as reflected in the Award Agreement; provided, (i) subject to clause (ii) below, no SAR granted to an employee of the Company or a Subsidiary (other than Substitute Awards) shall vest prior to the first anniversary of the date on which the SAR is granted and (ii) that the Committee shall have the authority to accelerate the exercisability of any outstanding SAR at such time and under such circumstances as it, in its sole discretion, deems appropriate.

(C) Payment. An SAR shall confer on the Grantee a right to receive an amount with respect to each share of Stock subject thereto, upon exercise thereof, equal to the excess of (1) the Fair Market Value of one share of Stock on the date of exercise over (2) the grant price of the SAR (which in the case of an SAR granted in tandem with an Option shall be equal to the exercise price of the underlying Option, and which in the case of any other SAR shall be such price as the Committee may determine but in no event shall be less than the Fair Market Value of a share of Stock on the date of grant of such SAR). A SAR may be exercised by giving written notice of such exercise to the Committee or its designated agent.

(iii) Restricted Stock. The Committee is authorized to grant Restricted Stock to Grantees on the following terms and conditions:

(A) Issuance and Restrictions. Restricted Stock shall be subject to such restrictions on transferability and other restrictions, if any, as the Committee may impose at the date of grant or thereafter, which restrictions may lapse separately or in combination at such times, under such circumstances, in such installments, or otherwise, as the Committee may determine. The Committee may place restrictions on Restricted Stock that shall lapse, in whole or in part, only upon the attainment of Performance Goals. Notwithstanding the above, (i) subject to clause (ii) below, no award of Restricted Stock granted to an employee of the Company or a Subsidiary (other than Substitute Awards) shall vest prior to the first anniversary of the date on which such award is granted, and (ii) the Committee shall have the authority to accelerate the exercisability of any outstanding award of Restricted Stock at such time and under such circumstances as it, in its sole discretion, deems appropriate. Except to the extent restricted under the Award Agreement relating to the Restricted Stock, a Grantee granted Restricted Stock shall have all of the rights of a stockholder including, without limitation, the right to vote Restricted Stock and the right to receive dividends thereon.

(B) Certificates for Stock. Restricted Stock granted under the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Stock are registered in the name of the Grantee, such certificates shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock, and the Company shall retain physical possession of the certificate.

(C) Dividends. Except to the extent restricted under the applicable Award Agreement, dividends paid on Restricted Stock shall be either paid at the dividend payment date in cash or in shares of unrestricted Stock having a Fair Market Value equal to the amount of such dividends. Stock distributed in connection with a stock split or stock dividend, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such Stock or other property has been distributed.

(iv) Restricted Stock Units. The Committee is authorized to grant Restricted Stock Units to Grantees, subject to the following terms and conditions:

(A) Conditions to Vesting. At the time of the grant of Restricted Stock Units, the Committee may impose such restrictions or conditions to the vesting of such Awards as it, in its discretion, deems appropriate, including, but not limited to, achievement of Performance Goals. Notwithstanding the above, (i) subject to clause (ii) below, no award of Restricted Stock Units granted to an employee of the Company or a Subsidiary (other than Substitute Awards) shall vest prior to the first anniversary of the date on which such award is granted, and (ii) the Committee shall have the authority to accelerate the exercisability of any outstanding award of Restricted Stock Units at such time and under such circumstances as it, in its sole discretion, deems appropriate.

(B) Benefit Upon Vesting. Unless otherwise provided in an Award Agreement, upon the vesting of a Restricted Stock Unit, there shall be delivered to the Grantee, within 30 days of the date on which such Award (or any portion thereof) vests, the number of shares of Stock equal to the number of shares of Stock equal to the number of Restricted Stock Units becoming so vested.

(C) Dividend Equivalents. Subject to the requirements of Section 409A of the Code, an Award of Restricted Stock Units may provide the Grantee with the right to receive dividend equivalent payments with respect to Stock subject to the Award (both before and after the Stock subject to the Award is earned, vested, or acquired), which payments may be either made currently or credited to an account for the Participant, and may be settled in cash or Stock, as determined by the Committee. Any such settlements and any such crediting of dividend equivalents may be subject to such conditions, restrictions and contingencies as the Committee shall establish, including the reinvestment of such credited amounts in Stock equivalents.

(v) Other Stock- or Cash-Based Awards. The Committee is authorized to grant Awards to Grantees in the form of Other Stock-Based Awards or Other Cash-Based Awards, as deemed by the Committee to be consistent with the purposes of the Plan. Awards granted pursuant to this paragraph may be granted with value and payment contingent upon the achievement of Performance Goals, and, if so granted, such goals shall relate to periods of performance in excess of one calendar year. The Committee shall determine the terms and conditions of such Awards at the date of grant or thereafter. The maximum amount that any Grantee may receive with respect to Other Cash-Based Awards pursuant to this Section 6(b)(v) in respect of any annual performance period is three times such Grantee’s annual base salary as of the beginning of the performance period and for any other performance period in excess of one year, such amount multiplied by a fraction, the numerator of which is the number of months in the performance period and the denominator of which is twelve. Payments earned hereunder may be decreased or, with respect to any Grantee who is not a Covered Employee, increased in the sole discretion of the Committee based on such factors as it deems appropriate. No payment shall be made to a Covered Employee prior to the certification by the Committee that the Performance Goals have been attained. The Committee may establish such other rules applicable to the Other Stock- or Cash-Based Awards to the extent not inconsistent with Section 162(m) of the Code.

(c) Termination of Service. Except as otherwise set forth by in the Award Agreement, each Award shall terminate immediately upon the Grantee’s termination of service with the Company or any of its Subsidiaries, except that the Grantee shall have 90 days following the date of such termination of service to exercise any portion of an Option or SAR that he could have exercised on the date of such termination of service; provided, however, that such exercise must be accomplished prior to the expiration of the Award term. Notwithstanding the foregoing, except as otherwise set forth by the Committee in the Award Agreement, if the Grantee ‘s termination of service is due to his total and permanent disability (as defined in any agreement between the Grantee and the Company or, if no such agreement is in effect, as determined by the Committee in its good faith discretion) or death, the Grantee, or the representative of the estate of the Grantee, as the case may be, may exercise any portion of the Option or SAR which the Participant could have exercised on the date of such termination for a period of six months thereafter; provided, however, that such exercise must be accomplished prior to the expiration of the Award term. Notwithstanding the foregoing, except as set forth by the Committee in the Award Agreement, in the event of a termination of the Grantee ‘s service with the Company or any of its Subsidiaries for Cause, the unexercised portion of the Option or SAR shall terminate immediately and the Grantee shall have no right thereafter to exercise any part of the Award.

7.	Change in Control Provisions.

(a) Unless otherwise determined by the Committee and evidenced in an Award Agreement, in the event of a Change in Control:

(i) any Award carrying a right to exercise that was not previously vested and exercisable shall become fully vested and exercisable; and

(ii) the restrictions, payment conditions, and forfeiture conditions applicable to any other Award granted under the Plan shall lapse and such Awards shall be deemed fully vested, and any performance conditions imposed with respect to Awards shall be deemed to be fully achieved.

(b) Notwithstanding any other provision of the Plan, in the event of a Change in Control in which the consideration paid to the holders of shares of Stock is solely cash, the Committee may, in its discretion, provide that each Award shall, upon the occurrence of a Change in Control, be cancelled in exchange for a payment in an amount equal to (i) the excess of the consideration paid per share of Stock in the Change in Control over the exercise or purchase price (if any) per share of Stock subject to the Award multiplied by (ii) the number of Shares granted under the Award.

8.	General Provisions.

(a) Nontransferability. Awards shall not be transferable by a Grantee except by will or the laws of descent and distribution and shall be exercisable during the lifetime of a Grantee only by such Grantee or his guardian or legal representative.

(b) No Right to Continued Employment, etc. Nothing in the Plan or in any Award, any Award Agreement or other agreement entered into pursuant hereto shall confer upon any Grantee the right to continue in the employ or service of the Company or Subsidiary of the Company or to be entitled to any remuneration or benefits not set forth in the Plan or such Award Agreement or other agreement or to interfere with or limit in any way the right of the Company or any such Subsidiary to terminate such Grantee’s employment or independent contractor relationship.

(c) Taxes. The Company or any Subsidiary of the Company is authorized to withhold from any Award granted, any payment relating to an Award under the Plan, including from a distribution of Stock, or any other payment to a Grantee, amounts of withholding and other taxes due in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company and Grantees to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive Stock or other property and to make cash payments in respect thereof in satisfaction of a Grantee’s tax obligations. The Committee may provide in the Award Agreement that in the event that a Grantee is required to pay any amount to be withheld in connection with the issuance of shares of Stock in settlement or exercise of an Award, such withholding and other taxes shall be satisfied with shares of Stock to be received upon settlement or exercise of such Award equal to the minimum amount required to be withheld.

(d) Stockholder Approval; Amendment and Termination.

(i) The Plan shall take effect upon its adoption by the Board (the “Effective Date”).

(ii) The Board may at any time and from time to time alter, amend, suspend, or terminate the Plan in whole or in part; provided, however, that unless otherwise determined by the Board, an amendment that requires stockholder approval in order for the Plan to continue to comply with Section 162(m) or any other law, regulation or stock exchange requirement shall not be effective unless approved by the requisite vote of stockholders. Notwithstanding the foregoing, no amendment to or termination of the Plan shall affect adversely any of the rights of any Grantee, without such Grantee’s consent, under any Award theretofore granted under the Plan.

(e) Expiration of Plan. Unless earlier terminated by the Board pursuant to the provisions of the Plan, the Plan shall expire on the tenth anniversary of the date of the Plan’s adoption by the Board. No Awards shall be granted under the Plan after such expiration date. The expiration of the Plan shall not affect adversely any of the rights of any Grantee, without such Grantee’s consent, under any Award theretofore granted.

(f) Deferrals. The Committee shall have the authority to establish such procedures and programs that it deems appropriate to provide Grantees with the ability to defer receipt of cash, Stock or other property payable with respect to Awards granted under the Plan; provided, however, to the extent that such deferral is subject to Section 409A of the Code, the rules and procedures established by the Committee shall comply with Section 409A of the Code.

(g) No Rights to Awards; No Stockholder Rights. No Grantee shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Grantees. Except as provided specifically herein, a Grantee or a transferee of an Award shall have no rights as a stockholder with respect to any shares of Stock covered by the Award until the date of the issuance of a Stock certificate to him for such shares or the issuance of shares to him in book-entry form.

(h) Unfunded Status of Awards. The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Grantee pursuant to an Award, nothing contained in the Plan or any Award shall give any such Grantee any rights that are greater than those of a general creditor of the Company.

(i) No Fractional Shares. No fractional shares of Stock shall be required to be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, other Awards, or other property shall be issued or paid in lieu of such fractional shares of Stock or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

(j) Regulations and Other Approvals.

(i) The obligation of the Company to sell or deliver Stock with respect to any Award granted under the Plan shall be subject to all applicable laws, rules and regulations, including all applicable federal and state securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Committee.

(ii) Each Award is subject to the requirement that, if at any time the Committee determines, in its absolute discretion, that the listing, registration or qualification of Stock issuable pursuant to the Plan is required by any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the grant of an Award or the issuance of Stock, no such Award shall be granted or payment made or Stock issued, in whole or in part, unless listing, registration, qualification, consent or approval has been effected or obtained free of any conditions not acceptable to the Committee.

(iii) In the event that the disposition of Stock acquired pursuant to the Plan is not covered by a then current registration statement under the Securities Act and is not otherwise exempt from such registration, such Stock shall be restricted against transfer to the extent required by the Securities Act or regulations thereunder, and the Committee may require a Grantee receiving Stock pursuant to the Plan, as a condition precedent to receipt of such Stock, to represent to the Company in writing that the Stock acquired by such Grantee is acquired for investment only and not with a view to distribution.

(iv) The Committee may require a Grantee receiving Stock pursuant to the Plan, as a condition precedent to receipt of such Stock, to enter into a stockholder agreement or “lock-up” agreement in such form as the Committee shall determine is necessary or desirable to further the Company’s interests.

(k) Governing Law. The Plan and all determinations made and actions taken pursuant hereto shall be governed by the laws of the State of Delaware without giving effect to the conflict of laws principles thereof.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.	Please Mark Here for Address Change or Comments	☐
SEE REVERSE SIDE

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH NOMINEE AS A DIRECTOR. UNLESS MARKED TO THE CONTRARY, PROXIES RECEIVED BY THE COMPANY WILL BE VOTED “FOR” THE ELECTION OF THE NOMINEES LISTED BELOW.

1.	Election of Directors to serve as Directors for a one-year term ending at the 2008 Annual Meeting

  Nominees:

01 Ronald L. Nelson	05 Martin L . Edelman	FOR all nominees listed except as indicated	WITHHOLD AUTHORITY to vote for all nominees
02 Mary C. Choksi	06 Sheli Z. Rosenberg
03 Leonard S. Coleman	07 F. Robert Salerno	☐	☐
04 Lynn Krominga	08 Stender E. Sweeney

To withhold authority to vote for any individual nominee, strike a line through that nominee’s name.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” PROPOSALS 2 AND 3.

		For	Against	Abstain
2.	To ratify the appointment of Deloitte & Touche LLP as the auditors of the Company’s financial statements for fiscal year 2007.	☐	☐	☐
		For	Against	Abstain
3.	To approve the Avis Budget Group, Inc. 2007 Equity and Incentive Plan.	☐	☐	☐

4.	To transact such other business as may properly come before the Meeting or any adjournment or postponement thereof.

Signature	Signature	Date

Please sign exactly as name appears. If signing for trusts, estates or corporations, capacity or title should be stated. If shares are owned jointly, both owners must sign.

Ù FOLD AND DETACH HERE Ù

WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING

BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK

Internet and telephone voting are available through 11:59 PM Eastern Time the day prior to annual meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card by mail.

INTERNET http://www.proxyvoting.com/car Use the internet to vote your proxy. Have your proxy card in hand when you access the web site.	OR	TELEPHONE 1-866-540-5760 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.melloninvestor.com/isd where step-by-step instructions will prompt you through enrollment.

You can view the Annual Report and Proxy Statement

on the internet at www.avisbudgetgroup.com

AVIS BUDGET GROUP, INC.

Proxy Solicited by the Board of Directors for the Annual Meeting of Stockholders to be held on May 21, 2007

The undersigned stockholder of Avis Budget Group, Inc. (“Avis Budget Group”) hereby appoints Ronald L. Nelson, Karen C. Sclafani and Jean M. Sera, and each of them individually, with full power of substitution, attorneys and proxies for the undersigned and authorizes them to represent and vote, as designated on the reverse side, all of the shares of common stock of Avis Budget Group (“Common Stock”) which the undersigned may be entitled, in any capacity, to vote at the Annual Meeting of Stockholders to be held at Hilton Garden Inn Virginia Beach Town Center, 252 Town Center Drive, Virginia Beach, Virginia 23462, May 21, 2007, at 1:00 p.m. Eastern Time and at any adjournments or postponements of such meeting, for the following purposes, and with discretionary authority as to any other matters that may properly come before the meeting, all in accordance with, and as described in, the Notice and accompanying Proxy Statement. The undersigned acknowledges receipt of the Notice of Annual Meeting of Stockholders dated April 4, 2007, and the accompanying Proxy Statement. This proxy is revocable and will be voted as directed. IF NO DIRECTION IS GIVEN AND THE PROXY CARD IS SIGNED AND RETURNED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF DIRECTORS FOR THE NAMED NOMINEES, AND FOR PROPOSALS 2 AND 3. If any other business is properly presented at the Annual Meeting, this proxy, if properly executed will be voted by those named in this proxy at their discretion. As of the date of the Proxy Statement, the Board of Directors was not aware of any other business to be presented at the Annual Meeting.

(Continued and to be signed on reverse side. Please mark, sign, date and return this proxy using the enclosed envelope) See Reverse Side
Address Change/Comments (Mark the corresponding box on the reverse side)

Ù FOLD AND DETACH HERE Ù

AVIS BUDGET GROUP, INC.

THIS IS YOUR PROXY.
YOUR VOTE IS IMPORTANT

Whether or not you plan to attend the Annual Meeting of Stockholders, you can ensure your shares are represented at the Meeting by promptly completing, signing and returning your proxy (attached above) to Mellon Investor Services LLC in the enclosed postage-paid envelope. We urge you to return your proxy as soon as possible. AS AN ALTERNATIVE TO COMPLETING THE FORM, YOU MANY ENTER YOUR VOTE INSTRUCTIONS BY TELEPHONE ( 1-866-540-5760) or VIA THE INTERNET AT WWW.PROXYVOTING.COM/CAR AND FOLLOW THE SIMPLE INSTRUCTIONS.

Thank you for your attention to this important matter.

ADMISSION TICKET

AVIS BUDGET GROUP, INC.

2007 Annual Meeting of Stockholders

Monday, May 21, 2007
1:00 p.m.

Hilton Garden Inn Virginia Beach Town Center
252 Town Center Drive
Virginia Beach, Virginia 23462

NON-TRANSFERABLE NON-TRANSFERABLE